US$145,000,000

                                CREDIT AGREEMENT

                            Dated as of July 23, 1998

                                      among

                               PERKINS PAPERS LTD.

                                     - and -

                            INDUSTRIES CASCADES INC.

                                     - and -

                            CASCADES INDUSTRIES, INC.

                                     - and -

                        THE OTHER RESTRICTED SUBSIDIARIES

                        PARTIES HERETO FROM TIME TO TIME

                                  as Borrowers

                                     - and -

                        THE FINANCIAL INSTITUTIONS NAMED

                          ON THE SIGNATURE PAGES HERETO

                                   as Lenders

                                      with

                              ROYAL BANK OF CANADA

                            as Arranger and as Agent

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I  -  DEFINITIONS .....................................................2

Section 1.1    Definitions.....................................................2
Section 1.2    Headings and Table of Contents.................................28
Section 1.3    References.....................................................28
Section 1.4    Rules of Interpretation........................................28
Section 1.5    Accounting Terms and Computations..............................29
Section 1.6    Time ..........................................................29

ARTICLE II  -  REPRESENTATIONS AND WARRANTIES.................................29

Section 2.1    Representations and Warranties of the Borrowers................29
               2.1.1  Existence of the Credit Parties.........................29
               2.1.2  Credit Parties and Subsidiaries and No Change
                         of Control...........................................29
               2.1.3  Authorization...........................................29
               2.1.4  Compliance..............................................30
               2.1.5  Enforceability..........................................30
               2.1.6  Litigation..............................................30
               2.1.7  No Default or Event of Default..........................30
               2.1.8  Financial Statements....................................31
               2.1.9  No Required Filing......................................31
               2.1.10 Governmental Approvals..................................31
               2.1.11 Ownership of Property; Liens............................31
               2.1.12 Chief Executive Offices or Head Offices and
                         Places of Business...................................32
               2.1.13 Labour Matters..........................................32
               2.1.14 Taxes...................................................32
               2.1.15 Accuracy of Information.................................32
               2.1.16 No Omissions............................................33
               2.1.17 No Stamp Tax............................................33
               2.1.18 Intellectual Property...................................33
               2.1.19 Canadian Benefit and Pension Plans......................33
               2.1.20 ERISA...................................................34
               2.1.21 Environmental Matters...................................34
               2.1.22 Investment Company Act of 1940 of the United States.....35
               2.1.23 Competition and Anti-trust Laws.........................36
               2.1.24 Material Contracts......................................36
               2.1.25 Insurance...............................................36
               2.1.26 Solvency................................................36
               2.1.27 Pari Passu..............................................36
Section 2.2    Materiality and Survival of Warranties.........................36


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ARTICLE III  -  THE CREDIT FACILITIES.........................................37

Section 3.1    Obligations of the Lenders.....................................37
Section 3.2    Designation and Removal of Additional Borrowers................37
               3.2.1  Designation.............................................37
               3.2.2  Effective Date of Designation...........................38
               3.2.3  Removal of Additional Borrower..........................38
Section 3.3    The Revolving Facility.........................................39
               3.3.1  The Canadian Borrowers..................................39
               3.3.2  The US Borrowers........................................39
Section 3.4    The Term Facility..............................................39
               3.4.1  The Canadian Borrowers..................................39
               3.4.2  The US Borrowers........................................39
Section 3.5    The Overdraft and L/C Facility.................................39
               3.5.1  The Canadian Overdraft and L/C Facility.................40
               3.5.2  The US Overdraft and L/C Facility.......................40
Section 3.6    Purposes of Advances...........................................40
Section 3.7    Manner of Facility.............................................40
Section 3.8    Mandatory Repayment of Borrowings under Term Facilities........41
               3.8.1  Mandatory Repayment of all Borrowings on
                         Maturity Date........................................41
               3.8.2  Automatic Reductions and Mandatory Repayments
                         of the Term Facility.................................41
Section 3.9    Optional Repayment or Prepayment and Cancellation
                  of Credit Facilities........................................42
               3.9.1  Voluntary Payments......................................42
               3.9.2  Cancellation and Reduction of the Revolving
                         Facility, the Term Facility or the
                         Overdraft and L/C Facilities.........................42
               3.9.3  Exceptions and Limitations..............................43
Section 3.10   Other Mandatory Reductions and Cancellation of
                  Credit Facilities...........................................43
Section 3.11   Conversion Option..............................................44
               3.11.1 Manner of Conversion....................................44
               3.11.2 Conditions of Conversion................................44
               3.11.3 Acknowledgements........................................45
Section 3.12   Deposit of Proceeds of Loans and Discounted Proceeds...........45
Section 3.13   Currency and Other Adjustments.................................45
Section 3.14   Reliance on Oral Instructions..................................46
Section 3.15   Borrowings and Repayments Proportional to Commitments..........46

ARTICLE IV  -  PAYMENT OF INTEREST AND FEES...................................46

Section 4.1    Payment of Interest............................................46
               4.1.1  Interest on Prime Rate Loans............................47
               4.1.2  Interest on US Base Rate Loans..........................47
               4.1.3  Interest on Base Rate Loans.............................47
               4.1.4  Interest on Libor Loans.................................48
Section 4.2    Acceptance Fee.................................................48
Section 4.3    L/C Fee........................................................48
Section 4.4    Standby Fees...................................................48
Section 4.5    Agent's Fees...................................................49


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Section 4.6    Applicable Margin and Fee Rate Matrix..........................49
Section 4.7    Interest on Overdue Amounts....................................50
               4.7.1  Overdue Principal or Interest...........................50
               4.7.2  Other Amounts...........................................50
               4.7.3  Payment.................................................50
Section 4.8    Computation of Interest for Interest Act (Canada) Purposes.....51
               4.8.1  Nominal Rate of Interest................................51
               4.8.2  Interest Act (Canada) Disclosure........................51

ARTICLE V  -  CONDITIONS APPLICABLE TO LIBOR LOANS............................51

Section 5.1    Selection of Libor Interest Periods............................51
               5.1.1  Amount and Availability.................................51
               5.1.2  Selection of Libor Interest Period......................51
               5.1.3  Deemed Conversion.......................................52
Section 5.2    Alternate Basis of Borrowing...................................52

ARTICLE VI  -  CONDITIONS APPLICABLE TO LETTERS OF CREDIT.....................53

Section 6.1    Letters of Credit Issued by an Overdraft and L/C Lender........53
Section 6.2    Procedure for Issuance of Letters of Credit....................54
Section 6.3    Fees, Commissions and Other Charges............................55
Section 6.4    Reimbursement Obligation of the Borrowers......................55
Section 6.5    Obligations Absolute...........................................56
Section 6.6    Drawings under Letters of Credit...............................57

ARTICLE VII  -  CONDITIONS APPLICABLE TO BANKERS' ACCEPTANCES.................57

Section 7.1    Bankers' Acceptances...........................................57
Section 7.2    Conditions Applicable to Bankers' Acceptances..................57
               7.2.1  Notice by Borrower......................................57
               7.2.2  Procedures for the Issue of Bankers' Acceptances........58
               7.2.3  Delivery by Bankers' Acceptances and Power of
                        Attorney for their Execution..........................59
               7.2.4  Execution of Bankers' Acceptances.......................59
               7.2.5  Procedures relating to the Maturity and Face
                        Amount of all Bankers' Acceptances....................60
               7.2.6  Acceptance Fee..........................................61
               7.2.7  Alternate Basis of Borrowing............................61
               7.2.8  Waiver of Claim.........................................61
               7.2.9  Agent to Furnish Details of Borrowings to Lenders.......61
               7.2.10 Advance to be made through Agent........................62
               7.2.11 Payment by Lender on Maturity...........................62
Section 7.3    BA Equivalent Loans by Non-BA Lenders..........................62
Section 7.4    Special Conditions Applicable to Non-BA Lenders................62


                                     - 3 -
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ARTICLE VIII  -  PAYMENT, TAXES, INCREASED COSTS, EVIDENCE OF
                   INDEBTEDNESS AND TIMING OF MATURITIES......................64

Section 8.1    Place of Payment of Principal, Interest and Charges............64
Section 8.2    Payment to Agent is Deemed Payment to Lenders..................64
Section 8.3    Account Debit Authorization....................................64
Section 8.4    Application of Payments........................................65
               8.4.1  Order of Application....................................65
               8.4.2  Event of Default........................................65
               8.4.3  Sharing.................................................65
Section 8.5    Manner of Payment and Taxes....................................66
               8.5.1  No set-off; no withholding..............................66
               8.5.2  Increased Rate of Interest..............................66
               8.5.3  Tax Credit..............................................66
               8.5.4  Survival of Obligations.................................67
Section 8.6    Increased Costs and Payment of Portion.........................67
               8.6.1  Increased Costs.........................................67
               8.6.2  Payment in Portion......................................68
Section 8.7    Illegality.....................................................69
Section 8.8    Timing of Maturities...........................................69
Section 8.9    Evidence of Indebtedness.......................................70

ARTICLE IX  -  GUARANTEE OF PERKINS AND SUBSIDIARY GUARANTEES.................71

Section 9.1    Guarantee of Perkins...........................................71
Section 9.2    Subsidiary Guarantees..........................................72
Section 9.3    Designation and Redesignation of Restricted Subsidiaries.......73

ARTICLE X  -  PREDISBURSEMENT CONDITIONS......................................74

Section 10.1   Predisbursement Conditions.....................................74
               10.1.1 Conditions Precedent to Initial Borrowing...............74
               10.1.2 Conditions Precedent to Borrowings from an
                         Overdraft and L/C Lender.............................76
               10.1.3 Conditions Precedent to each Borrowing..................76
               10.1.4 Conditions Precedent to Borrowings for Acquisitions.....76
Section 10.2   Waiver of Conditions Precedent.................................77

ARTICLE XI  -  COVENANTS OF THE BORROWER......................................77

Section 11.1   Affirmative Covenants of the Borrower..........................77
               11.1.1 Payment Covenant........................................77
               11.1.2 Corporate Existence.....................................77
               11.1.3 Conduct of Business.....................................77
               11.1.4 Compliance with Laws....................................78
               11.1.5 Prompt Payment of Indebtedness..........................78
               11.1.6 Insurance...............................................78
               11.1.7 Financial Statements and Information....................79

               11.1.8 Change in Auditors......................................80
               11.1.9 Contracts...............................................80
               11.1.10   Notice of Default and Other Events...................81
               11.1.11   Notice of Breach of Permit...........................81
               11.1.12   Notice of Litigation.................................81
               11.1.13   Access...............................................81
               11.1.14   Reliance.............................................81
               11.1.15   Grant of Subsidiary Guarantees.......................82
               11.1.16   Cash Flow From Restricted Subsidiaries...............82
               11.1.17   Intellectual Property................................82
               11.1.18   Treasury Contracts...................................82
               11.1.19   Supplemental Disclosure..............................82
               11.1.20   Transactions with Affiliates.........................82
               11.1.21   Canadian Benefit and Pension Plans and ERISA.........83
               11.1.22   Environmental Matters................................83
               11.1.23   Environmental Audit Reports..........................83
               11.1.24   Remedial Actions in the Event of
                            Environmental Damage..............................83
               11.1.25   Agent's Right to Enter Onto the Property.............84
               11.1.26   Keeping of Books.....................................84
               11.1.27   Maintenance of Properties, Etc.......................84
               11.1.28   Millennium Compliance................................84
               11.1.29   Use of Funds.........................................85
               11.1.30   Registration of Lien Discharges......................85
               11.1.31   Notification of Certain Events.......................85
               11.1.32   Financial Ratios.....................................85
Section 11.2        Negative Covenants of the Borrower........................85
               11.2.1 Negative Pledge.........................................85
               11.2.2 Sale of Assets..........................................86
               11.2.3 Investments in Other Persons............................87
               11.2.4 Indebtedness for Borrowed Money of the
                        Restricted Subsidiaries...............................87
               11.2.5 No Modification to Corporate Structure..................87
               11.2.6 No Acquisition of Unrelated Business....................87
               11.2.7 Distributions...........................................87
               11.2.8 Unauthorized Uses of the Credit Facilities..............88
               11.2.9 No Change in Nature of Business or in
                         Use of Properties. ..................................88
               11.2.10   No Impairment of Upstreaming.........................88
               11.2.11   Financial Year.......................................88
               11.2.12   Accounting Changes...................................88

ARTICLE XII  -  REIMBURSEMENT OF EXPENSES AND INDEMNITY.......................89

Section 12.1   Reimbursement of Expenses......................................89
Section 12.2   Indemnity......................................................90
Section 12.3   Consultation with Borrower.....................................91
Section 12.4   Survival of Indemnification Obligations........................92



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ARTICLE XIII  -  OTHER TAXES .................................................92

Section 13.1   Other Taxes....................................................92
Section 13.2   Survival of Obligations........................................92

ARTICLE XIV  -  EVENTS OF DEFAULT.............................................92

Section 14.1   Events of Default..............................................92
               14.1.1 Failure to Pay..........................................92
               14.1.2 Breach of Financial Ratios..............................92
               14.1.3 Other Breaches..........................................93
               14.1.4 Bankruptcy..............................................93
               14.1.5 Seizure.................................................94
               14.1.6 Judgment................................................94
               14.1.7 Invalidity or Unenforceability..........................94
               14.1.8 Cross-Default...........................................94
               14.1.9 Treasury Contracts......................................94
               14.1.10    Ceasing to carry on business........................94
               14.1.11    Representations and Warranties......................95
               14.1.12    Change of Control...................................95
               14.1.13    Subsidiary Guarantee................................95
               14.1.14    ERISA Event.........................................95
               14.1.15    ERISA Withdrawal Liability..........................95
               14.1.16    Environmental Liability in Excess of Cdn$20,000,000.96
               14.1.17    Material Adverse Change.............................96
               14.1.18    Governmental Actions................................96
               14.1.19    Change of Law.......................................96
Section 14.2        Acceleration..............................................96
Section 14.3        Notices...................................................97

ARTICLE XV  -  REMEDIES    97

Section 15.1   Remedies Cumulative............................................97

ARTICLE XVI  -  WAIVER OF DEFAULT.............................................98

Section 16.1   Waiver of Default..............................................98

ARTICLE XVII  -  THE AGENT AND THE LENDERS....................................98

Section 17.1   Authorization of Agent.........................................98
Section 17.2   Notification of Borrowings, Repayments, Etc....................99
Section 17.3   Details of Borrowings..........................................99
Section 17.4   Remittance of Amounts Received from the Borrowers.............100
Section 17.5   Assumption as to Payments.....................................100
               17.5.1 Assumed Payment from Borrowers.........................100
               17.5.2 Assumed Payment from Lender............................100
Section 17.6   Change in Circumstances, Illegality, Increased Costs, Etc.....101
Section 17.7   Notice of Event of Default....................................101



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Section 17.8   Pro Rata Treatment of Advances and Borrowings.................101
               17.8.1 Adjustments to Loan and Repayments:....................101
               17.8.2 Adjustments to Bankers Acceptances:....................102
               17.8.3 Borrowers' Agreement:..................................102
Section 17.9   Adjustments among Lenders after Acceleration..................102
               17.9.1 Adjustment within a Credit Facility:...................102
               17.9.2 Adjustments between Credit Facilities:.................102
               17.9.3 Application of Adjustments:............................103
               17.9.4 Borrowers' Acknowledgement:............................103
Section 17.10  Sharing among the Lenders.....................................103
Section 17.11  Cash Collateral Accounts......................................103
Section 17.12  Instructions from Lenders.....................................104
               17.12.1    Waivers, Amendments, Etc...........................104
               17.12.2    Notices of Defaults................................105
Section 17.13  Reliance on Writings and Legal Advice.........................106
Section 17.14  Costs and Expenses............................................106
Section 17.15  Authority of Agent to Act.....................................106
Section 17.16  Disclaimer....................................................107
Section 17.17  Indemnification...............................................107
Section 17.18  Acknowledgement of Lenders....................................108
Section 17.19  Agent's Duty to Deliver Documents.............................108
Section 17.20  Other Transactions............................................108
Section 17.21  No Preference.................................................108
Section 17.22  Submission of Information.....................................109
Section 17.23  Sharing of Information Concerning this Agreement..............109
Section 17.24  No Association among Lenders..................................109
Section 17.25  Successor Agent...............................................109
Section 17.26  Change of Address.............................................110
Section 17.27  Replacement of Schedule II Reference Banks....................110
Section 17.28  Replacement of Libor Reference Banks..........................110
Section 17.29  Amendment of this Article XVII................................110

ARTICLE XVIII  -  SUCCESSORS AND ASSIGNS.....................................111

Section 18.1   Benefit and Burden of this Agreement..........................111
Section 18.2   The Borrowers.................................................111
Section 18.3   Assignment and Participation..................................111
Section 18.4   Limitation....................................................112
Section 18.5   Acceptance of Bankers' Acceptances by Participants............112
Section 18.6   Disclosure....................................................112
Section 18.7   Expenses and Fee..............................................112

ARTICLE XIX  -  COMPENSATION ................................................113

Section 19.1   Set-off, Compensation.........................................113

ARTICLE XX  -  JUDGMENT CURRENCY ............................................114

Section 20.1   Judgment Currency.............................................114



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ARTICLE XXI  -  GOVERNING LAW ...............................................114

Section 21.1   Governing Law.................................................114

ARTICLE XXII  -  NOTICE .....................................................114

Section 22.1   Address for Notice............................................114
Section 22.2   Notice .......................................................115

ARTICLE XXIII  -  MISCELLANEOUS .............................................115

Section 23.1   Severability..................................................115
Section 23.2   Interest Limitation...........................................115
Section 23.3   Survival of Representations and Undertakings..................115
Section 23.4   Whole Agreement...............................................116
Section 23.5   Amendments....................................................116
Section 23.6   Counterparts..................................................116
Section 23.7   Further Assurances............................................116
Section 23.8   Risks of Superior Force.......................................116
Section 23.9   Good Faith and Fair Consideration.............................116
Section 23.10  Term of Agreement.............................................117
Section 23.11  Formal Date...................................................117
Section 23.12  Language......................................................117

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                                    SCHEDULES

SCHEDULE "A"          Lenders' Addresses and Commitments

SCHEDULE "B"          Adopting Instrument
                      (Sections 1.1 and 3.2.1)

SCHEDULE "C"          Form of Bankers' Acceptance
                      (Section 1.1)

SCHEDULE "D"          Discount Note
                      (Section 1.1.)

SCHEDULE "E"          Permitted Encumbrances
                      (Section 1.1)

SCHEDULE "F"          Subsidiary Guarantee
                      (Section 1.1)

SCHEDULE "G"          List of Credit Parties and Subsidiaries and Places of
                      Business Sections 2.1.2 and 2.1.12)

SCHEDULE "H"          Environmental Matters
                      (Section 2.1.21)

SCHEDULE "I"          Competition and Anti-Trust Laws:  Certain Proceedings
                      (Section 2.1.23)

SCHEDULE "J"          Designation of Additional Borrower
                      (Section 3.2.1)

SCHEDULE "K"          Notice of Borrowing
                      (Sections 3.7, 3.11, 5.1.2 or 7.2.5)

SCHEDULE "L"          Notice of Borrowing by way of Letter of Credit
                      (Sections 3.7 and 6.2)

SCHEDULE "M"          Notice of Repayment, Prepayment or Cancellation
                      (Section 3.9)

SCHEDULE "N"          Certificate of Compliance
                      (Section 10.1.1.8 and 11.1.7(c))

SCHEDULE "O"          Certain Permitted Sales of Assets
                      (Section 11.2.2(c))

SCHEDULE "P"          Transfer Undertaking
                      (Section 18.3)

THIS CREDIT AGREEMENT dated as of the 23rd day of July, 1998 is made


AMONG PERKINS PAPERS LTD., a corporation incorporated under the laws of Canada and having its principal and registered office in Candiac, Province of Quebec ("PERKINS" or, sometimes, a "BORROWER"),


AND INDUSTRIES CASCADES INC., a wholly-owned Subsidiary of Perkins incorporated under the laws of the Province of Quebec and having its principal and head office at Kingsey Falls, Province of Quebec ("ICI" or, sometimes, a "BORROWER" or a "RESTRICTED SUBSIDIARY"),


AND CASCADES INDUSTRIES, INC., a wholly-owned Subsidiary of Perkins incorporated under the laws of the State of North Carolina, U.S.A. and having its principal and registered office in the State of North Carolina, U.S.A. ("CII" or, sometimes, a "BORROWER" or a "RESTRICTED SUBSIDIARY"),


AND EACH OTHER RESTRICTED SUBSIDIARY which may from time to time become an "ADDITIONAL BORROWER" under this Agreement (Perkins, ICI, CII and such other Restricted Subsidiaries, as well as their respective successors and permitted assigns, being herein collectively called the "BORROWERS"),

AND EACH OF THE FINANCIAL INSTITUTIONS NAMED AS LENDERS ON THE SIGNATURE PAGES HERETO (individually, a "LENDER" and collectively, the "LENDERS"),


AND ROYAL BANK OF CANADA, a Canadian chartered bank having its head office in Montreal, Province of Quebec, in its capacity as agent for the Lenders (in such capacity, or any successor in such capacity, the "AGENT").

WHEREAS Perkins has requested the Lenders, individually, and not solidarily or jointly and severally, to make Credit Facilities available to the Borrowers of up to US$145,000,000 or the Equivalent Amount thereof in Canadian Dollars; and

WHEREAS the Lenders have agreed to provide their respective Commitments to the Borrowers, subject to the terms, conditions and limitations set forth in this Agreement;

THEREFORE, in consideration of the premises, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1         - DEFINITIONS

In this Agreement and the Schedules, as well as in all notices pursuant to this Agreement, unless something in the subject matter or context is inconsistent therewith, the following words and phrases shall have the following meanings:

"ACCEPTANCE FEE" means the fee payable at the time of the acceptance of Bankers' Acceptances (including the issue to a Non-BA Lender of a Discount Note) established by multiplying the face amount of such Bankers' Acceptances by the applicable Acceptance Rate (expressed as a decimal) and by multiplying the product so obtained by a fraction having a numerator equal to the number of days in the term of such Bankers' Acceptances and a denominator of 365;

"ACCEPTANCE RATE" means, for the purpose of calculating the Acceptance Fee, the percentage rate per annum determined in accordance with the provisions of
Section 4.6 and by reference to the appropriate tier applicable to column (4) on the matrix set forth in Section 4.6;

"ACQUISITION" means a take-over bid or offer to acquire all or a substantial portion of the Capital Stock of a Person, an acquisition of all or a substantial portion of the assets of a Person, or any Investment in any Person which is not a Subsidiary of Perkins and as a result of which Investment (A) such Person would become a Subsidiary of Perkins, or (B) subject to restrictions applicable to such a transaction contained in this Agreement, such Person would be merged or amalgamated with Perkins or any of its Subsidiaries;

"ACT OF BANKRUPTCY" has the meaning set forth in Section 14.1.4;

"ADDITIONAL BORROWER" has the meaning set forth in Section 3.2.1;

"ADDITIONAL COMPENSATION" has the meaning set forth in Section 8.6.1;

"ADJUSTED LIBOR" means, for any Libor Interest Period, a rate of interest per annum equal to:

(a) with respect to a Libor Loan made or to be made by a Lender which is not subject to the regulations issued from time to time by the Board of Governors of the US Federal Reserve System in the United States of America (or any successor) in respect of the said Libor Loan: Libor for such Libor Interest Period, and

(b) with respect to a Libor Loan made or to be made by a Lender which is subject to the regulations issued from time to time by the Board of

         Governors of the US Federal Reserve System in the United States of America (or any successor) in respect of the said Libor Loan: the rate of interest obtained by dividing (I) Libor for such Libor Loan during the relevant Libor Interest Period by (II) a percentage equal to 100% minus the Libor Rate Reserve Percentage in effect from time to time during such Libor Interest Period;

"ADOPTING INSTRUMENT" means an adopting instrument (A) which is executed by each Additional Borrower at the time it becomes a Borrower hereunder, (B) to which each other Restricted Subsidiary intervenes so as to confirm that its own Subsidiary Guarantee applies to Borrowings and other liabilities hereunder of such Additional Borrower and (C) accepted by the Agent, in substantially the form set forth in SCHEDULE "B";

"ADVANCE" means the disbursement of funds to the Borrower pursuant to Section
3.7;

"AFFECTED BORROWING"  has the meaning set forth in Section 8.7;

"AFFECTED LENDER" has the meanings set forth in Sections 5.2 and 8.7;

"AFFECTED LOAN" has the meanings set forth in Sections 5.2 and 8.6.2;

"AFFILIATE" means with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by, or is under common control with, such Person, and for the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the power, directly or indirectly to direct or cause the direction of the management and policies of any Person, whether through the ownership of shares or by contract or otherwise; and without restricting the above, one Person shall be deemed to be affiliated with another Person if one of them is the Subsidiary of the other or both are Subsidiaries of the same Person, and if two Persons are affiliated with the same Person at the same time, they are each deemed to be affiliated with each other;

"AGENT" means Royal or a successor agent appointed in replacement thereof pursuant to Section 17.25;

"AGENT'S ACCOUNT FOR PAYMENTS" means:

(a) for all payments in US Dollars from a US Lender or a US Borrower, the following account maintained by the Agent, to which payments and transfers are to be effected as follows:

         Chase Manhattan Bank, New York, USA
         ABA 021-000021
         For account Royal Bank of Canada, New York
         A/C #920-1033363
         For further credit to A/C #2187243, RBC Loan Syndications

         Ref.:    Perkins Papers Ltd.

                                       and

(b) for all payments in US Dollars from a Canadian Lender or a Canadian Borrower, the following account maintained by the Agent, to which payments and transfers are to be effected as follows:

         Chase Manhattan Bank, New York, USA
         Swift Code:  CHASSUS33
         Swift Address:  ROYCCAT2
         Favour:  /00002-408-919-9
         RBC Loan Syndications
         Toronto, Ontario

         Ref.:    Perkins Papers Ltd.

                                       and

(c) for all payments in Canadian Dollars, the following account maintained by the Agent, to which payments and transfers are to be effected as follows:

         Royal Bank of Canada, Toronto
         Swift Address:  ROYCCAT2
         Favour:  /00002-266-760-8
         RBC Loan Syndications
         Toronto, Ontario

         Ref.:    Perkins Papers Ltd.

or such other place(s) or account(s) as may be agreed upon by the Agent and the Borrowers from time to time and notified to the Lenders;

"AGENT'S BRANCH OF ACCOUNT" means the office or branch of the Agent set forth opposite the name of the Agent on the signature pages of this Agreement, or any other office or branch of the Agent in Canada, as may be agreed upon by the Agent and the Borrowers from time to time and notified to the other Lenders;

"AGGREGATE COMMITMENT" means the aggregate of the Revolving Facility Total Commitment, the Term Facility Total Commitment and the Overdraft and L/C Commitments;

"AGREEMENT" means this credit agreement, including the Schedules, as the same may be amended, modified, supplemented or restated from time to time;

"ANNUAL BUSINESS PLAN" means the annual Consolidated business plan of Perkins as approved by the board of directors of Perkins, which business plan:

(a) shall be presented by Subsidiary, division or operating unit (each operating unit to be reported separately and on a Consolidated basis) and shall include income statements, cash flow statements, balance sheets and the underlying principal assumptions,

(b)      shall be prepared on a quarterly basis,

(c) shall contain the calculations relating to the determination of all financial covenants and ratios set out in this Agreement, and

(d) shall include proposed capital expenditures and Distributions for such period;

"APPLICABLE LAW" means, in respect of any Person, property, transaction or event, all present or future applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, guidelines, orders and policies of any federal, provincial, state, regional, municipal or local governmental or regulatory or administrative bodies having authority over any of the parties hereto and all applicable orders and decrees of courts and arbitrators;

"APPLICABLE MARGIN" means the percentage rate per annum determined in accordance with the provisions of Section 4.6 and by reference to the appropriate tier and the appropriate column, among columns (3) and (4), on the matrix set forth in
Section 4.6;

"ARRANGER" means Royal in its capacity as arranger of the Credit Facilities;

"ASSIGNEE" has the meaning set forth in Section 18.3(b);

"ASSIGNING LENDER" has the meaning set forth in Section 18.3(b);

"AUDITORS" means:

(a) the present auditors (and any successor firms) of Perkins and any firm of chartered accountants associated and affiliated therewith, if any, in Canada and in the United States, as the case may be, for the purpose of certification of its financial statements, or

(b) another independent firm or other independent firms of chartered accountants duly appointed as auditors of Perkins and acceptable to the Agent;

"BA EQUIVALENT LOAN" means a loan or advance to a Borrower made by a Non-BA Lender and evidenced by a Discount Note;

"BANKERS' ACCEPTANCE" means a non-interest bearing bill of exchange substantially to the effect of SCHEDULE "C" denominated in Canadian Dollars, drawn and endorsed by a Canadian Borrower and accepted by a Lender pursuant to this Agreement, PROVIDED that with respect to a Non-BA Lender, it shall mean a Discount Note issued to its order;

"BASE RATE" in effect on any one day, means the rate of interest per annum that is the greater of (A) the rate of interest determined by Royal in the City of New York, N.Y., U.S.A. in its sole discretion as its US prime commercial lending rate for such day, and (b) the annual rate of interest equal to the sum of the Federal Funds Effective Rate then in effect PLUS 1/2 of 1% per annum, in each case as adjusted from time to time without notice to the Borrowers;

"BASE RATE LOAN" or "BASE RATE LOANS" means at any given time, the Loan, or any portion thereof, which a US Borrower has elected, pursuant to Section 3.7 or 3.11, to denominate in US Dollars, or any other amount which, pursuant to the terms of this Agreement, has been deemed to be converted to a Loan denominated in US Dollars, and on which the relevant Borrower must pay interest on the basis of the Base Rate in accordance with Section 4.1.3;

"BORROWERS" means Perkins, ICI, CII and the Additional Borrowers and "BORROWER" means any one of them;

"BORROWER'S ACCOUNT" means an account or accounts of a Borrower maintained with the Agent at the appropriate Agent's Branch of Account and, in the case of the Overdraft and L/C Facility, an account or accounts of a Borrower maintained with an Overdraft and L/C Lender at the appropriate Branch of Account of such Overdraft and L/C Lender;

"BORROWING" means a utilization, and "BORROWINGS" means the aggregate of the utilizations, at the relevant time by a Borrower of the Credit Facilities by way of Loans, Letters of Credit or Bankers' Acceptances; the total amount of "Borrowings" outstanding at any time is the aggregate amount of all Loans outstanding at that time plus the aggregate amount of all L/C Available Amounts at that time plus the aggregate face amount of all Bankers' Acceptances outstanding hereunder at that time;

"BRANCH OF ACCOUNT" means:

(a) in respect of dealings or matters relating to a US Borrower, the US Lending Office of the Related US Lender of Paired Lenders,

(b) in respect of dealings or matters relating to a Canadian Borrower, the Canadian Lending Office of the Related Canadian Lender of Paired Lenders, PROVIDED THAT with respect to Comerica Bank, it shall mean its office set forth in SCHEDULE "A" until such time as Comerica Bank shall have transferred part of its rights and obligations hereunder to a Related Canadian Lender as contemplated by Section 3.1,

(c) in respect of dealings or matters relating to the US Overdraft and L/C Facility, the US Lending Office of the US Overdraft and L/C Lender, and

(d) in respect of dealings or matters relating to the Canadian Overdraft and L/C Facility, the Canadian Lending Office of Royal;

"BUSINESS DAY" means any day other than Saturday, Sunday and any other day which is a legal holiday or a day on which commercial banks in Montreal, province of Quebec or Toronto, province of Ontario (and in the case of dealings in US Dollars, in the City of New York, N.Y., U.S.A.) are required by law or by local proclamation to close, and in respect of a Libor Loan, means a day which is also a day on which dealings in US Dollar deposits may be carried on by and between banks in the London interbank eurodollar market;

"CANADIAN BENEFIT PLAN" means any employee benefit plan maintained or contributed to by a Credit Party that is not a pension plan accepted for registration under the ITA or other applicable pension benefits or tax laws of Canada or a province or territory thereof including, without limitation, all profit-sharing, savings, supplemental retirement, retiring allowance, severance, deferred compensation, welfare, bonus, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of any Credit Party employed in Canada participate or are eligible to participate, but excluding all stock option or stock purchase plans;

"CANADIAN BORROWERS" means Perkins, ICI and any other Borrower which is incorporated in Canada and has its principal place of business in Canada;

"CANADIAN DOLLAR", "CANADIAN DOLLARS" and the symbol "CDN$" each means lawful currency of Canada;

"CANADIAN LENDER" means a Lender which is not a non-resident of Canada for purposes of the ITA, PROVIDED THAT it shall also mean Comerica Bank until such time as the latter shall have transferred part of its rights and obligations hereunder to a Related Canadian Lender as contemplated by Section 3.1;

"CANADIAN LENDING OFFICE", as to the Related Canadian Lender of a set of Paired Lenders, the office or branch in Canada specified as the "Canadian Lending Office" of such Lender on SCHEDULE "A", or such other office or branch in Canada as may be designated by such Lender by written notice to Perkins, the other Canadian Borrower(s) and the Agent;

"CANADIAN OVERDRAFT AND L/C FACILITY" means the overdraft and L/C facility made available by Royal to the Canadian Borrowers pursuant to Section 3.5.1;

"CANADIAN PENSION PLAN" means any plan, program, arrangement or understanding that is a pension plan for the purpose of any applicable pension benefits or tax laws of Canada or a province or territory thereof (whether or not registered under any such laws) which is maintained, administered or contributed to by (or to which there is or may be an obligation to contribute by) a Credit Party, in respect of any person's employment in Canada or a province or territory thereof with such Credit Party, all related funding agreements and all related agreements, arrangement and understandings in respect of, or related to, any benefits to be provided thereunder or the effect thereof on any other compensation or remuneration of any employee;

"CAPEX" means, as to any Person for any period, the aggregate of expenditures made by such Person or any of its Subsidiaries in respect of the purchase or other acquisition of any assets which are not designated as current assets under GAAP, for the purpose of maintaining such Person's or any of such Subsidiaries' assets at existing levels of operational efficiency and which would or should in accordance with GAAP be set forth as capital expenditures on a Consolidated statement of cash flows of such Person;

"CAPITAL LEASE" means, with respect to a Person, any lease or other arrangement relating to property or assets which would be required to be accounted for as a capital lease obligation on a balance sheet of such Person if such balance sheet were prepared in accordance with GAAP; the amount of any Capital Lease at any date shall be the amount of the obligation in respect thereof which would be included within such balance sheet;

"CAPITAL STOCK" means any and all shares or other equivalents (however designated) of capital stock of a corporation, any and all equivalent or similar ownership interests in a Person (other than a corporation) and any and all warrants or options or other arrangement to purchase any of the foregoing;

"CASH FLOW FROM A SUBSIDIARY", "CASHFLOW FROM SUBSIDIARIES" and similar expressions mean, in respect of a Subsidiary of a Person or in respect of all Subsidiaries of a Person, Distributions by such Subsidiary or by all such Subsidiaries, as the case may be;

"CDOR RATE" means, on any day, the rate per annum which is the rate determined by the Agent as being the arithmetic average (rounded to the nearest one-thousandth of 1%, with five ten-thousandths of 1% being rounded upwards) of the rates applicable to Canadian Dollar bankers' acceptances for the appropriate term displayed and identified on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. on such day, or if such day is not a Business Day then on the immediately preceding Business Day (as adjusted by the Agent after 10:00 a.m. to reflect any error in a posted rate of interest or in the posted average annual rate of interest); PROVIDED, however, if such rates do not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic average of the discount rates applicable to Canadian Dollar bankers' acceptances for the appropriate term of Royal and of two other Schedule I Banks (as selected by the Agent) quoted to the Agent at approximately 10:00 a.m. on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; and if the Agent is unable to obtain quotes for the above-mentioned rate from two other Schedule I Banks on the days and at the times described above, the "CDOR RATE" shall be such other rate or rates as the Agent and the Borrowers may agree;

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 of the United States, as amended from time to time;

"CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the US Environmental Protection Agency;

"CHANGE OF CONTROL", in respect of Perkins, means that a Person (other than Cascades Inc.) becomes the beneficial owner of more than 50% of the total voting power of Perkins and/or Cascades Inc. ceases to have the right to elect a majority of the board of directors of Perkins;

"COMMITMENT" means, with respect to a Lender or any Paired Lenders at any time, the aggregate or, as the context may require, any one of such Lender's or Paired Lenders' Revolving Commitment, Term Commitment and, to the extent applicable, Overdraft and L/C Commitment, all as set forth in SCHEDULE "A";

"COMMITMENT PERIOD" means the period from and including the date all conditions precedent set forth in Section 10.1.1 have been met and ending on the Maturity Date or such earlier date on which the Revolving Facility Total Commitment, the Term Facility Total Commitment or an Overdraft and L/C Commitment (as the case may be) shall terminate and be reduced to zero in accordance with the provisions of this Agreement;

"COMPUTER EQUIPMENT" means the computer equipment and embedded systems currently owned or used by a Credit Party, including, without limitation, all ancillary and communication equipment connected to it;

"COMPUTER SOFTWARE" means all computer software owned or used by a Credit Party including, without limitation, all operating systems software comprised in the Computer Equipment and all applications software and all other software owned or used by a Credit Party or which a Credit Party is entitled to have or to use by virtue of its interest in the Computer Equipment or in software owned or used by it;

"COMPUTER SYSTEMS" means the Computer Equipment and the Computer Software, collectively;

"CONSOLIDATED" means produced by aggregating the relevant financial statements or accounts of the Subsidiaries of a Person on a line-by-line basis (i.e.: adding together corresponding items of assets, liabilities, revenues and expenses) with the relevant financial statements or account of such Person, eliminating inter-company balances and transactions and providing for any minority interest in Subsidiaries, all in accordance with GAAP; PROVIDED THAT wherever in this Agreement reference is made to a "MODIFIED CONSOLIDATED BASIS", it shall mean that the consolidation is to include only Perkins and its Restricted Subsidiaries;

"CONTINGENT LIABILITIES" of any Person means, without duplication, all contingent liabilities included in the financial statements (including footnotes) of such Person in accordance with GAAP, and including (without limitation) all obligations under Guarantees and obligations in respect of interest rate, foreign exchange or commodity price hedging arrangements, but specifically EXCLUDING any obligation to pay interest on any Indebtedness and any endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

"CONVERSION DATE" means a Business Day notified by a Borrower to the Agent pursuant to Section 3.11 as being a date on which such Borrower has elected to convert a Borrowing already outstanding hereunder into another basis of Borrowing; or if a Borrower is deemed to have converted a Borrowing into another basis of Borrowing hereunder pursuant to any of Section 5.1.3, 5.2, 6.4, 7.2.5,
7.2.7 or 8.7, it shall mean the day on which such deemed conversion occurs;

"COUNSEL" means, with regard to the Agent or a Lender, a barrister or solicitor or firm of barristers or solicitors retained or employed by the Agent or such Lender, as the case may be, and with regard to a Credit Party, a barrister or solicitor or firm of barristers or solicitors retained or employed by such Credit Party and acceptable to the Agent;

"CREDIT FACILITIES" means, collectively, the Revolving Facility, the Term Facility and the Overdraft and L/C Facility, and "CREDIT FACILITY" means any one of them;

"CREDIT PARTIES" means, collectively, the Borrowers and the Restricted Subsidiaries and "CREDIT PARTY" means any one of them;

"DEFAULT" means any event or circumstance which constitutes an Event of Default or which, with the giving of notice, the making of any determination or the lapse of time or any combination thereof, would, unless cured or waived, become an Event of Default;

"DEPOSIT" has the meaning set forth in Section 19.1;

"DISCOUNT" with respect to any issue of Bankers' Acceptances with the same maturity date, means the amount determined by the Agent by which the face value of such Bankers' Acceptances exceeds the Discounted Proceeds of such Bankers' Acceptances;

"DISCOUNT NOTE" means a non-interest bearing promissory note of a Canadian Borrower denominated in Canadian Dollars, issued by such Borrower to a Non-BA Lender, substantially in the form of SCHEDULE "D";

"DISCOUNT RATE" means, with respect to an issue of Bankers' Acceptances with the same maturity date:

(a) in the case of a Lender which is a Schedule I Bank, the CDOR Rate on the date of issue and acceptance of such Bankers' Acceptances, and

(b) in the case of a Lender which is a Schedule II Bank or a Non-BA Lender, the rate determined by the Agent as being the arithmetic average (rounded to the nearest one-thousandth of 1%, with five ten-thousandths of 1% being rounded upwards) of the actual discount rates, calculated on the basis of a year of 365 days, of the Schedule II Reference Banks established in accordance with their normal practices at or about 10:00 a.m. on the date of issue and acceptance of such Bankers' Acceptances, for bankers' acceptances (having a comparable face value and an identical maturity date to the face value and maturity date of the Bankers' Acceptances forming part of such issue) to be respectively accepted by each Schedule II Reference Bank PROVIDED THAT such rate shall not exceed the actual discount rate applicable to the Bankers' Acceptances forming part of such issue accepted by the Agent (in its capacity as Lender) PLUS 1/10 of 1% per annum; ----

"DISCOUNTED PROCEEDS" means, in respect of any Bankers' Acceptance to be accepted by a Canadian Lender on any day (including Discount Notes issued to a Non-BA Lender in lieu thereof pursuant to this Agreement), an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated by the Agent on such day by multiplying:

(a)      the face amount of such Bankers' Acceptance, by

(b) the price, where the price is determined by dividing one by the sum of one plus the product of:

         (i)      the Discount Rate (expressed as a decimal), and

         (ii) a fraction, the numerator of which is the number of days in the term of such Bankers' Acceptance and the denominator of which is 365, with the price as so determined being rounded up or down to the fifth decimal place and .000005 being rounded up;

"DISTRIBUTION" means:

(a) any declaration, payment, setting aside for payment, or distribution of any dividends or return of capital to holders of the Capital Stock of a Person, and any purchase, redemption, reduction, repayment or other retirement of any shares of the Capital Stock of a Person, whether in cash or in kind, and

(b) any payment, setting aside for payment or distribution of any management fee, management bonus, consulting fee, salary, loan or other payment to any director, former director, officer, shareholder, former shareholder, or employee of a corporation, or to any Person related by blood, adoption or marriage to any such Person or to any corporation not dealing at arm's length (as such term is defined in the ITA or, as the case may be, Applicable Law of the United States) with any such Person, except to the extent that such fee, bonus, salary, loan or other payment constitutes (I) normal remuneration payable in the ordinary course of business of the corporation or (II) reasonable remuneration for bona fide services provided on an arm's length basis;

"DRAWDOWN DATE" means a Business Day on which an Advance is to be made as specified in the notices referred to in Section 3.7;

"EBITDA" means for any period, the sum of (A) net income (excluding unusual gains or losses) of a Person for such period, PLUS (B) but only to the extent deducted in determining such net income of such Person for such period, provision for income taxes for, and interest, depreciation, and amortization expenses deducted for such period, in each case determined in accordance with GAAP for such period;

"ENVIRONMENTAL CLAIMS" means any and all material administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any Environmental Permit (hereafter "CLAIMS") including without limitation:

(a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and

(b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment;

"ENVIRONMENTAL LAWS" means all applicable federal, provincial, state, municipal, local and foreign laws and regulations, ordinances, codes, policies, rules or guidelines (having the force of law in the case of rules or guidelines) of civil or common law now or hereinafter in effect and in each case as amended and any judicial or administrative order, consent, decree or judgment relating to pollution or protection of human health, Hazardous Materials or the environment

(including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials);

"ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law;

"EQUIVALENT AMOUNT" means on any given day, the amount of US Dollars into which Canadian Dollars may be converted at the Bank of Canada's noon rate for such currencies or the amount of Canadian Dollars into which US Dollars may be converted at the Bank of Canada's noon rate for such currencies, PROVIDED in all cases that the Borrowers and the Agent may agree in advance on an alternative rate (other than the Bank of Canada's noon rate) to be used for purposes of the foregoing;

"ERISA" means the Employee Retirement Income Security Act of 1974 of the United States, as amended from time to time, and the regulations promulgated and rulings issued thereunder;

"ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Credit Party, within the meaning of
Section 414 of the Internal Revenue Code;

"ERISA EVENT" means:

(a)      (i)      the occurrence of a reportable event, within the meaning of
                  Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or

         (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of
                  ERISA is reasonably expected to occur with respect to such Plan within the following 30 days,

(b)      the application for a minimum funding waiver with respect to a Plan,

(c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA),

(d) the cessation of operations at a facility of any Credit Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA,

(e) the withdrawal by any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA,

(f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan,

(g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

(h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan;

"EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Directors of the US Federal Reserve System, as in effect from time to time;

"EVENT OF DEFAULT" means any of the events or circumstances set out in Section 14.1;

"EXISTING FACILITIES" means:

(a)      in respect of Perkins:

         (i)      Operating Line of Credit with Royal
                  amount: Cdn$ 25,000,000
                  maturity date: none
                  letter of offer: August 25, 1995; and

         (ii)     Term Loan with Royal and Montreal Trust Company
                  Amount: Cdn$ 45,000,000
                  maturity date: September 30, 2001
                  credit agreement: August 25, 1995;

(b)      in respect of ICI:

         (i) Operating Line of Credit with Bank of Montreal amount: Cdn$ 5,000,000 maturity date: none
                  letter of offer dated May 17, 1994;

         (ii) Revolving Credit with La Mutuelle du Canada, Compagnie d'assurance sur la vie amount: Cdn$ 7,500,000 maturity: December 15, 1999
                  credit agreement: November 16, 1989, as amended on January 7, 1992 and December 14, 1994;

         (iii) Term Loan with La Mutuelle du Canada, Compagnie d'assurance sur la vie amount: Cdn$ 7,500,000 maturity: December 15, 1999
                  credit agreement: November 16, 1989, as amended on January 7, 1992 and December 14, 1994;

         (iv)     Revolving Credit with Roynat Inc.
                  amount: Cdn$ 5,000,000
                  maturity: December 15, 1999
                  credit agreement: November 16, 1989, as amended on January 7, 1992 and December 14, 1994;

         (v)      Term Loan with Roynat Inc.
                  amount: Cdn$ 5,000,000
                  maturity: December 15, 1999
                  credit agreement: November 16, 1989, as amended on January 7, 1992 and December 14, 1994;

         (vi) Revolving Credit with The Bank of Nova Scotia amount: Cdn$ 2,500,000 maturity: December 15, 1999
                  credit agreement: November 16, 1989, as amended on January 7, 1992 and December 14, 1994; and

         (vii)    Term Loan with The Bank of Nova Scotia
                  amount: Cdn$ 2,500,000
                  maturity: December 15, 1999
                  credit agreement: November 16, 1989, as amended on January 7, 1992 and December 14, 1994;

(c)      in respect of CII:

         (i) Demand Line of Credit Note with Comerica Bank amount: US$ 2,000,000 maturity: April 1, 1999
                  loan agreement: March 26, 1993, as amended on April 28, 1995; and

         (ii)     Line of Credit Note with Comerica Bank
                  amount: US$ 5,000,000
                  maturity: April 1, 1999
                  loan agreement:  March 26, 1993, as amended on April 28, 1995;

"EXCLUDED TAXES" means any tax on the overall net income of any Lender and any capital or franchise tax payable by such Lender;

"FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System in the United States of America arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day in respect of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it;

"FORMAL DATE" means the date set forth in Section 23.11;

"FUNDED DEBT" means, on a modified Consolidated basis for Perkins and its Restricted Subsidiaries, the aggregate of short-term borrowings, the current portion of long-term debt, long-term debt, Capital Lease obligations, Guarantees or other Contingent Liabilities and all obligations for the deferred payment of the purchase price of a property;

"GAAP" means generally accepted accounting principles in effect from time to time in Canada, or, as the case may be, the United States of America, applicable to the relevant person, applied in a consistent manner from period to period;

"GRANTING LENDER" has the meaning set forth in Section 18.3(a);

"GUARANTEE" of any Person means, without duplication, all guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other obligations (contingent or otherwise) to pay, purchase, repurchase or otherwise acquire or become liable upon or in respect of any Indebtedness of others, investment in others, obligations to maintain the capital, working capital, solvency or general financial condition of others, or indemnities of others against or the holding harmless or protection of others from damages, losses or liabilities (including, without limitation, guarantees or warranties given by a seller to a purchaser or by a lessor to a lessee) to the extent such guarantees, endorsements and obligations, indemnities, holding harmless or protection above mentioned (each a "guarantee") are incurred or made by a Person otherwise than in the ordinary course of business of such Person; the amount of each guarantee shall be deemed to be the amount of all Indebtedness of the other obligor to whom the guarantee relates, unless the guarantee is limited to a determinable amount in which case the amount of such guarantee shall be deemed to be such determinable amount;

"HAZARDOUS MATERIALS" means:

(a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas,

(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", or "pollutants", or words of similar import, under any applicable Environmental Law, and

(c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority;

"HOSTILE ACQUISITION" means an Acquisition or a proposed Acquisition by a Borrower or any of its Subsidiaries in respect of which the board of directors of the target company or management of the target person (if the target is not a corporation) has not recommended acceptance of such Acquisition;

"INDEBTEDNESS" of a Person means, without duplication for borrowed money:

(a)      all debts and liabilities of such Person for borrowed money,

(b)      all Capital Leases,

(c) all debts and liabilities secured by any charge, hypothec, lien, encumbrance on or other security interest in or mortgage, assignment, pledge or hypothecation of property or assets owned or acquired by such Person even though such Person has not assumed or become liable for the debts and liabilities secured thereby,

(d) all debts and liabilities of such Person representing the deferred acquisition cost of property, assets or services created or arising under any conditional sale agreement or other title retention agreement even though the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of property or assets covered thereby,

(e) all debts and liabilities of such Person under any bankers' or trade acceptance credit facility or any standby or commercial letter of credit facility,

(f) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,

(g) all obligations of such Person to purchase, redeem, retire, decrease or otherwise make any payment in respect of any Capital Stock of or other ownership or profit interest in such Person or any other Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends,

(h) all obligations of such Person in respect of interest rate, foreign exchange or commodity price hedging arrangements,

(i) all obligations of such Person for production payments from property operated by or on behalf of such Person and other similar arrangements with respect to natural resources, and

(j)      all Guarantees and other Contingent Liabilities;

"INDEMNITEES" has the meaning set forth in Section 12.2;

"INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA;

"INTEREST COVERAGE RATIO" means, for any period, the ratio of:

(a)      EBITDA of a Person LESS Capex, in each case for such period,

         to

(b)      Interest Expense of such Person for such Period;

"INTEREST DATE" means the 20th day of each month;

"INTEREST DETERMINATION DATE" means with respect to a Libor Loan, the date which is two Business Days prior to the first day of the Libor Interest Period applicable to such Libor Loan;

"INTEREST EXPENSE" means, for any period for any Person, the aggregate cost, whether capitalized or expensed, of obtaining advances of credit during such period including, INTER ALIA, interest charges, the interest component of Capital Leases, and discounts and fees payable in respect of bankers' acceptances, including accrued and unpaid interest, fees and charges, BUT DEDUCTING THEREFROM the interest income and the amortization of deferred financing costs for the period;

"INTEREST PAYMENT DATE" means with respect to a Prime Rate Loan, a US Base Rate Loan and a Base Rate Loan, each Interest Date or if such Interest Date is not a Business Day, the immediately following Business Day;

"INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986 of the United States, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

"INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition (through conversion or otherwise) of any Capital Stock or other ownership or profit interest, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in paragraphs (c), (g) or (j) of the definition of "Indebtedness" in respect of such Person;

"ITA" means the INCOME TAX ACT (Canada) and the regulations promulgated thereunder, as amended, supplemented or re-enacted from time to time;

"JUDGMENT CONVERSION DATE" has the meaning set forth in Section 20.1;

"JUDGMENT CURRENCY" means judgment currency as defined in Section 20.1;

"L/C APPLICATION" means an application, in such form as an Overdraft and L/C Lender may specify from time to time, requesting that Overdraft and L/C Lender to issue a Letter of Credit, together with such indemnities, agreements, documents, certificates and information as that Overdraft and L/C Lender may reasonably require, all duly completed to the satisfaction of that Overdraft and L/C Lender;

"L/C AVAILABLE AMOUNT" means with respect to a Letter of Credit outstanding hereunder at any time, the then undrawn and unexpired amount under such Letter of Credit;

"L/C COMMITMENT" means:

(a) in respect of Royal, a portion of Royal's Overdraft and L/C Commitment in an aggregate principal amount not exceeding US$10,000,000 or the Equivalent Amount in Canadian Dollars, or any combination thereof; and

(b) in respect of the US Overdraft and L/C Lender, a portion of the Overdraft and L/C Commitment of the US Overdraft and L/C Lender in an aggregate principal amount not exceeding US$5,000,000 or the Equivalent Amount in Canadian Dollars,

in each case to the extent not cancelled, reduced or terminated pursuant to this Agreement;

"L/C FEE" means a fee payable by the relevant Borrower with respect to the issue of a Letter of Credit, such fee being payable in the currency in which the Letter of Credit is denominated and calculated on the face amount of the Letter of Credit at the applicable L/C Rate on the basis of the number of days in the term of the Letter of Credit and a year of 365 days;

"L/C OBLIGATIONS" means, with respect to a Borrower, at any time, an amount equal to the sum of (A) the then aggregate amount of all L/C Available Amounts of all Letters of Credit issued for the account of that Borrower and (B) the aggregate amount of drawings under Letters of Credit issued for the account of that Borrower which have not been reimbursed by such Borrower under Section 6.4;

"L/C RATE" means, for the purpose of calculating the L/C Fee, the percentage rate per annum determined in accordance with the provisions of Section 4.6 and by reference to the appropriate tier applicable to column (4), on the matrix set forth in Section 4.6;

"L/C REIMBURSEMENT OBLIGATION" means the obligation of a Borrower to reimburse an Overdraft and L/C Lender under Section 6.4 for amounts drawn under Letters of Credit and expenses of the Overdraft and L/C Lender in connection therewith;

"LENDERS" means all of the banks and other financial institutions named as lenders in SCHEDULE "A", and their successors and assigns and "LENDER" means any one of them;

"LENDER'S PROPORTION" means, at any time:

(a) in respect of the Revolving Facility or the Term Facility, as to any set of Paired Lenders, the proportion borne by the Commitment of such set of Paired Lenders under such Credit Facility to the Revolving Facility Total Commitment or the Term Facility Total Commitment, as the case may be, as it may be adjusted from time to time as a result of prepayments or cancellations, or further to an assignment pursuant to
         Section 18.3,

(b) in respect of the Overdraft and L/C Facility, (I) as to Royal, 100% of the Overdraft and L/C Commitment in respect of the Canadian Overdraft and L/C Facility and (II) as to the US Overdraft and L/C Lender, 100% of the Overdraft and L/C Commitment in respect of the US Overdraft and L/C Facility, and

(c) in respect of the Aggregate Commitment, as to any set of Paired Lenders, the proportion borne by the Commitments of such set of Paired Lenders (including, if applicable, the Overdraft and L/C Facility Commitment of any such Lender) in respect of all Credit Facilities to the Aggregate Commitment, as it may be adjusted from time to time as a result of prepayments or cancellations, or further to any assignment pursuant to Section 18.3;

"LETTER OF CREDIT" and "L/C" each means a standby letter of credit, a commercial letter of credit or a letter of guarantee denominated in Canadian Dollars or US Dollars issued from time to time by an Overdraft and L/C Lender at the request of a Borrower and for the account of such Borrower in accordance with the terms of this Agreement;

"LIBOR" means with respect to a Libor Loan during the relevant Libor Interest
Period:

(a) the rate per annum (expressed on the basis of a 360-day year) determined by the Agent as being the rate shown on Telerate page 3750 (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) as of 11:00 a.m. (London, England time) on the Interest Determination Date for US Dollar deposits for a period comparable to such Libor Interest Period, and if different rates are quoted for US Dollar deposits in varying amounts, in an amount which is closest to the Agent's (in its capacity as Lender) Lender's Proportion of such Libor Loan, or

(b) if for any reason the Telerate rates are unavailable to determine the rate applicable to a Libor Loan, "LIBOR" for such Libor Loan during the relevant Libor Interest Period, shall mean the rate of interest per annum (expressed on the basis of a 360-day year) determined by the Agent by reference to the rates quoted on the Reuters Monitor Screen, page LIBO (or any successor source from time to time) as being the arithmetic average (rounded upwards, if necessary, to the nearest whole multiple of 1/16th of 1%) of the rates offered in London, England by reference banks shown on such screen as of 11:00 a.m. (London, England time) on the Interest Determination Date to make deposits with leading banks in the London interbank eurodollar market in US Dollars for a period comparable to such Libor Interest Period, and if different rates are quoted for deposits in varying amounts, in the amount which is closest to the Agent's (in its capacity as Lender) Lender's Proportion of such Libor Loan, or

(c) if for any reason, neither the Telerate rates nor the Reuters Monitor Screen rates are available in respect of the relevant Libor Interest Period, "LIBOR" for such Libor Loan during the relevant Libor Interest Period, shall mean the annual rate of interest (expressed on the basis of a year of 360 days and rounded upwards, if necessary, to the nearest whole multiple of 1/16th of 1%) determined by the Agent as being the arithmetic average of the rates of interest at which the Libor Reference Banks, in accordance with their normal practices, would be prepared to offer to leading banks in the London interbank eurodollar market for delivery on the first day of the relative Libor Interest Period for a period equal to such Libor Interest Period based on the number of days comprised therein, deposits in US Dollars of amounts comparable to their respective Lender's Proportion of such Libor Loan (and of any other Libor Loan of such Libor Reference Banks having a Libor Interest Period of the same duration and commencing on the same date) to be outstanding under this Agreement during such Libor Interest Period, at or about 11:00 a.m. (London, England time) on the applicable Interest Determination Date;

"LIBOR INTEREST DATE" means the last day of each Libor Interest Period, or if a Borrower selects a Libor Interest Period longer than three months, it shall mean the date falling every three months after the beginning of such Libor Interest Period and on the last day of the Libor Interest Period so selected;

"LIBOR INTEREST PERIOD" means with respect to a Libor Loan, the initial period of approximately one, two, three or six months (as selected by a Borrower and notified to the Agent pursuant to Section 3.7 or 3.11, but always subject to availability to each Lender, respectively) commencing on and including the Drawdown Date or Conversion Date, as the case may be, applicable to such Libor Loan and ending on and including the last day of such period, and, thereafter (subject to availability to each Lender, respectively), each successive period, if any, of approximately one, two, three or six months (as selected by such Borrower for such Libor Loan and notified to the Agent pursuant to Section 5.1), but in all cases expiring no later than on the Maturity Date;

"LIBOR LOAN" means, at any given time, the Loan or any portion thereof which a Borrower has elected pursuant to Section 3.7, 3.11 or 5.1 to denominate in US Dollars and on which such Borrower must pay interest on a Libor basis in accordance with Section 4.1.4;

"LIBOR RATE RESERVE PERCENTAGE" for any Libor Interest Period for all Libor Loans comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Libor Interest Period under regulations issued from time to time by the Board of Governors of the US Federal Reserve System (or any successor) of the United States of America for determining the reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the US Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Libor Loans is determined) having a term equal to such Libor Interest Period;

"LIBOR REFERENCE BANKS" means Royal and National Bank of Canada for a Libor Loan made available to a Canadian Borrower, and Royal and National Bank of Canada for a Libor Loan made available to a US Borrower and, as the case may be, any other Lender appointed as such in replacement of any of the said Lenders pursuant to
Section 17.28;

"LIEN" means any hypothec, security interest, mortgage, pledge, prior claim, lien, claim, charge, cession, transfer, assignment or encumbrance of whatever kind or nature that secures the payment of any Indebtedness or liability or the observance or performance of any obligation, including any title retention agreement, lessor's interest under a Capital Lease or analogous instrument in, of, or on any asset or property or the income or profits therefrom of a Person;

"LOANS" means at any given time, the aggregate of the loans made available by the Lenders or by the Overdraft Lenders, as the case may be, to, or to the order of, a Borrower under the Credit Facilities and "LOAN" means any one of them;

"LOAN ACCOUNT" means the account or accounts established by the Agent and each of the Overdraft and L/C Lenders pursuant to Section 8.9;

"LOSSES" shall have the meaning set forth in Section 12.2;

"MAJORITY LENDERS" means a group of Lenders whose Commitments amount in the aggregate to 51% or more of the Aggregate Commitment;

"MARGIN STOCK" has the meaning specified in Regulation U;

"MATERIAL ADVERSE CHANGE" means any event or circumstance which, in the sole determination of the Majority Lenders, has had or would reasonably be expected to have or result in:

(a) a material adverse change in the business, assets, property, operations, performance, condition (financial or otherwise) or prospects of the Borrowers on a modified Consolidated basis, or

(b) an adverse effect on the validity or enforceability of any of the Operative Documents or the rights and remedies of the Agent and the Lenders under any of the Operative Documents;

"MATERIAL ADVERSE EFFECT" means, when used with reference to any event or circumstance, an event or circumstance, which, in the sole determination of the Majority Lenders, has had or would reasonably be expected to have:

(a) a material adverse effect on the business, assets, property, operations, performance, condition (financial or otherwise) or prospects of the Borrowers on a modified Consolidated basis, or

(b) a material adverse effect on the ability of any of the Credit Parties, as a group, to perform and discharge their respective obligations under any of the Operative Documents, or

(c) an adverse effect on the validity or enforceability of any of the Operative Documents or the rights and remedies of the Agent and the Lenders under any of the Operative Documents;

"MATERIAL CONTRACT" means, with respect to any Person, each contract to which such Person is a party which is material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person and the absence or termination of which would have a Material Adverse Effect;

"MATURITY DATE" means the earlier of (A) the day which is 84 months after the Formal Date and (B) the day on which the Aggregate Commitment is terminated and reduced to zero pursuant to the terms of this Agreement;

"MILLENNIUM COMPLIANT" means that the Computer Systems are capable of the following functions immediately before, during and after January 1, 2000:

(a) handling date information involving all and any dates before, during and after January 1, 2000, including, accepting date input (either from an internal or external source), providing date output and performing date calculations in whole or in part and any date format (i.e., julian, gregorian, international or any other format),

(b) operating accurately without interruption on and in respect of any and all dates before, during and after January 1, 2000 and without any change in performance,

(c) responding to and processing any digit year input (either from an internal or external source) without creating any ambiguity as to the century, and

(d) receiving, storing, providing and communicating date output information without creating any ambiguity as to the century;

"MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Credit Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions;

"MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that:

(a) is maintained for employees of any Credit Party or any ERISA Affiliate and at least one Person other than such Credit Party or ERISA Affiliates or

(b) was so maintained and in respect of which any Credit Party or ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated;

"NET FUNDED DEBT" means the aggregate of short-term borrowings, the current portion of long-term debt, long-term debt, obligations under Capital Lease, Guarantees, or other Contingent Liabilities and all obligations for the deferred payment of the purchase price of property, less cash;

"NON-BA LENDER" means a Lender which is a "foreign bank" as defined in the BANK ACT (Canada) or which cannot or does not as a matter of policy accept Bankers' Acceptances in the form of SCHEDULE "C";

"NPL" means the National Priorities List under CERCLA;

"OPERATIVE DOCUMENTS" means this Agreement, each Subsidiary Guarantee, each Adopting Instrument and each document, instrument or agreement entered into by or between any Credit Party, any Lender, the Agent or any other Person in connection with the transactions contemplated herein or therein or which is supplemental hereto or thereto and "OPERATIVE DOCUMENT" means any of the foregoing individually;

"OVERDRAFT AND L/C COMMITMENTS" means:

(a) Royal's obligation to make available to the Canadian Borrowers, Borrowings of up to US$10,000,000 or the Equivalent Amount in Canadian Dollars, or any combination thereof, and

(b) the US Overdraft and L/C Lender's obligation to make available to the US Borrowers, Borrowings of up to US$5,000,000,
in each case by way of overdraft in the relevant Borrower's Account or through Borrowings by way of Letters of Credit up to the L/C Commitment, to the extent not cancelled, reduced or otherwise terminated as herein provided, and "OVERDRAFT AND L/C COMMITMENT" means either of such commitments, as the context may require;

"OVERDRAFT AND L/C FACILITY" means the collective reference to the Canadian and L/C Overdraft Facility and the US Overdraft and L/C Facility or, as the context may require, either of such facilities;

"OVERDRAFT AND L/C LENDER" means:

(a)      Royal in the case of the Canadian Overdraft Facility, or

(b) the US Overdraft and L/C Lender in the case of the US Overdraft and L/C Facility and "OVERDRAFT AND L/C LENDERS" means both of them;

"PAIRED LENDERS" means a set of two Lenders consisting of a Canadian Lender and its Related US Lender or a US Lender and its Related Canadian Lender, as applicable, PROVIDED THAT with respect to Comerica Bank, it shall mean Comerica Bank alone, until such time as it shall have transferred part of its rights and obligations hereunder to a Related Canadian Lender as contemplated by Section 3.1;

"PARTICIPANT" shall have the meaning set forth in Section 18.3(a);

"PBGC" means the Pension Benefit Guaranty Corporation of the United States (or any successor thereto);

"PERMITTED ENCUMBRANCES" means the encumbrances on assets of the Borrowers and the other Restricted Subsidiaries listed in SCHEDULE "E";

"PERSON" or "PERSONS" has the meaning set forth in Section 1.4;

"PLAN" means a Single Employer Plan or a Multiple Employer Plan;

"PRIME RATE" in effect on any one day means the rate of interest per annum that is the greater of:

(a) the rate of interest publicly announced by Royal from time to time as its "prime rate", being its reference rate then in effect for determining interest rates on commercial loans made in Canadian Dollars in Canada by Royal, and

(b) the annual rate of interest equal to the sum of the CDOR Rate for bankers' acceptances having a term of one month PLUS 3/4 ---- of 1%,

in each case, as adjusted from time to time without notice to the Borrowers;

"PRIME RATE LOAN" means at any given time, the Loan or any portion thereof, which a Canadian Borrower has elected, pursuant to Section 3.7 or 3.11, to denominate in Canadian Dollars, or any other amount which, pursuant to the terms of this Agreement, has been deemed to be converted to a Loan denominated in Canadian Dollars and on which the relevant Borrower must pay interest on the basis of the Prime Rate in accordance with Section 4.1.1;

"PROPERTIES" has the meaning set forth in Section 2.1.21;

"PURCHASE MONEY OBLIGATIONS" means

(a) any Lien created, issued or assumed after the date of this Agreement to secure Indebtedness not in excess of the value of the underlying property granted as security as a part of, or issued or incurred to provide funds to pay, the purchase price of any real or immovable property or personal or movable property, PROVIDED that such Lien is limited to the property so acquired and is created, issued or assumed substantially concurrently with the acquisition of such property, and

(b) any renewal, refunding or extension of any such Lien securing Indebtedness in a principal amount not in excess of the unpaid principal amount of the Indebtedness secured thereby immediately prior to such renewal, refunding or extension;

"REGULATION U" means Regulation U of the Board of Governors of the US Federal Reserve System, as in effect from time to time;

"RELATED CANADIAN LENDER" means with respect to a US Lender, the Affiliate, if any, of such US Lender which is a Canadian Lender;

"RELATED US LENDER" means with respect to a Canadian Lender, the Affiliate, if any, of such Canadian Lender which is a US Lender, or the agency or branch, if any, of such Canadian Lender located in the United States of America, which Affiliate, agency or branch maintains or constitutes a US Lending Office where Borrowings from a US Lender are booked and managed;

"RESPONSIBLE OFFICER" means, with respect to any Person, the president, the chief executive officer, the chief financial officer, the director, finance, the director, finance and administration, the treasurer, the corporate secretary or the assistant corporate secretary or the general manager of such Person, PROVIDED that, with respect to financial matters, it shall mean the chief financial officer, the vice-president, finance, the director, finance, the director, finance and administration or the treasurer of such Person;

"RESTRICTED SUBSIDIARIES" means all of those Wholly-Owned Subsidiaries of Perkins, including at all times ICI and CII, in which Perkins may from time to time directly or indirectly make Investments and in respect of each of which Perkins must directly or indirectly exclusively be entitled to receive 100% of all Cash Flow from such Subsidiaries, as designated or redesignated from time to time pursuant to Section 9.3;

"REVOLVING COMMITMENT" means, with respect to each set of Paired Lenders, the obligation of such Paired Lenders to make available to the Borrowers, Borrowings under the Revolving Facility in an aggregate principal and/or face amount at any one time outstanding (for both such Paired Lenders in the aggregate) of up to, but not exceeding, its Lender's Proportion of the Revolving Facility Total Commitment;

"REVOLVING FACILITY" means the revolving facility made available to the Borrowers pursuant to Section 3.3;

"REVOLVING FACILITY TOTAL COMMITMENT" means US$30,000,000 or the Equivalent Amount in Canadian Dollars, or any combination thereof, to the extent not cancelled, reduced or otherwise terminated as herein provided;

"REVOLVING LENDERS" means the collective reference to each set of Paired Lenders identified on SCHEDULE "A" as having a Revolving Commitment, and "REVOLVING LENDER" means any such Paired Lender;

"ROYAL" means Royal Bank of Canada and its successors and permitted assigns;

"SCHEDULE I BANK" means any bank named on Schedule I to the BANK ACT (Canada);

"SCHEDULE II BANK" means any bank named on Schedule II to the BANK ACT (Canada);

"SCHEDULE II REFERENCE BANKS" means Bank of America Canada and Credit Lyonnais Canada and, as the case may be, any other Lender which is a Schedule II Bank appointed as such in replacement of one of the said Lenders pursuant to Section 17.27;

"SCHEDULES" means the schedules to this Agreement as the same may be amended, modified, supplemented or restated from time to time;

"SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(1)(15) of ERISA, that

(a) is maintained for employees of any Credit Party or ERISA Affiliate and no Person other than a Credit Party and its ERISA Affiliates, or

(b) was so maintained and in respect of which any Credit Party or ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated;

"SOLVENT" means, when used with respect to any Person, that

(a) the aggregate of such Person's property is, at a fair valuation, sufficient, or, if disposed of at a fairly conducted sale under legal process, would be sufficient, to enable payment of all such Person's obligations and liabilities (including Contingent Liabilities), due and accruing due,

(b) such Person is able to meet its obligations generally as they become due,

(c) such Person has not ceased paying its current obligations in the ordinary course of business generally as they become due,

(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature,

(e) such person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute an unreasonably small capital, and

(f)      such Person is otherwise solvent under Applicable Law;

"STANDBY FEE" has the meaning set forth in Section 4.4;

"STANDBY FEE PAYMENT DATE" has the meaning set forth in Section 4.4;

"STANDBY FEE RATE" means, for the purpose of calculating the Standby Fee, the percentage rate per annum determined in accordance with the provisions of
Section 4.6 and by reference to the appropriate tier applicable to column (5) on the matrix set forth in Section 4.6;

"SUBSIDIARY" means, with respect to any Person (A) any corporation of which an aggregate of more than 50% of the outstanding voting Capital Stock is at the time, directly or indirectly, owned legally or beneficially, or the voting rights as to which are held by proxy or otherwise, by such Person and/or one or more Subsidiaries of such Person and (B) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%;;

"SUBSIDIARY GUARANTEE" means a guarantee executed and delivered by a Restricted Subsidiary of the Borrower, as required under this Agreement, substantially in the form or to the effect of the relevant Part of SCHEDULE "F", as amended, restated, supplemented or otherwise modified from time to time;

"TANGIBLE NET ASSETS" means the Consolidated assets of Perkins and its Restricted Subsidiaries less (A) any intangible assets, including goodwill, and
(B) Investments in Unrestricted Subsidiaries;

"TANGIBLE NET WORTH" means, at a particular date, (A) the book value of the issued and outstanding Capital Stock of a Person, PLUS (b) the amount of capital surplus or retained earnings of such Person (or in the case of a surplus or retained earnings deficit, MINUS the amount of such deficit), PLUS (C) cumulative translation adjustments, LESS (D) any intangible assets, including goodwill, LESS Investments in Unrestricted Subsidiaries;

"TAX" includes all present and future taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax and all penalty, interest and other payments on or in respect thereof, imposed, assessed, levied or collected under the laws of any country or any political subdivision thereof or by any governmental agency or body or taxing authority thereof, but does not include Excluded Taxes;

"TERM COMMITMENT" means, with respect to each set of Paired Lenders, the obligation of such Paired Lenders to make available to the Borrowers, Borrowings under the Term Facility in an aggregate principal and/or face amount at any one time outstanding (for both such Paired Lenders in the aggregate) of up to, but not exceeding, its Lender's Proportion of the Term Facility Total Commitment;

"TERM FACILITY" means the revolving reducing term facility made available to the Borrowers pursuant to Section 3.4;

"TERM FACILITY TOTAL COMMITMENT" means US$100,000,000 or the Equivalent Amount in Canadian Dollars, or any combination thereof, as reducing pursuant to Section 3.8.2, the whole to the extent not otherwise cancelled, reduced or terminated as herein provided;

"TERM LENDERS" means the collective reference to each set of Paired Lenders identified on SCHEDULE "A" as having a Term Commitment, and "TERM LENDER" means any such Paired Lender;

"TOTAL CAPITALIZATION" means the sum of Net Funded Debt and Tangible Net Worth;

"UNRESTRICTED SUBSIDIARY" means a Subsidiary of Perkins which is not a Restricted Subsidiary;

"US BASE RATE" in effect on any one day, means the rate of interest per annum that is the greater of (A) the rate of interest publicly announced by Royal from time to time as its "US Base Rate", being its reference rate then in effect for determining interest rates on commercial loans in US Dollars made in Canada by Royal, and (B) the annual rate of interest equal to the sum of the Federal Funds Effective Rate then in effect PLUS 1/2 of 1% per annum, in each case as adjusted from time to time without notice to the Borrowers;

"US BASE RATE LOAN" or "US BASE RATE LOANS" means at any given time, the Loan, or any portion thereof, which a Canadian Borrower has elected, pursuant to
Section 3.7 or 3.11, to denominate in US Dollars, or any other amount which, pursuant to the terms of this Agreement, has been deemed to be converted to a Loan denominated in US Dollars, and on which the relevant Borrower must pay interest on the basis of the US Base Rate in accordance with Section 4.1.2;

"US BORROWER" means CII and any other Borrower which is incorporated in the United States of America and has its principal place of business in the United States of America;

"US DOLLARS", the symbol "US$", "UNITED STATES DOLLARS" or "LAWFUL MONEY OF THE UNITED STATES" each means lawful currency of the United States of America in same day immediately available funds, or if such funds are not available, the form of money of the United States of America that is customarily used in the settlement of international banking transactions on the day any payment is due to be made hereunder;

"US LENDER" means a Lender (including Comerica Bank) which is not a Canadian Lender and which has its Branch of Account in the United States of America;

"US LENDING OFFICE", as to the Related US Lender of a set of Paired Lenders, the office or branch in the United States of America specified as the "US Lending Office" of such Lender on SCHEDULE "A", or such other office or branch in the United States of America as may be designated by such Lender by written notice to Perkins, the US Borrowers and the Agent;

"US OVERDRAFT AND L/C FACILITY" means the overdraft and L/C facility made available by the US Overdraft and L/C Lender to the US Borrowers pursuant to
Section 3.5.2;

"US OVERDRAFT AND L/C LENDER" means Comerica Bank or another commercial bank selected in replacement thereof by CII, with the consent of the Agent, and to which the existing US Overdraft and L/C Lender shall have assigned and transferred all its rights and obligations as Lender pursuant to Section 18.3(b);

"US SUBSIDIARY" means a Subsidiary of the Borrower incorporated pursuant to the laws of any state of the United States of America;

"WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA;

"WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary all of the outstanding Capital Stock of which is owned by such Person either directly or indirectly through other Wholly-Owned Subsidiaries;

"WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.2         - HEADINGS AND TABLE OF CONTENTS

The headings of the Articles, Sections, Subsections or paragraphs herein and the table of contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

SECTION 1.3         - REFERENCES

Unless the context otherwise requires or unless otherwise provided, all references to Sections, Subsections, Articles and Schedules are to Sections, Subsections, and Articles of and Schedules to, this Agreement. The words "HERETO", "HEREIN", "HEREOF", "HEREUNDER" and similar expressions mean and refer to this Agreement.

SECTION 1.4         - RULES OF INTERPRETATION

In this Agreement, unless the context otherwise requires or unless otherwise provided,

(a)      the singular includes the plural and vice versa,

(b)      "MONTH" means a calendar month,

(c) "PERSON" or "PERSON" includes any individual, firm, company, limited liability company, corporation, government, governmental body or agency, instrumentality and unincorporated body of persons, partnership, limited partnership, association, trust or joint venture, and

(d) "IN WRITING" or "WRITTEN" includes printing, typewriting or any electronic means of communication capable of being legibly reproduced at the point of reception, including telecopier, telex or telegraph, but excluding electronic mail.

SECTION 1.5         - ACCOUNTING TERMS AND COMPUTATIONS

Each accounting term used in this Agreement has the meaning assigned to it under GAAP unless otherwise defined herein and reference to any balance sheet item or income statement item means such item as computed from the applicable statement prepared in accordance with GAAP.

All financial statements required to be delivered hereunder shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved.

SECTION 1.6           -    TIME

Except where otherwise indicated in this Agreement, any reference to a time shall mean local time in the City of Montreal, Province of Quebec.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

SECTION 2.1         - REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

Each of the Borrowers represents and warrants to the Agent and each of the Lenders that:

2.1.1 EXISTENCE OF THE CREDIT PARTIES: each Credit Party is duly incorporated and/or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and is duly qualified to do business in the jurisdictions in which the nature of the business transacted by it or the character of the material properties owned or leased by it requires such qualifications;

2.1.2 CREDIT PARTIES AND SUBSIDIARIES AND NO CHANGE OF CONTROL: SCHEDULE "G" sets forth a complete and accurate list of all Credit Parties and their Subsidiaries, showing as of the date hereof (as to each such Credit Party and Subsidiary) the jurisdiction of its incorporation and the number of outstanding shares of each class of Capital Stock thereof and the owner of such Capital Stock; and there has been no Change of Control of Perkins nor any change of ownership by Perkins of the Capital Stock of ICI and CII since the date of the most recent audited Consolidated financial statements of Perkins delivered to the Lenders; each of ICI and CII is a Wholly-Owned Subsidiary of Perkins;

2.1.3 AUTHORIZATION: each Credit Party has due power and authority to own its properties and to carry on its business as presently conducted; each Credit Party has due power and authority to enter into and perform its obligations under the Operative Documents to which it is a party, and each Operative Document to which such Credit Party is a party has been duly authorized by all necessary corporate action on its part;

2.1.4 COMPLIANCE: to the best of each Borrower's knowledge and belief after due inquiry, neither the conduct of the various businesses of any

         Credit Party nor the execution and delivery of this Agreement and the other Operative Documents by any Credit Party nor compliance with the terms and provisions hereof or thereof will:

         (a) conflict with, violate, or result in a breach of any of the terms, conditions or provisions of any Applicable Law (including, without limitation, the US Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the US Organized Crime Act of 1970) or regulation (including, without limitation, Regulation X of the Bank of Governors of the US Federal Reserve System) applicable to such Credit Party, or any order, injunction, decree, determination or award of any court or any governmental department, body, commission, board, bureau, agency or instrumentality applicable to such Credit Party in each case, in a material manner or to a material extent,

         (b) conflict with, violate, result in a breach of, or constitute a default under, any charter or by-law provision of any Credit Party, or of any loan agreement, loan or trust indenture, trust deed, or any other agreement or instrument to which such Credit Party is a party or by which it is bound, or

         (c) result in the creation of a Lien upon any of the properties, assets or revenues of any Credit Party;

2.1.5 ENFORCEABILITY: subject to the qualifications to be set forth in the opinions of Counsel referred to in Sections 10.1.1.17 and 10.1.1.18, each of this Agreement and the other Operative Documents has been validly executed and delivered and constitutes a legal, valid and binding obligation of the relevant Credit Party, enforceable in accordance with its terms;

2.1.6 LITIGATION: there are no litigation or arbitration proceedings and there are no legal proceedings (including without limitation insolvency proceedings and Environmental Claims) pending or, to the best knowledge and belief of each Borrower after due inquiry, threatened against any Credit Party, before any court or administrative agency or tribunal of any country or jurisdiction which, separately or in the aggregate, could reasonably be expected to have a Material Adverse Effect or purports to affect the legality, validity or enforceability of this Agreement or any other Operative Document;

2.1.7 NO DEFAULT OR EVENT OF DEFAULT: no Default or Event of Default has occurred and is continuing and no Credit Party is in default under any other material agreement, undertaking or instrument to which it is a party or by which it is bound and which could have a Material Adverse Effect;

2.1.8 FINANCIAL STATEMENTS: the Consolidated audited balance sheet and the related Consolidated audited statements of income, retained earnings and changes in financial position of Perkins and its Subsidiaries for the fiscal year ended December 31, 1997 and the unaudited Consolidated quarterly financial statements of Perkins and its Subsidiaries for the quarterly period ended March 31, 1998 heretofore furnished to the Lenders are, in each case, complete and correct, have been prepared in accordance with GAAP and fairly present their financial position as at the date thereof and for the period covered thereby; the Borrowers did not have on December 31, 1997 any contingent obligations, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavourable commitment which are not disclosed by, or reserved against, in the related balance sheet or the notes thereto and which are material to the Consolidated financial position of Perkins and its Subsidiaries; and at the present time except as disclosed to the Lenders in writing, there are no material unrealized or anticipated losses from any unfavourable commitments of Perkins and its Subsidiaries taken as a whole; since December 31, 1997, there has been no Material Adverse Change in the Consolidated financial condition of Perkins and its Subsidiaries, taken as a whole, from that set forth in the balance sheet as at that date;

2.1.9 NO REQUIRED FILING: no registration, publication, order, permit, filing, consent, authorization, licence, decree or approval of, from or with any Person, including any governmental authority or regulating or administrative body, or in any public office or any other place, is necessary in order to ensure the legality, validity, binding effect and enforceability of any of the Operative Documents, including, without limitation, the Bankers' Acceptances, the Letters of Credit and any undertakings in respect of the Bankers' Acceptances or Letters of Credit;

2.1.10 GOVERNMENTAL APPROVALS: no orders, consents, licenses, approvals, permits, authorizations, exemptions of, from or with any authorities, departments, branches, agencies, tribunals or commission of the Government of Canada or any Province or territory thereof or the Government of the United States of America or any State or territory thereof are required in connection with the execution, delivery and performance by any of the Credit Parties of any of the Operative Documents to which it is a party, except to the extent that such orders, consents, licenses, approvals, permits, authorizations or exemptions have been obtained and evidence thereof satisfactory to the Agent has been delivered to the Agent;

2.1.11   OWNERSHIP OF PROPERTY; LIENS:

         (a) each Credit Party has good and marketable title to all of its property, free and clear of all Liens, except Permitted Encumbrances; and

         (b) all material permits required to have been issued or appropriate to enable the real and immovable property owned or leased by any of the Credit Parties to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are in full force and effect;

2.1.12 CHIEF EXECUTIVE OFFICES OR HEAD OFFICES AND PLACES OF BUSINESS: the locations of the head offices or chief executive offices, as the case may be, principal places of business and other material offices and places of business of each of the Credit Parties are listed in SCHEDULE "G" and such offices and places of business listed for each Credit Party are the sole offices and places of business of such Credit Party;

2.1.13 LABOUR MATTERS: except as may have been disclosed in writing to the Agent, there are no strikes or other labour disputes against any Credit Party and pending or, to the best knowledge and belief of each Credit Party after due inquiry, anticipated. All material amounts due from any Credit Party on account of employee income taxes (including, without limitation, source deductions), workers' compensation, unemployment insurance, health and welfare insurance and other social security of every kind, and vacation pay have been paid or accrued as a liability on the books of the applicable Credit Party. There are no complaints or charges against any Credit Party pending or, to the best of each Borrower's knowledge and belief, after due inquiry, threatened to be filed with any governmental or regulatory body or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party which could have a Material Adverse Effect;

2.1.14 TAXES: each of the Credit Parties has filed when due all tax returns, reports and statements required to be filed by it with the appropriate governmental agency. Each of the Credit Parties has paid when due all Taxes due and payable on or before the date hereof (other than Taxes, the payment of which is being contested in good faith by appropriate proceedings by the relevant Credit Party and in respect of which adequate reserves have been made in the books of the Credit Party) and, in the case of Taxes not due or payable on or before the date hereof, has made adequate provision for such Taxes in its books and records in accordance with GAAP. There are no unpaid assessments or reassessments for any Taxes of any Credit Party in respect of which adequate provision is not reflected in the financial statements required to be delivered to the Agent hereunder and there are no outstanding disputes relating to Taxes of any Credit Party in respect of which adequate provision is not reflected in the financial statements required to be delivered to the Agent hereunder. Each of the Credit Parties has properly withheld or collected from its employees, customers and any other applicable payees, and remitted to the appropriate governmental agency, all Taxes required to be withheld or collected and remitted under any Applicable Laws;

2.1.15 ACCURACY OF INFORMATION: all information concerning the Borrowers, their shareholders, their Subsidiaries and the other Credit Parties contained in the information memorandum dated June 1998 prepared in respect of the Credit Facilities and distributed to the Lenders on June 23, 1998 (together with all other documents and annexes distributed together herewith, the "INFORMATION MEMORANDUM"), is true and correct; all additional written information provided by the Borrowers to the Lenders or the Agent in respect of the Borrowers, their shareholders, their Subsidiaries and the other Credit Parties, is true and accurate in all material respects and the said information contains no material misstatement of fact nor does it omit a material fact which is necessary to make such information not misleading, and there is no fact which the Borrowers have not disclosed in writing to the Agent which has a Material Adverse Effect;

2.1.16 NO OMISSIONS: none of the Credit Parties has withheld from the Agent any material information relating to the financial condition, business or prospects of the Credit Parties which would reasonably be expected to be material to a prospective lender contemplating a loan of the size and nature contemplated in this Agreement;

2.1.17 NO STAMP TAX: neither this Agreement nor any other Operative Document is subject to any execution, stamp or similar tax;

2.1.18 INTELLECTUAL PROPERTY: each Credit Party has obtained and holds in full force and effect all patents, trade-marks, service marks, trade names, copyrights and other such intellectual property rights, which are necessary for the operation of its business; none of the Credit Parties has granted any license, permit or right to use such patents, trade-marks, service marks, trade names, copyrights etc. to any Person to the extent that it could have a Material Adverse Effect; to the best knowledge and belief of the Borrowers after due inquiry, no material product, process, method, substance, part or other material presently sold by or employed by any Credit Party in connection with its business infringes any patent, trade-mark, service mark, trade name, copyright, license or other intellectual property right owned by any other Person, and there is not pending or to the best knowledge and belief of the Borrower after due inquiry, threatened any claim or litigation against or affecting any Credit Party contesting its right to sell or use any such product, process, method, substance, part or other material;

2.1.19 CANADIAN BENEFIT AND PENSION PLANS: the Canadian Pension Plans are duly registered under the provisions of the ITA and any other Applicable Laws and no event has occurred which is reasonably likely to cause the loss of such registered status. The Canadian Pension Plans and the Canadian Benefits Plans have been administered in accordance with the ITA and all other Applicable Laws. All material obligations of each Credit Party (including fiduciary and funding obligations) required to be performed in connection with the Canadian Pension Plans and the funding media therefor have been performed. No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not have a Material Adverse Effect. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans and the Canadian Benefit Plans is fully funded and there exist no going concern unfunded actuarial liabilities or solvency deficiencies in respect of such plans;

2.1.20   ERISA:

         (a) no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan,

         (b) as of the last annual actuarial valuation date, if any, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90% and there has been no material adverse change in the funding status of any such Plan since such date,

         (c) Schedule "B" (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, if any, copies of which have been filed with the Internal Revenue Service of the United States, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule "B" there has been no material adverse change in such funding status,

         (d) neither any Credit Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan,

         (e) neither any Credit Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA;

2.1.21 ENVIRONMENTAL MATTERS: except as set forth in SCHEDULE "H" hereto and except for issues the aggregate cost of remedying the same would not exceed Cdn$1,000,000, or the Equivalent Amount in US Dollars:

         (a) the use of any Hazardous Materials on the real or immovable properties owned or occupied by any Credit Party (hereinafter for the purposes of this Section referred to as the "PROPERTIES") and the emission, transportation or disposal of such substances in or onto the Properties into the environment or by or allowed by any Credit Party or, to the best knowledge and belief of each Borrower after due inquiry, by prior occupants of the Properties has at all times been effected in compliance with all applicable Environmental Laws;

         (b) all required Environmental Permits have been obtained or maintained, as the case may be, in respect of the operations of each Credit Party, including, without limitation, any permits, certificates and registers required for air emissions, effluent discharges, release of contaminants, production of hazardous materials, conduct of hazardous activities and waste disposal;

         (c) the operations and activities of each Credit Party and the use of the Properties by each Credit Party including the construction and modification of any building or equipment on the Properties have been effected in compliance with all applicable Environmental Laws and Environmental Permits;

         (d) no Hazardous Material has been released or spilled into the environment from the Properties which has not been cleaned up in conformity with all applicable Environmental Laws and to the satisfaction of the appropriate authorities;

         (e) proper procedures are used in respect of all Properties for the handling and storage of PCB waste;

         (f) procedures for spill prevention and containment as well as leak detection testing have been or are presently being established at all Properties;

         (g) all aboveground and underground storage tanks located on the Properties have been installed and maintained in conformity with all government standards and no leakage has been detected from such tanks which has not been remedied in accordance with all applicable Environmental Laws;

         (h) there are no pending or, to the best knowledge and belief of the Borrowers after due inquiry, threatened Environmental Claims against any Credit Party;

         (i) to the best knowledge and belief of the Borrowers after due inquiry, the Properties incurred no environmental damage or contamination prior to a Borrower or, as the case may be, any other Credit Party, taking ownership or control of the Properties;

         (j) no terms of any credit or financing arrangements between any Credit Party and any financial institution have been altered or terminated as a result of considerations of environmental risk linked to any of the Properties; and

         (k) there are no facts, circumstances, conditions or occurrences on any of the Properties that could reasonably be anticipated
                  (I) to form the basis of an Environmental Claim against any Credit Party or any of their Properties or assets, or (II) to cause such Properties or assets to be subject to any restrictions on the ownership, occupancy, use or transferability of such Properties or assets under any applicable Environmental Law or Environmental Permit;

         (l) none of the Properties is listed or proposed for listing on the NPL or the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property;

2.1.22 INVESTMENT COMPANY ACT OF 1940 OF THE UNITED STATES: no Credit Party is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the INVESTMENT COMPANY ACT of 1940 of the United States of America, as amended. Neither the making of any Advances, nor the acceptance of any Bankers' Acceptance, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder;

2.1.23 COMPETITION AND ANTI-TRUST LAWS: except for the matters disclosed in SCHEDULE "I" hereto, each Credit Party is in compliance with all competition and anti-trust legislation, and the Borrower has no indication nor reason to believe that any of its Acquisitions might be challengeable on any competition or anti-trust grounds by Canadian, US or other governmental authorities;


2.1.24 MATERIAL CONTRACTS: each Material Contract to which any Credit Party is a party or is bound is in full force and effect and constitutes the legal, valid and binding obligation of each party thereto enforceable in accordance with its terms (subject to the same exceptions as are referred to in Section 2.1.5); no party thereto, including any Credit Party, is in default in the performance of any of its obligations thereunder nor has any such party received any notice of termination given pursuant to the terms thereof. No provision of Applicable Law has a Material Adverse Effect, or could reasonably be expected to have a Material Adverse Effect;
2.1.25 INSURANCE: each Credit Party maintains insurance coverage as is customary for companies operating in a business similar to that of the Credit Parties, all in conformity with the requirements of Section 11.1.6, and all premiums and other sums of money payable for that purpose have been paid;

2.1.26 SOLVENCY: as of the date hereof and at all times thereafter, each Credit Party is and will be, individually and together with the other Credit Parties, Solvent; and

2.1.27 PARI PASSU: the Credit Facilities rank and will at all times rank at least PARI PASSU with all other unsecured senior debt of the Credit Parties.

SECTION 2.2         - MATERIALITY AND SURVIVAL OF WARRANTIES

All representations and warranties of the Borrowers contained herein, and all representations and warranties of the Credit Parties contained in any certificate or material delivered hereunder or pursuant to any of the other Operative Documents shall be deemed to have been relied upon by the Agent and the Lenders notwithstanding any investigation heretofore or hereafter made by the Agent or the Lenders or by their respective Counsel or by any other representative of the Agent or the Lenders and all such representations and warranties shall be deemed to be given on the date of this Agreement and, except for the representations and warranties set forth in Section 2.1.8 (which shall be read as if they referred to the most recent financial statements delivered by the Borrowers to the Agent), Section 2.1.15 (to the extent the representations therein relate to the Information Memorandum and information provided by the Borrower prior to the Formal Date) and Section 2.1.16, on each Drawdown Date, on each Conversion Date, on each date of issuance, extension or renewal of a Letter of Credit and on each date of renewal of a Bankers' Acceptance or Libor Loan hereunder, with the same effect, subject to and to the extent consistent with the transactions contemplated hereby, as if made at and as of each such date, by reference to the facts and circumstances then prevailing.

                                   ARTICLE III

                              THE CREDIT FACILITIES

SECTION 3.1         - OBLIGATIONS OF THE LENDERS

Relying on each of the representations and warranties set out in Article II and subject to the terms and conditions herein contained, the Lenders individually and not jointly and severally nor as solidary obligors, agree to make their respective Commitments available to the Borrowers. In this respect, it is acknowledged that Paired Lenders shall have a single shared Commitment in respect of each of the Revolving Facility and the Term Facility and, accordingly, (I) a Borrowing by a Canadian Borrower under the Revolving Facility or the Term Facility will be granted only by Lenders which are Related Canadian Lenders of Paired Lenders, (II) a Borrowing by a US Borrower under the Revolving Facility or the Term Facility will be granted only by the Lenders which are Related US Lenders of Paired Lenders and (III) any decision, consent or voting hereunder on the basis of a shared Commitment of Paired Lenders may only be made at the direction of both Paired Lenders.

Notwithstanding the foregoing and the other provisions of this Agreement, Comerica Bank shall provide Borrowings under the Revolving Facility and the Term Facility out of its US Lending Office to the Canadian Borrowers and the US Borrowers until such time as Comerica Bank shall have transferred to a Related Canadian Lender its rights and obligations in respect of Borrowings by the Canadian Borrowers, at which time Comerica Bank and its said Related Canadian Lender shall become Paired Lenders for the purposes of this Agreement having shared Commitments in respect of the Revolving Facility and the Term Facility.

Neither the Agent nor any of the Lenders shall be responsible for the obligations of any other party to this Agreement. The failure of a Lender to make available a Borrowing in accordance with its obligations under this Agreement shall not release any other Lender or the Borrowers from their obligations hereunder.

SECTION 3.2         - DESIGNATION AND REMOVAL OF ADDITIONAL BORROWERS

3.2.1 DESIGNATION : the Credit Facilities are initially made available to Perkins, ICI and CII, as initial Borrowers hereunder. However, Perkins may at any time and from time to time, designate any other Restricted Subsidiary incorporated in and having its operations in either Canada or the United States of America, as an additional Borrower hereunder (an "ADDITIONAL BORROWER"). Perkins will make such designation by delivering to the Agent a notice to such effect substantially in the form set forth in SCHEDULE "J", or such other form as may be acceptable to the Agent, specifying the name, the jurisdiction of incorporation, the head or registered office and the principal place of business and operations of the new or existing Restricted Subsidiary so designated, and whether it is to be a Canadian Borrower or a US Borrower, and confirming that Perkins' guarantee set forth in Section 9.1 shall unconditionally apply to Borrowings by such Additional Borrower, the whole accompanied by the following documents which shall be in form and substance satisfactory to the Agent, namely:

         (a) if not already delivered to the Agent, the duly executed Subsidiary Guarantee(s) of such Restricted Subsidiary together with the documents and opinions contemplated by Section 9.2, and

         (b) an Adopting Instrument duly executed by such Restricted Subsidiary (containing therein the acknowledgement of each other Restricted Subsidiary to the effect that its Subsidiary Guarantee applies, to the extent permitted by law, to Borrowings and other liabilities hereunder of the said Additional Borrower), together with certified copies of the board of directors' resolutions and, if legally required, by-laws granting authority to the said Restricted Subsidiary to become a Borrower and obtain Borrowings hereunder, accompanied by a legal opinion of such Restricted Subsidiary's

                  Counsel (which opinion may form part of the opinion contemplated by Section 9.2) as to the status of such Restricted Subsidiary, its authority to become a Borrower and obtain Borrowings hereunder and the due execution, delivery and binding nature of the aforesaid Adopting Instrument;

3.2.2 EFFECTIVE DATE OF DESIGNATION : promptly on receipt of the documents referred to in Section 3.2.1 (provided they are in form and substance acceptable to the Agent), the Agent will confirm to Perkins, each other Restricted Subsidiary and the Lenders (I) the designation of the Additional Borrower as a Canadian Borrower or a US Borrower and the identity and address thereof for purposes of notices hereunder (as set forth in the relevant Adopting Instrument) and (II) the effective date (established by the Agent in consultation with Perkins and the Additional Borrower) of the designation of the Additional Borrower. As and from the effective date set forth in the aforesaid confirmation from the Agent, the Additional Borrower therein identified shall thenceforth be a party hereto having all the rights and obligations of a Borrower hereunder;

3.2.3 REMOVAL OF ADDITIONAL BORROWER : Perkins may at any time and from time to time, upon not less than five Business Days' prior written notice to the Agent, remove any Additional Borrower as a Borrower under this Agreement, provided that, on the effective date of such removal, the removed Additional Borrower shall have indefeasibly paid or repaid to the Agent and the Lenders all amounts owing by it hereunder.

         In addition, if an Additional Borrower shall cease to be a Subsidiary of Perkins, all amounts owing hereunder by such Additional Borrower shall then automatically become due and payable, and no further Borrowings may be obtained by such Additional Borrower hereunder.

SECTION 3.3           -  THE REVOLVING FACILITY

The Lenders hereby establish in favour of the Borrowers the Revolving Facility which shall be available as a revolving facility up to the Maturity Date, as follows:

3.3.1 THE CANADIAN BORROWERS : each Canadian Borrower shall be entitled from time to time to obtain Advances, repay such Advances and re-obtain Advances under the Revolving Facility in Canadian Dollars by way of Prime Rate Loans or Bankers' Acceptances or in US Dollars by way of US Base Rate Loans or Libor Loans, or any combination thereof, the whole up to the Revolving Facility Total Commitment and subject to the terms and conditions of this Agreement; and

3.3.2 THE US BORROWERS : each US Borrower shall be entitled from time to time to obtain Advances, repay such Advances and re-obtain Advances under the Revolving Facility in US Dollars by way of Base Rate Loans or Libor Loans, the whole up to the Revolving Facility Total Commitment and subject to the terms and conditions of this Agreement.

SECTION 3.4           -  THE TERM FACILITY

The Lenders hereby establish in favour of the Borrowers the Term Facility which shall be available as a revolving reducing term facility up to the Maturity Date, as follows:

3.4.1 THE CANADIAN BORROWERS: each Canadian Borrower shall be entitled from time to time to obtain Advances, repay such Advances and re-obtain Advances under the Term Facility, on a reducing basis as set forth in
         Section 3.8.2, in Canadian Dollars by way of Prime Rate Loans or Bankers' Acceptances or in US Dollars by way of US Base Rate Loans or Libor Loans, or any combination thereof, up to the Term Facility Total Commitment and subject to the terms and conditions of this Agreement; and

3.4.2 THE US BORROWERS: each US Borrower shall be entitled from time to time to obtain Advances, repay such Advances and re-obtain Advances under the Term Facility in US Dollars, on a reducing basis as set forth in
         Section 3.8.2, by way of Base Rate Loans or Libor Loans, or any combination thereof, up to the Term Facility Total Commitment and subject to the terms and conditions of this Agreement.

SECTION 3.5           -  THE OVERDRAFT AND L/C FACILITY

Royal and the US Overdraft and L/C Lender hereby respectively establish in favour of the Borrowers the Canadian Overdraft and L/C Facility and the US Overdraft and L/C Facility which shall be available up to the Maturity Date, as follows:

3.5.1 THE CANADIAN OVERDRAFT AND L/C FACILITY: the Canadian Overdraft and L/C Facility is hereby made available by Royal to the Canadian Borrowers by way of a revolving overdraft and L/C facility available to each Canadian Borrower in Canadian Dollars by way of Prime Rate Loans or Letters of Credit, or in US Dollars by way of US Base Rate Loans or Letters of Credit, or any combination thereof, up to US$10,000,000 or the Equivalent Amount in Canadian Dollars, subject to the terms and conditions of this Agreement; and

3.5.2 THE US OVERDRAFT AND L/C FACILITY: the US Overdraft and L/C Facility is hereby made available by the US Overdraft and L/C Lender to the US Borrowers by way of a revolving overdraft and L/C facility available to each US Borrower in US Dollars by way of Base Rate Loans or Letters of Credit (subject to the provisions of Section 3.7(b)(i) relating to eurodollar-based advances outstanding on the date hereof), or in Canadian Dollars by way of Letters of Credit, or any combination thereof, up to US$5,000,000, or the Equivalent Amount in Canadian Dollars subject to the terms and conditions of this Agreement.

SECTION 3.6           -  PURPOSES OF ADVANCES

The Credit Facilities shall be used by the Borrowers for general corporate and working capital purposes, including capital expenditure financing, refinancing of the Existing Facilities and to provide funding for Acquisitions subject however to the provisions of Section 11.1.29 and 11.2.8.

SECTION 3.7         - MANNER OF BORROWING

Subject to the provisions of this Agreement (and in particular Section 10) and provided no Default or Event of Default has occurred and is continuing (without having been cured or waived as provided herein), each Borrower may from time to time request Borrowings from the Lenders up to the amount of the Revolving Facility Total Commitment, Term Facility Total Commitment or relevant Overdraft and L/C Facility Commitment, as the case may be:

(a) in the case of Advances under the Revolving Facility or the Term Facility which must, in each instance, be in a minimum amount of US$5,000,000 or Cdn$5,000,000, as the case may be, and whole multiples of US$1,000,000 or Cdn$1,000,000 in excess thereof:

         (i) if by way of a Prime Rate Loan, US Base Rate Loan or Base Rate Loan or if by way of a Borrowing by way of Bankers' Acceptances, upon giving irrevocable telephone notice to the Agent at least by 12:00 noon on the Business Day preceding the Drawdown Date, followed by written confirmation to the Agent on the same day substantially in the form set forth in SCHEDULE "K" (or such other form as the Agent may approve); and

         (ii) if by way of a Libor Loan, upon giving irrevocable telephone notice to the Agent at least by 12:00 noon on the Business Day immediately preceding the relevant Interest Determination Date, followed by written confirmation to the Agent on the same day substantially in the form set forth in SCHEDULE "K" (or such other form as the Agent may approve);

(b)     in the case of Advances under the Overdraft Facility:

         (i) if by way of overdraft, by creating an overdraft in the relevant Canadian Borrower's Account maintained with Royal or in the relevant US Borrower's Account maintained with the US Overdraft and L/C Lender, in which case such overdraft will be covered by an Advance from Royal or the US Overdraft and L/C Lender, as the case may be, into the said account (X) in a minimum amount of US$10,000 or Cdn$10,000, as the case may be, or any multiple thereof so as to cover the overdraft in the case of the Canadian Overdraft and L/C Facility and (Y) to the nearest US Dollar so as to cover the overdraft in the case of the US Overdraft and L/C Facility (PROVIDED THAT the eurodollar-based advance granted prior ------------- to the Formal Date by the US Overdraft and L/C Lender to CII with an interest period ending on July 29, 1998 shall, on the date hereof, be transferred to and constitute a Borrowing under the US Overdraft and L/C Facility which shall continue to bear interest on a eurodollar basis until the expiry of the said interest period); or

         (ii) if by way of the issuance of a Letter of Credit, by following the procedure set forth in Section 6.2 and by giving notice thereof to the relevant Overdraft and L/C Lender substantially in the form set forth in SCHEDULE "L" (or such other form or in such other manner as the relevant Overdraft and L/C Lender may approve);

and subject to the terms hereof, the relevant Lenders shall make each such Advances available to the extent that on the relevant Drawdown Date, the Aggregate Commitment remaining unadvanced and uncancelled hereunder and, as appropriate, the amount remaining unadvanced and uncancelled under the Revolving Facility Total Commitment, the Term Facility Total Commitment and/or the Relevant Overdraft and L/C Commitment is, in each case, then sufficient to allow for the requested Borrowing.

SECTION 3.8         - MANDATORY REPAYMENT OF BORROWINGS UNDER THE CREDIT
                      FACILITIES

3.8.1 MANDATORY REPAYMENT OF ALL BORROWINGS ON MATURITY DATE: all Borrowings and other amounts outstanding under each of the Credit Facilities shall be fully and finally paid (together with interest and fees related thereto) on the Maturity Date, whereupon each Credit Facility shall be cancelled and each Lender's Commitments shall automatically be reduced to zero and be terminated;

3.8.2 AUTOMATIC REDUCTIONS AND MANDATORY REPAYMENTS OF THE TERM FACILITY: the Term Facility Total Commitment shall automatically reduce in ten semi-annual amounts commencing on the date falling six months following the second anniversary of the Formal Date and thereafter on the date falling each six months thereafter, with the first nine reductions being each of US$7,500,000 and with a final reduction of US$32,500,000 on the Maturity Date, PROVIDED THAT if any such due date is not a Business Day, the relevant reduction shall be made on the immediately following Business Day, except for the Maturity Date where, in such case, the final reduction shall be made on the Business Day immediately preceding the Maturity Date.

         Each Borrower shall make all necessary repayments of Borrowings under the Term Facility so as to ensure that outstanding Borrowings under the Term Facility never exceed the Term Facility Total Commitment, as reducing in accordance with the previous paragraph of this Section.

SECTION 3.9         - OPTIONAL REPAYMENT OR PREPAYMENT AND CANCELLATION OF
                      CREDIT FACILITIES

3.9.1 VOLUNTARY PAYMENTS: Any Borrower may, without penalty, repay or otherwise retire the Borrowings outstanding hereunder in full or in part from time to time, (A) by making repayment of the Overdraft and L/C Facility through deposit of funds in the relevant Borrower's Account in the case of the Overdraft and L/C Facility or (B) upon giving an irrevocable telephone notice to the Agent at least by 9:00 a.m. on the repayment date in the case of the repayment of a Prime Rate Loan, a US Base Rate Loan or a Base Rate Loan up to a maximum amount of US$25,000,000 or Cdn$25,000,000, as the case may be, or by 12:00 noon on the Business Day preceding the repayment date in the case of the repayment of other Borrowings, in each case followed by written confirmation to the Agent on the same day substantially in the form set forth in SCHEDULE "M" (or such other form as the Agent may approve) in the case of the Revolving Facility or the Term Facility, PROVIDED THAT, repayments under the Revolving Facility or the Term
         Facility must in each instance, be in a minimum amount of US$5,000,000 or Cdn$5,000,000, as the case may be, and whole multiples of US$1,000,000 or Cdn$1,000,000 in excess thereof (or the remaining balance of the relevant Credit Facility). Any amount so repaid may be re-borrowed as provided herein;


3.9.2 CANCELLATION AND REDUCTION OF THE REVOLVING FACILITY, THE TERM FACILITY OR THE OVERDRAFT AND L/C FACILITIES: the Borrowers may, at any time, upon Perkins giving not less than five Business Days' prior written notice thereof to the Agent substantially in form and substance as set forth in SCHEDULE "M", cancel and reduce without penalty the whole or any portion of the Revolving Facility Total Commitment, Term Facility Total Commitment or Overdraft Facility Commitment(s), in an aggregate minimum amount of US$5,000,000 and whole multiples of US$1,000,000 in excess thereof in the case of the Revolving Facility or Term Facility and of US$500,000 and whole multiples of US$100,000 in excess thereof in the case of an Overdraft and L/C Facility (or the remaining balance of the Revolving Facility Total Commitment, Term Facility Total Commitment or Overdraft and L/C Commitment(s)). Such notice of cancellation with respect to any drawn portion of the Revolving Facility Total Commitment, Term Facility Total Commitment or Overdraft and L/C Commitment(s) shall be without effect as long as on or before the day on which such cancellation is to take effect in accordance with such notice (A) such drawn portion shall have been repaid or otherwise retired in accordance herewith, and (B) the accrued interest on such drawn portion and any applicable fees shall have been paid. The amount by which the Revolving Facility Total Commitment, Term Facility Total Commitment or Overdraft and L/C Commitment(s) is so reduced and cancelled may not be reinstated hereunder and any such cancellation and reduction shall be irrevocable and shall permanently reduce the Aggregate Commitment and, to the extent applicable, each Lender's Commitment in respect thereof in an amount equal to its Lender's Proportion of the amount of the Revolving Facility Total Commitment and/or Term Facility Total Commitment so cancelled and reduced or in an amount equal to the amount of the Overdraft and L/C Commitment(s) so cancelled and reduced;

3.9.3 EXCEPTIONS AND LIMITATIONS: notwithstanding the terms of Sections 3.9.1 and 3.9.2, a Borrowing outstanding:

         (a) by way of Bankers' Acceptance may not be so prepaid, save for a repayment on the maturity date of the relevant Bankers' Acceptance, except as provided in Sections 3.13 and 8.8;

         (b) by way of Libor Loan may not be so prepaid, unless such prepayment occurs on the last day of the applicable Libor Interest Period or, if prepayment occurs on a day other than the last day of the applicable Libor Interest Period (for whatever reason), unless such prepayment is made together with the payment to the Agent (on behalf of the relevant Lenders) of the indemnity payment required to be made under Section
                  12.2.5 in connection with the amount being prepaid to the extent such indemnity has then been determined and notified to the relevant Borrower (provided, for purposes of clarification, that if the whole or any portion of such indemnity payment is determined or notified subsequently, such indemnity shall nevertheless be payable on demand as provided herein); or

         (c) by way of Letter of Credit may not be so prepaid or retired prior to the expiry date thereof unless (I) the Overdraft and L/C Lender is fully released and discharged from all its liabilities and obligations arising from such Letter of Credit and the Overdraft and L/C Lender has received written evidence satisfactory to it of such release and discharge, or (II) a bank acceptable to the Overdraft and L/C Lender issues to it a full unconditional counter-guarantee or indemnity in favour of that Overdraft and L/C Lender acceptable to it in respect of such Letter of Credit.

SECTION 3.10        - OTHER MANDATORY REDUCTIONS AND CANCELLATION OF CREDIT
                      FACILITIES

The Borrowers shall be required to reduce and cancel the Credit Facilities in certain cases of disposition of assets as set forth in Section 11.2.2(e).

SECTION 3.11        - CONVERSION OPTION

3.11.1 MANNER OF CONVERSION: subject to the provisions of this Agreement, a Borrower may, during the term of this Agreement, effective on any Business Day, convert, in whole or in part, an outstanding Borrowing under a Credit Facility (other than a Borrowing by way of a Letter of Credit) into any other basis of Borrowing in the same currency available under that Credit Facility, and in minimum amounts identical to the minimum amounts required for Borrowings under
           Section 3.7, upon giving to the Agent on behalf of the Lenders the following notice in respect of the basis of Borrowing into which the outstanding Borrowing is to be converted:

           (a) in the case of a Prime Rate Loan, a US Base Rate Loan, a Base Rate Loan or a Borrowing by way of Bankers' Acceptances, irrevocable telephone notice at least by 12:00 noon on the Business Day preceding the Conversion Date;

           (b) in the case of a Libor Loan, irrevocable telephone notice at least by 12:00 noon on the Business Day immediately preceding the relevant Interest Determination Date;

           in each case, followed by written confirmation to the Agent on the same day substantially in the form set forth in SCHEDULE "K" (or such other form as the Agent may approve);

3.11.2 CONDITIONS OF CONVERSION: a conversion under Section 3.11.1 may be made only on condition that:

           (a) no Default or Event of Default has occurred and is continuing;

           (b) a Libor Loan may be converted, in whole or in part, only on the last day of the relevant Libor Interest Period, and provided that if less than all such Libor Loan is converted, then after such conversion not less than US$5,000,000 (and multiples of US$1,000,000 in excess thereof) shall remain as a Libor Loan;

           (c) a Borrowing by way of Bankers' Acceptances may be converted, in whole or in part, only on the relevant maturity date of such Bankers' Acceptances and provided that if less than all Borrowings by way of Bankers' Acceptances are converted, then after such conversion not less than Cdn$5,000,000 (and multiples of Cdn$1,000,000 in excess thereof) shall remain as Borrowings by way of Bankers' Acceptances;

           (d) a conversion into a Borrowing by way of Libor Loan shall only be made to the extent that the conditions outlined in
                    Section 5.2 or 8.7 shall not exist in respect thereof on the relevant Conversion Date;

           (e) a conversion into a Borrowing by way of Bankers' Acceptances shall only be made to the extent that the conditions outlined in Section 7.2.7 or 8.7 shall not exist in respect thereof on the relevant Conversion Date; and

           (f) on the Conversion Date, the amount of the outstanding Borrowings (after any such conversion) would not exceed the amount permitted to be borrowed under the relevant Credit Facility nor the amount of the Aggregate Commitment at that time;

3.11.3   ACKNOWLEDGEMENTS:

         (a)      the conversion of any Borrowing as provided in this Section
                  3.11 shall take place without novation and shall not be deemed to constitute a repayment of any Borrowing hereunder nor a new Advance of funds hereunder; and

         (b) with respect to all matters of calculation and rate determinations in this Section 3.11, the determination by the Agent shall be final and conclusive, save in the case of manifest error.

SECTION 3.12        - DEPOSIT OF PROCEEDS OF LOANS AND DISCOUNTED PROCEEDS

Until such time as the Agent is otherwise directed by a Borrower in writing, the Agent shall deposit to the relevant Borrower's Account on the applicable Drawdown Date the proceeds of each Borrowing under the Revolving Facility or the Term Facility by way of Loans made by such Borrower on such Drawdown Date and the Discounted Proceeds, less the Acceptance Fee, in respect of each Bankers' Acceptance of such Borrower accepted and purchased by a Lender (or in respect of each Discount Note of such Borrower issued to a Lender) on such Drawdown Date.

SECTION 3.13        - CURRENCY AND OTHER ADJUSTMENTS

If, on the first Business Day of any month during the term of this Agreement, the Agent determines that as a result of a change in the exchange rate of the US Dollar against the Canadian Dollar or for any other reason, the Equivalent Amount in US Dollars of the total of the Borrowings outstanding in Canadian Dollars under any of the Credit Facilities, when added to the Borrowings outstanding in US Dollars under such Credit Facility, would exceed the maximum available amount thereof, expressed in US Dollars, as determined on such day, then the Borrowers shall, within three Business Days following demand by the

Agent, repay and retire the relevant Borrowings to the extent of the amount of any such excess (subject to the provisions of Section 12.2). In the case of a Borrowing outstanding by way of Bankers' Acceptances, such repayment shall be made by the payment to the Agent for the account of the Canadian Lenders of an amount in Canadian Dollars equal to the face value of the relevant unmatured Bankers' Acceptances, or such lesser amount as will cover the excess, and, upon such payment, the Borrower(s) having made the payment shall be released of its(their) liability to the Lenders in respect of such unmatured Bankers' Acceptances to the extent of the amount so paid.

In order to allow the Agent to make the determination contemplated by the preceding paragraph, each Overdraft and L/C Lender will notify the Agent in writing, by 12:00 noon on the first Business Day of each month, of the total amount of Borrowings outstanding on such day under its Overdraft and L/C Facility.

SECTION 3.14          -    RELIANCE ON ORAL INSTRUCTIONS

The Agent and each Lender shall be entitled to act upon the oral instructions of any Person which the Agent or any Lender believes is a Person a Borrower has identified in writing from time to time to the Agent or the Lender as being a Person authorized by such Borrower to give instructions regarding the completion and issuance of Bankers' Acceptances and the Drawdown or conversion of other Borrowings and neither the Agent nor any Lender shall be responsible for any error or omission in such instructions or in the performance thereof except in the case of gross negligence or wilful misconduct by the Agent or that Lender or their respective employees, representatives or agents. Any such oral instructions so given shall be promptly confirmed in writing by the relevant Borrower to the Agent or Lender. A Borrower may revoke the authority of such Persons so authorized by notifying the Agent and the Lenders, in writing, which notice shall be effective on the Business Day immediately following the date of its actual receipt by the Agent and the Lenders. Any instructions given to any Agent or any Lender before the day such notice becomes effective shall remain effective for the purpose of this Agreement.

SECTION 3.15        - BORROWINGS AND REPAYMENTS PROPORTIONAL TO COMMITMENTS

Any Borrowing and any repayment under or in respect of the Revolving Facility or the Term Facility shall be made through the Agent and, to the greatest extent possible, shall be, as to each set of Paired Lenders, proportional to their shared Commitment in respect of the Credit Facility which is the subject of the relevant Borrowing, subject to the other provisions of this Agreement, including the adjustments permitted by Section 7.2.2(b) in respect of Borrowings by way of Bankers' Acceptances.

Any Borrowing and any repayment under or in respect of an Overdraft and L/C Facility need not be prorated, except after acceleration pursuant to Section 14.2.

                                   ARTICLE IV

                          PAYMENT OF INTEREST AND FEES

SECTION 4.1         - PAYMENT OF INTEREST

Each Borrower covenants and agrees to pay at or before 12:00 noon on each relevant day hereafter set forth, interest on Loans outstanding from time to time accrued from the applicable Drawdown Date, Conversion Date or date of renewal of such Loans until the date on which repayment in full of such Loans is received by the Lenders, such interest being calculated at the rates per annum (subject to the provisions of Section 4.7) determined as follows:

4.1.1 INTEREST ON PRIME RATE LOANS : each Canadian Borrower shall pay to the Agent on behalf of the Lenders in the case of Borrowings under the Revolving Facility or the Term Facility and to Royal in the case of Borrowings under the Canadian Overdraft and L/C Facility, on each outstanding Prime Rate Loan obtained by it, as evidenced by the Loan Account, interest in Canadian Dollars for value on each Interest Date at a rate per annum equal to the Prime Rate plus the Applicable Margin. Each change in the fluctuating interest rate for such Prime Rate Loan will take place concurrently with the corresponding change in the Prime Rate. Such interest shall accrue from day to day, shall be payable monthly in arrears on each Interest Payment Date and shall be calculated on the daily outstanding balance of such Prime Rate Loan on the basis of the actual number of days elapsed (including the first day but excluding the last day of any period of time during which a Prime Rate Loan is outstanding) in a year of 365 days;

4.1.2 INTEREST ON US BASE RATE LOANS: each Canadian Borrower shall pay to the Agent on behalf of the Lenders in the case of Borrowings under the Revolving Facility or the Term Facility and to Royal in the case of Borrowings under the Canadian Overdraft and L/C Facility, on each outstanding US Base Rate Loan obtained by it, as evidenced by the Loan Account, interest in US Dollars for value on each Interest Date at a rate per annum equal to the US Base Rate plus the Applicable Margin. Each change in the fluctuating interest rate for such US Base Rate Loan will take place concurrently with the corresponding change in the US Base Rate. Such interest shall accrue from day to day, shall be payable monthly in arrears on each Interest Payment Date and shall be calculated on the daily outstanding balance of such US Base Rate Loan on the basis of the actual number of days elapsed (including the first day but excluding the last day of any period of time during which a US Base Rate Loan is outstanding) in a year of 365 days;

4.1.3 INTEREST ON BASE RATE LOANS: each US Borrower shall pay to the Agent on behalf of the Lenders in the case of Borrowings under the Revolving Facility or the Term Facility, and to the US Overdraft and L/C Lender in the case of the US Overdraft and L/C Facility, on each outstanding Base Rate Loan obtained by it, as evidenced by the Loan Account, interest in US Dollars for value on each Interest Date at a rate per annum equal to the Base Rate plus the Applicable Margin. Each change in the fluctuating rate of interest for such Base Rate Loan will take place concurrently with the corresponding change in the Base Rate. Such interest shall accrue from day to day, shall be payable monthly in arrears on each Interest Payment Date and shall be calculated on the daily outstanding balance of such Base Rate Loan on the basis of the actual number of days elapsed (including the first day but excluding the last day of any period of time during which a Base Rate Loan is outstanding) in a year of 365 days; and

4.1.4 INTEREST ON LIBOR LOANS: each Borrower shall pay to the Agent on behalf of the Lenders, on each outstanding Libor Loan, as evidenced by the Loan Account, interest in US Dollars for value on each Libor Interest Date applicable to such Libor Loan, at a rate per annum equal to the Adjusted Libor plus the Applicable Margin. Such interest shall accrue from day to day, shall be payable in arrears on each Libor Interest Date and shall be calculated on the daily outstanding balance of such Libor Loan on the basis of the actual number of days elapsed (including the first day of each Libor Interest Period but excluding the last day thereof) divided by 360 days.

Each determination by the Agent or an Overdraft and L/C Lender of the applicable rate of interest in respect of a Borrowing pursuant to this Section 4.1 shall, in the absence of manifest error, be final, conclusive and binding on the Borrowers. Upon determination of the rate of interest applicable to a Libor Loan, the Agent shall notify the relevant Borrower and each relevant Lender of such rate.

SECTION 4.2         - ACCEPTANCE FEE

Upon acceptance of a Bankers' Acceptance by a Lender (or the issuance to a Lender of a Discount Note in lieu thereof), the relevant Canadian Borrower shall pay to the Agent on behalf of such Lender, the Acceptance Fee set forth in
Section 7.2.6 calculated using the applicable Acceptance Rate.

SECTION 4.3         - L/C FEE

Each relevant Borrower shall, at the times and in accordance with the requirements set forth in Section 6.3, pay to the applicable Overdraft and L/C Lender, the L/C Fee calculated using the applicable L/C Rate and the other charges therein contemplated.

SECTION 4.4         - STANDBY FEES

On the last Business Day of September, December, March and June of each year and on the Maturity Date during the period commencing on the Formal Date and ending on the Maturity Date (each a "STANDBY FEE PAYMENT DATE"), Perkins shall pay to the Agent for the account of the Canadian Lenders at their respective Branches of Account in Canada (and for the account of Comerica Bank at its US Lending Office until such time as it shall have transferred part of its rights and obligations hereunder to a Related Canadian Lender as contemplated by Section 3.1) and to be divided among them according to their respective Lender's Proportion of the Revolving Facility Total Commitment and Term Facility Total Commitment and the Canadian Borrowers shall pay to the Canadian Overdraft and L/C Lender and the US Borrowers shall pay to the US Overdraft and L/C Lender, a non-refundable standby fee (the "STANDBY FEE") calculated for each day during such period at a rate per annum equal to the Standby Fee Rate in effect for such day. The Standby Fee shall be calculated on a daily basis on the undrawn portion of the Revolving Facility Total Commitment and the Term Facility Total

Commitment in the case of the Standby Fee payable for the account of the Canadian Lenders and on the undrawn portion of each Overdraft and L/C Commitment in the case of the Standby Fee payable to each of the Overdraft and L/C Lenders, and on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. Each payment of the Standby Fee shall be calculated for the period from and including the Formal Date or the last Standby Fee Payment Date, as the case may be, to, but not including, the next Standby Fee Payment Date. The Standby Fee is payable in US Dollars.

SECTION 4.5         - AGENT'S FEES

Perkins covenants and agrees to pay the Agent for its own account, such fees as may from time to time be due by it under a letter agreement made between Perkins and the Agent.

SECTION 4.6         - APPLICABLE MARGIN AND FEE RATE MATRIX

In determining the interest rates and fees payable under Sections 4.1 to 4.4 inclusive, reference shall be made to the Funded Debt to Total Capitalization ratio applicable as indicated on the following matrix. The Applicable Margin, Acceptance Rate, L/C Rate and Standby Fee Rate, as the case may be, shall be determined by reference to the appropriate tier of pricing appearing on the said matrix.

Any change in the Applicable Margin, Acceptance Rate, L/C Rate and Standby Fee Rate shall be calculated with retroactive effect from the first day after the fiscal quarter for which the calculation of the Funded Debt to Total Capitalization Ratio applies.

Notwithstanding the foregoing, and to the extent possible:

(a) in the case of a Borrowing by way of Bankers' Acceptances, (I) if such Bankers' Acceptances have already matured at the time of a pricing change, the adjustment to the Acceptance Fee will be made retroactively and the relevant Borrower will be charged or credited accordingly and
         (II) if such Bankers' Acceptances have not yet matured, the adjustment to the Acceptance Fee shall be computed based on the number of days remaining in the term of such Bankers' Acceptances from and including the date of the change, and adjustment shall be made by increasing or reducing, as applicable, the payment made or to be made by the relevant Borrower on the relevant maturity date of Bankers' Acceptances by the amount of such adjustment; and

(b) in the case of a Borrowing by way of a Libor Loan, (I) if such Libor Loan has already matured at the time of a pricing change, the adjustment to the interest rate will be made retroactively and the relevant Borrower will be charged or credited accordingly and (II) if such Libor Loan has not yet matured, any adjustment to the interest rate shall be computed based on the number of days remaining in the Libor Interest Period from and including the date of the change in Applicable Margin in respect of such Libor Loan, and adjustment shall be made by increasing or reducing, as applicable, the interest payable on the relevant Libor Interest Date in respect of such Libor Loan by the amount of such adjustment.


        (1)                 (2)                      (3)                     (4)                     (5)

       TIER         FUNDED DEBT TO TOTAL    APPLICABLE MARGIN FOR   APPLICABLE MARGIN FOR      STANDBY FEE RATE
                    CAPITALIZATION RATIO    PRIME RATE LOANS, US      LIBOR LOANS AND
                                               BASE RATE LOANS,       ACCEPTANCE RATE,
                                               BASE RATE LOANS            L/C RATE


         I                 <= 20%                    0.0                    0.50%                   0.15%

        II            > 20% but <= 30%               0.0                   0.625%                   0.175%

        III           > 30% but <= 40%               0.0                    0.75%                   0.20%

        IV                 > 40%                     0.0                   0.875%                   0.25%


SECTION 4.7         - INTEREST ON OVERDUE AMOUNTS

4.7.1 OVERDUE PRINCIPAL OR INTEREST: (a) upon a default in the payment of principal due under this Agreement, the defaulting Borrower shall pay interest on all principal at a rate per annum equal to the interest rate which would otherwise be applicable to such principal if it were not in default, increased by 2% per annum, and (B) upon a default in the payment of interest due under this Agreement or any of the other Operative Documents, the defaulting Borrower shall pay interest on such overdue interest at a rate per annum equal to the rate which would otherwise be applicable, increased by 2% per annum.

4.7.2 OTHER AMOUNTS: at any time, upon a default in the payment of any other amount due under this Agreement, the Borrower having failed to make the payment shall pay interest on such overdue amount (which overdue amount, for greater certainty, shall not include overdue principal or interest) at a rate per annum equal to (A) if the overdue amount is denominated in US Dollars and is owed to a Canadian Lender, the sum of the US Base Rate in effect from time to time PLUS the Applicable Margin for a US Base Rate Loan at such time PLUS 2% per annum (B) if the overdue amount is denominated in US Dollars and is owed to a US Lender, the sum of the Base Rate in effect from time to time PLUS the Applicable Margin for a US Base Rate Loan at such time PLUS 2% per annum and (C) if the overdue amount is denominated in Canadian Dollars, the sum of the Prime Rate in effect from time to time PLUS the Applicable Margin for Prime Rate Loans at such time PLUS 2% per annum.

4.7.3 PAYMENT: in each case under Sections 4.7.1 and 4.7.2, interest shall be payable on demand and shall be calculated on a daily basis and compounded monthly from the date such amount becomes due and payable for so long as such amount remains unpaid and on the basis of a year of 365 days.

         All interest provided for in this Agreement shall be payable both before and after maturity, default and judgment.

SECTION 4.8        - COMPUTATION OF INTEREST FOR INTEREST ACT (CANADA) PURPOSES

4.8.1 NOMINAL RATE OF INTEREST: unless otherwise stated, wherever in this Agreement reference is made to a rate of interest "per annum" or a similar expression is used, such interest shall be calculated on the basis of a calendar year of 365 days and using the nominal rate method of calculation, and shall not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest.

4.8.2 INTEREST ACT (CANADA) DISCLOSURE: for the purpose of the INTEREST ACT (Canada) and disclosure thereunder, whenever interest to be paid hereunder is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.

                                    ARTICLE V

                      CONDITIONS APPLICABLE TO LIBOR LOANS

SECTION 5.1         - SELECTION OF LIBOR INTEREST PERIODS

5.1.1 AMOUNT AND AVAILABILITY: all Libor Loans shall be drawn down in US Dollars in the minimum amounts set forth in Section 3.7 and shall be for a Libor Interest Period as selected pursuant to Section 5.1.2, subject to availability to each Lender, respectively.

5.1.2 SELECTION OF LIBOR INTEREST PERIOD: if a Borrower has requested a Borrowing by way of Libor Loan pursuant to Section 3.7 or has chosen to convert an existing Borrowing into a Libor Loan pursuant to Section 3.11, such Borrower shall, prior to the expiry of each relevant Libor Interest Period, give notice to the Agent in accordance with the requirements of Section 3.7 stating the selected duration (being a duration of one, two, three or six months) of the next applicable Libor Interest Period for such Borrowing or setting forth the intention of the said Borrower to repay or convert such Libor Loan at the end of the current Libor Interest Period, it being understood that:

         (a) in the case of a Borrowing by way of Libor Loan which is already outstanding, the Libor Interest Period shall commence on and include the last day of the then current Libor Interest Period for such Borrowing;

         (b) the commencement of the chosen Libor Interest Period is subject to availability to each relevant Lender;

         (c) whenever the last day of any Libor Interest Period would otherwise occur on a day other than a Business Day, the last day of such Libor Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED HOWEVER, that, if such extension would cause the last day of such Libor Interest Period to occur in the next following calendar month, the last day of such Libor Interest Period shall occur on the immediately preceding Business Day; and

         (d) whenever the first day of any Libor Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Libor Interest Period, such Libor Interest Period shall end on the last Business Day of such succeeding calendar month.

5.1.3 DEEMED CONVERSION: if, in respect of a Libor Loan which is already outstanding, a Borrower fails to give notice as provided in Section 5.1.2, the said Borrower shall be deemed to have notified the Agent on behalf of the relevant Lenders of its intention to convert, without novation, the relevant Libor Loan into a US Base Rate Loan in the case of an outstanding Libor Loan from a Canadian Lender or into a Base Rate Loan in the case of an outstanding Libor Loan from a US Lender.

SECTION 5.2         - ALTERNATE BASIS OF BORROWING

If at any time during the term of this Agreement, a Lender determines reasonably and in good faith (which determination shall, in the absence of manifest error, be final, conclusive and binding upon the Borrowers) that:

(a) adequate and fair means do not exist for ascertaining the rate of interest with respect to a Libor Loan,

(b) the cost to such Lender of making, funding or maintaining its Lender's Proportion of a Libor Loan does not accurately reflect its effective cost in respect thereof,

(c) the making or continuing of Libor Loans by any Lender has been made impracticable by the occurrence of any event which materially and adversely affects the London interbank eurodollar market, or

(d) deposits in US Dollars are not available to a Lender in the London interbank eurodollar market in sufficient amounts in the ordinary course of business for the applicable Libor Interest Period to make, fund or maintain a Libor Loan during such Libor Interest Period, then, the Agent shall, on behalf of the Lender affected by such event or circumstance (the "AFFECTED LENDER"), notify the Borrowers of such determination in writing with an indication of the Loans affected by such determination (each an "AFFECTED LOAN"). For so long as the circumstances referred to in paragraphs
(a), (b), (c) or (d) above shall continue and until notice to the contrary is given to the Borrowers by the Agent on behalf of the Affected Lender, the Affected Lender shall not be obliged to make any further Affected Loans available under the Credit Facilities. The principal amount of all outstanding Affected Loans granted by the Affected Lender shall, at the expiry of the relevant Libor Interest Period, automatically be converted without novation into such other form of Borrowings as the relevant Borrower may request by notice to the Agent or failing such notice by the said Borrower, into US Base Rate Loans in the case of an outstanding Libor Loan from a Canadian Lender or into a Base Rate Loan in the case of an outstanding Libor Loan from a US Lender, and thereafter, for so long as the circumstances referred to in any of paragraphs
(a) to (d) above continue, such Affected Lender shall only be obliged to extend its Lender's Proportion of Affected Loans in such other forms of Borrowings or in US Base Rate Loans or Base Rate Loans, as the case may be.

                                   ARTICLE VI

                   CONDITIONS APPLICABLE TO LETTERS OF CREDIT

SECTION 6.1         - LETTERS OF CREDIT ISSUED BY AN OVERDRAFT AND L/C LENDER

(a) AVAILABILITY: subject to the terms and conditions of this Agreement and each L/C Application, each Overdraft and L/C Lender agrees to make Borrowings available under the Overdraft and L/C Facility, up to the L/C Commitment, by the issue of Letters of Credit on any Business Day during the Commitment Period in such form as may be approved from time to time by the relevant Overdraft and L/C Lender; PROVIDED THAT no Overdraft and L/C Lender shall have any obligation to issue any Letters of Credit if the relevant Overdraft and L/C Lender, acting reasonably, is not satisfied with the form or substance thereof or if, after giving effect to such issuance:

         (i) the aggregate L/C Obligations of the Borrowers to the relevant Overdraft and L/C Lender would exceed the L/C Commitment, or

         (ii) the aggregate amount of Borrowings outstanding under the relevant Overdraft and L/C Facility made available by the relevant Overdraft and L/C Lender would exceed the Commitment of such Overdraft and L/C Lender in respect of the Overdraft and L/C Facility;

(b)      DENOMINATION AND TERM:   each Letter of Credit shall:

         (i) be denominated in US Dollars or Canadian Dollars, and be issued in a face amount of not less than US$50,000 or Cdn$50,000, or such lower amounts as the relevant Overdraft and L/C Lender may consent to from time to time, and be either
                  (A) a standby letter of credit or a letter of guarantee issued to support obligations of a Borrower, contingent or otherwise, which are for a purpose permitted by Sections 3.6, 11.1.29 and 11.2.8, or (B) a commercial letter of credit issued in respect of the purchase of goods or services by a Borrower or other corporate needs in the ordinary course of business;

         (ii) expire no later than the earlier of (A) the first anniversary of its date of issuance, renewal or extension and (B) the fifth Business Day before the Maturity Date;

(c) APPLICATION OF UCP: each Letter of Credit other than a letter of guarantee (whether denominated in US Dollars or Canadian Dollars) shall be subject to the Uniform Customs and Practice for Documentary Credits as published from time to time by the International Chamber of Commerce and shall not contravene Applicable Law.

SECTION 6.2           -    PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT

(a) ISSUANCE: a Borrower may from time to time request an Overdraft and L/C Lender to issue a Letter of Credit under its L/C Commitment by delivering to such Lender a notice of borrowing substantially in the form set forth in SCHEDULE "L" and delivering an L/C Application therefor to that Overdraft and L/C Lender at its Branch of Account. Upon receipt of any L/C Application, the said Overdraft and L/C Lender will process such L/C Application in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall an Overdraft and L/C Lender be required to issue any Letter of Credit earlier than two Business Days after receipt of the L/C Application therefor) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Overdraft and L/C Lender and the relevant Borrower;

(b) EXTENSION OR RENEWAL: a Borrower may request the extension or renewal or other amendment of any Letter of Credit issued for its account by giving written notice specifying the details of such request to the relevant Overdraft and L/C Lender at its Branch of Account (at least three Business Days (or any shorter period acceptable to the relevant Overdraft and L/C Lender) before the then currently scheduled expiry date of such Letter of Credit. Subject to the terms of the L/C Application therefor and the terms of this Agreement, the said Overdraft and L/C Lender shall promptly extend or renew or, subject to any such amendment being acceptable to the said Overdraft and L/C Lender, amend such Letter of Credit and furnish such extended or renewed or amended Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the said Overdraft and L/C Lender and the relevant Borrower.

SECTION 6.3           -    FEES, COMMISSIONS AND OTHER CHARGES

(a) L/C FEE:. the Borrower having requested the issuance of a Letter of Credit hereunder shall pay to the Overdraft and the L/C Lender which is to issue such Letter of Credit, a non-refundable fee with respect to such Letter of Credit in an amount equal to the L/C Rate then in effect TIMES the face amount thereof, which fee shall be payable quarterly in arrears on the last Business Day of September, December, March and June of each year and on the Maturity Date. The L/C Fee for a particular Letter of Credit shall accrue at the L/C Rate during the period from the date on which such Letter of Credit is issued until, as the case may be, the last day of the relevant quarterly period or, if such Letter of Credit expires during such quarterly period, the expiry date of such Letter of Credit, and shall be calculated on the basis of the actual number of days elapsed in a year of 365 days;

(b) OTHER CHARGES: in addition to the L/C Fee, the relevant Borrower shall pay to each Overdraft and L/C Lender for its own account, with respect to each Letter of Credit issued by it hereunder and at the time of issue thereof and upon the review or negotiation of documents thereunder, the acceptance of any draft thereunder and the making of payments thereunder, and upon the making of amendments in respect thereof, the customary administrative, issuance, amendment, payment and negotiation charges of such Overdraft and L/C Lender as well as the fees and charges of any correspondent bank in connection therewith.

 SECTION 6.4          -    REIMBURSEMENT OBLIGATION OF THE BORROWERS

(a) REIMBURSEMENT: each Borrower shall reimburse the relevant Overdraft and L/C Lender (whether through Borrowings under the Overdraft and L/C Facility or otherwise) on each date on which a drawing is made under any Letter of Credit issued for the account of such Borrower and paid by the said Overdraft and L/C Lender for the amount equal to the aggregate of (I) such drawing so paid and (II) any customary charges or other reasonable costs or expenses which are incurred by the said Overdraft and L/C Lender in connection with such payment. Each such payment shall be made to the relevant Overdraft and L/C Lender at its applicable Branch of Account in the currency in which such Letter of Credit is denominated and in immediately available funds;

(b) FAILURE TO REIMBURSE AND CONVERSION: if a Borrower fails fully to reimburse the relevant Overdraft and L/C Lender for the amount owing to such Overdraft and L/C Lender under paragraph (a) above, then:

         (i) in the case of a Letter of Credit issued at the request of a US Borrower and denominated in US Dollars, such amount shall be deemed to be a Borrowing under the Overdraft and L/C Facility by way of a Base Rate Loan for all purposes of this Agreement,

         (ii) in the case of a Letter of Credit issued at the request of a US Borrower and denominated in Canadian Dollars, such amount shall be converted into US Dollars by the US Overdraft and L/C Lender on the basis of its actual spot rate of exchange for selling Canadian Dollars to obtain US Dollars as at the relevant time, determined in accordance with the standard practices of the US Overdraft and L/C Lender, and the amount of US Dollars so obtained shall be deemed to be a Borrowing under the Overdraft and L/C Facility by way of a Base Rate Loan for all purposes of this Agreement,

         (iii) in the case of a Letter of Credit issued at the request of a Canadian Borrower and denominated in US Dollars, such amount shall be deemed to be a Borrowing under the Overdraft and L/C Facility by way of a US Base Rate Loan for all purposes of this Agreement, and

         (iv) in the case of a Letter of Credit issued at the request of a Canadian Borrower and denominated in Canadian Dollars, such amount shall be deemed to be a Borrowing under the Overdraft and L/C Facility by way of a Prime Rate Loan for all purposes of this Agreement, and in each such case the Drawdown Date shall be deemed to be the date of the drawing made under the Letter of Credit. For greater certainty, interest shall be payable on such a Borrowing in accordance with
         Section 4.1.1, 4.1.2 or 4.1.3, as applicable. The Borrowers hereby irrevocably direct each Overdraft and L/C Lender to apply any amounts received by it pursuant to this Section 6.4(b) to reimburse itself for amounts drawn under such Letter of Credit.

SECTION 6.5           -    OBLIGATIONS ABSOLUTE

(a) NO SET-OFF: the obligations of the Borrowers under this Article VI shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, compensation, counterclaim or defense to payment which the Borrower may have or have had against any Overdraft and L/C Lender or any beneficiary of a Letter of Credit issued for the account of a Borrower;

(b) PROTECTION OF OVERDRAFT AND L/C LENDER: subject to the provisions of paragraph (d) below, the Borrowers agree with each Overdraft and L/C Lender that such Overdraft and L/C Lender shall not be responsible for, and the Borrowers' reimbursement obligations under Section 6.4 shall not be affected by, among other things, (I) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, (II) any dispute between or among a Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (III) any claims whatsoever of a Borrower against any beneficiary of such Letter of Credit or any such transferee, except that each Borrower reserves its right to subsequently assert claims against the relevant Overdraft and L/C Lender in case of the gross negligence or wilful misconduct of the said Overdraft and L/C Lender;

(c) NO LIABILITY: no Overdraft and L/C Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Overdraft and L/C Lender's gross negligence or wilful misconduct;

(d) BINDING ACTIONS: each Borrower agrees that any action taken or omitted by an Overdraft and L/C Lender under or in connection with any Letter of Credit issued by it for the account of the Borrower or the related drafts or documents, if done in good faith in the absence of gross negligence or wilful misconduct and, in the case of letters of credit, in accordance with the standards of care specified in the then most recent Uniform Customs and Practice for Documentary Credits, as published from time to time by the International Chamber of Commerce, shall be binding on the Borrowers and shall not result in any liability of such Overdraft and L/C Lender to any Borrower.

SECTION 6.6 - DRAWINGS UNDER LETTERS OF CREDIT: if any draft shall be presented for payment under any Letter of Credit, the relevant Overdraft and L/C Lender shall promptly notify the appropriate Borrower of the date and amount thereof. The responsibility of an Overdraft and L/C Lender to a Borrower in connection with any draft presented for payment under any Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such


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

Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                                   ARTICLE VII

                  CONDITIONS APPLICABLE TO BANKERS' ACCEPTANCES

SECTION 7.1         - BANKERS' ACCEPTANCES

The Canadian Borrowers may effect Borrowings by way of Bankers' Acceptances denominated in Canadian Dollars in accordance with the provisions of Section 3.7 and this Article VII.

For the purposes of this Agreement, the full face value of Bankers' Acceptances, without Discount, shall be used when calculations are made to determine the amount of Borrowings.

Each determination by the Agent of the Acceptance Fee, the Discount Rate, the Discounted Proceeds and the Discount shall, in the absence of manifest error be final, conclusive and binding on the Borrowers and the Lenders.

SECTION 7.2         - CONDITIONS APPLICABLE TO BANKERS' ACCEPTANCES

7.2.1 NOTICE BY BORROWER: a Canadian Borrower shall request that Advances be made by way of Bankers' Acceptances, that outstanding Borrowings be converted into Bankers' Acceptances or that Borrowings outstanding by way of Bankers' Acceptances be renewed in the same form of Borrowing, by giving on a timely basis the notice required under Section 3.7, 3.11 or 7.2.5, as applicable;

7.2.2    PROCEDURES FOR THE ISSUE OF BANKERS' ACCEPTANCES:

         (a)      Bankers' Acceptances issued pursuant to this Agreement:

                  (i) shall be issued only by the Canadian Borrowers under the Revolving Facility or the Term Facility,

                  (ii) shall be denominated in Canadian Dollars, in amounts of Cdn$100,000 or multiples thereof,

                  (iii) shall be issued, in respect of all Lenders, in a minimum aggregate amount of Cdn$5,000,000 and whole multiples of Cdn$1,000,000 in excess of such minimum aggregate amount,

                  (iv) shall have a term of one, two, three or six months, and shall not allow for days of grace,

                  (v) shall mature on a Business Day on or before the Maturity Date, and

                  (vi) will be purchased by each Lender for its own account, each Lender (other than a Non-B-A Lender) reserving the right to sell or trade them in the money market either directly or through stock brokers or dealers;

         (b) the aggregate face amount of the Bankers' Acceptances to be accepted by a Lender shall be determined by the Agent by reference to its Lender's Proportion, except that, if the face amount of a Bankers' Acceptance which would otherwise be accepted by a Lender would not be Cdn$100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Agent in its sole discretion to Cdn$100,000 or the nearest whole multiple of that amount, as appropriate, PROVIDED however that Borrowings from any Lender or Paired Lenders may not, as a result of the foregoing, exceed the relevant Commitment of such Lender or Paired Lenders;

         (c)      Upon each issue of Bankers' Acceptances:

                  (i) which are purchased by the Lenders for their own account, the Borrowers having issued such Bankers' Acceptances shall be entitled to be credited by the Agent on behalf of the said Lenders with the Discounted Proceeds thereof, less the Acceptance Fee,

                  (ii) as a result of the conversion of outstanding Borrowings into Bankers' Acceptances or as a result of the renewal of outstanding Bankers' Acceptances, the Borrowers having issued such Bankers' Acceptances shall, concurrently with the conversion or renewal, pay in advance to the Agent on behalf of the accepting Lenders an amount equal to the Discount applicable to such issue, to be applied against the principal amount of the Borrowing being so converted or renewed, plus the applicable Acceptance Fee.

7.2.3    DELIVERY BY BANKERS' ACCEPTANCES AND POWER OF ATTORNEY FOR THEIR
         EXECUTION: as a condition precedent to the obligation of a Lender to accept Bankers' Acceptances hereunder, each Canadian Borrower shall have delivered to such Lender sufficient bankers' acceptances signed and endorsed in blank in sufficient time to enable such Lender to hold and complete same in accordance with a request from such Borrower through the Agent. Alternatively, to facilitate availment of the Borrowings by way of Bankers' Acceptances, each Borrower hereby appoints each Lender as its agent to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Lender, blank forms of Bankers' Acceptances in order to allow each Lender to complete and accept from time to time such instruments in the aggregate and face amounts and for the maturities chosen by the Borrower (subject to the provisions of Sections 7.3 and 7.4). In this respect, each Lender will maintain an adequate supply of blank forms of Bankers' Acceptances so pre-signed and pre-endorsed for acceptance hereunder. Each Canadian Borrower recognizes and agrees that all Bankers' Acceptances signed and/or endorsed on its behalf by a Lender shall bind such Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the said Borrower. In this connection, the parties also agree as follows:

         (a) no Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any bankers' acceptance signed and endorsed in blank as aforesaid except any loss arising by reason of the gross negligence or wilful misconduct of such Lender or its officers, employees, agents or representatives failing to use the same standards of care in the custody of such bankers' acceptances as such Lender uses in the custody of its own property of a similar nature;

         (b) in accordance with the instructions given from time to time by a Canadian Borrower, each relevant Lender is hereby authorized to complete the aforementioned Bankers' Acceptance forms, to provide its acceptance thereon, to provide (when applicable) the Discounted Proceeds thereof to the Agent for the account of the said Borrower and, at each such Lender's option, to put them into circulation, the whole as provided in and subject to this Agreement; and

         (c) on request by or on behalf of a Borrower, a Lender shall cancel all forms of Bankers' Acceptance which have been pre-signed or pre-endorsed by or on behalf of such Borrower and which are held by the said Lender and have not yet been issued in accordance herewith.

7.2.4 EXECUTION OF BANKERS' ACCEPTANCES: drafts of a Borrower to be accepted as Bankers' Acceptances hereunder shall be signed as set forth in
         Section 7.2.3. Notwithstanding that any person whose signature appears on any Bankers' Acceptance may no longer be an authorized signatory for a Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the said Borrower.

7.2.5    PROCEDURES RELATING TO THE MATURITY AND FACE AMOUNT OF ALL BANKERS'
         ACCEPTANCES:

         (a) NOTIFICATION TO AGENT: if Bankers' Acceptances are outstanding hereunder, the Borrower having issued such Bankers' Acceptances shall, prior to the date of maturity of the then current Bankers' Acceptances issued by it, irrevocably notify the Agent of its intention to repay, renew or convert such Borrowing at the maturity of the related Bankers' Acceptances, such notice to be given by telephone within notice periods similar to those provided in Section 3.7, followed by written confirmation on the same day substantially in the form attached as SCHEDULE "K" or such other form as may be acceptable to the Agent;

         (b) RENEWAL TERM: if a Borrower shall choose to renew a Borrowing outstanding by way of Bankers' Acceptances in the same form of Borrowing, a Borrower shall cause the term of the new Bankers'

                  Acceptances to commence on and include the date of maturity of the relative Bankers' Acceptances being renewed;

         (c) FAILURE TO NOTIFY: if a Borrower fails to notify the Agent as provided in Section 7.2.5(a), the said Borrower shall be deemed to have notified the Agent on behalf of the Lenders of its intention to convert the relevant Borrowing by way of Bankers' Acceptances into a Prime Rate Loan;

         (d) PAYMENT ON MATURITY: a Borrower having issued Bankers' Acceptances hereunder shall, by no later than 11:00 a.m. on the maturity date of each Bankers' Acceptance, pay to each relevant Lender an amount equal to the face amount of all Bankers' Acceptances accepted by such Lender and maturing on that day (I) by effecting such payment out of its own funds to the Agent for the benefit of the relevant Lender, or (II) by converting such Borrowing by way of Bankers' Acceptances into another form of Borrowing then available hereunder or (III) by renewing such Bankers' Acceptances hereunder, subject to the payment of the Discount as provided in Subsection 7.2.2.(c)(ii) and in each case of renewal, the payment of the Discounted Proceeds as provided in Section 7.2.2(c)(i), together with the Discount paid to such Lender in respect thereof, shall be applied by the said Lender to the reduction of the Borrowing being renewed;

         (e) FAILURE TO PAY: in the event that a Borrower fails to provide payment of the face amount of a Bankers' Acceptance on its maturity date as required pursuant to Section 7.2.5(d), then the Canadian Dollar amount of such failed payment shall be deemed for all purposes of this Agreement to be and shall be treated in all respects as a Borrowing by way of a Prime Rate Loan as and from such maturity date.

7.2.6 ACCEPTANCE FEE: a Borrower having issued Bankers' Acceptances hereunder shall pay to the Agent for the account of each of the relevant Lenders the Acceptance Fee in Canadian Dollars forthwith upon the acceptance by a Lender of a Bankers' Acceptance issued by the said Borrower. The said Borrower authorizes and directs the Agent and the Lenders to deduct from the Discounted Proceeds of Bankers' Acceptances purchased by the Lenders for their own account, the amount of each such Acceptance Fee upon the issue of each Bankers' Acceptance;

7.2.7 ALTERNATE BASIS OF BORROWING: if at any time during the term of this Agreement, a Lender or, as the case may be, the Agent determines in good faith (which determination shall be final, conclusive and binding upon the Borrowers) that by reason of circumstances or changes affecting the market for Bankers' Acceptances:

         (a) it is no longer possible for that Lender to establish the Discount Rate in respect of Bankers' Acceptances accepted by it, or

         (b) the market for Bankers' Acceptances no longer exists, is too weak for its normal use by the Lenders or is not capable in the normal course of business to absorb Bankers' Acceptances accepted by the Lenders, then, the Agent shall immediately (or in the case of (a) above upon receipt of notice from the relevant Lender) notify the Canadian Borrowers of its determination in writing. For so long as the circumstances referred to in paragraphs (a) or (b) of this subsection shall continue, the affected Lender shall not be obliged to make any further Borrowings available by way of Bankers' Acceptances and thereafter, until notice to the contrary is given to the Canadian Borrowers by the Agent, the affected Lender shall only be obligated to make other forms of Borrowings available to the Borrowers hereunder, and the principal amount of all Borrowings outstanding by way of Bankers' Acceptances owed to such Lender shall, at the expiry of the related Bankers' Acceptances, be converted without novation into such other form of Borrowing as each relevant Borrower may request by notice to the Agent or failing such notice, into Prime Rate Loans;

7.2.8 WAIVER OF CLAIM: no Borrower shall have the right to set up as against any of the Lenders or the Agent any defence or right of action, of indemnification or of set-off or compensation or any similar claim of any nature whatsoever which a Borrower may have had at any time or may have in the future with respect to any holder of one or more Banker's Acceptance(s) issued hereunder;

7.2.9 AGENT TO FURNISH DETAILS OF BORROWINGS TO LENDERS: with respect to each Borrowing by way of Bankers' Acceptances, after a Borrower has given notice to the Agent as stipulated in Section 3.7, 3.11 or 7.2.5, the Agent shall on the Business Day prior to the relevant Drawdown Date, Conversion Date or renewal date, advise each relevant Lender of:

         (a)      the name of the relevant Borrower;

         (b)      the amount, date and term of the Bankers' Acceptances;

         (c) each Lender's participation in such issue of Bankers' Acceptances; and

         (d)      the Acceptance Fee applicable thereto;

         and on the relevant Drawdown Date, Conversion Date or renewal date, the Agent shall advise each relevant Lender of the Discount Rate, the Discount Proceeds and the Discount. To enable the Agent so to advise each relevant Lender, those Lenders, if any, whose discount rates are to be used in the calculation of Discount Rates applicable to Bankers' Acceptances agree to advise the Agent of their respective discount rates at or about 10:00 a.m. on the date of issuance of any such Bankers' Acceptances.

7.2.10 ADVANCE TO BE MADE THROUGH AGENT: on the Drawdown Date of each Advance by way of Bankers' Acceptances, each relevant Lender agrees to provide the Discounted Proceeds of the Bankers' Acceptances accepted by it (or the Discount Notes issued to it), less the Acceptance Fee, to the Agent at the Agent's Account for Payments for value on such Drawdown Date.

7.2.11 PAYMENT BY LENDER ON MATURITY: on the maturity date of each Bankers' Acceptance issued hereunder, each relevant Lender, at such Lender's

         Montreal or Toronto main branch or office, will pay to the redeeming holder, if any, of each Bankers' Acceptance, at the time of presentment thereof, the face amount of such Bankers' Acceptance.

SECTION 7.3         - BA EQUIVALENT LOANS BY NON-BA LENDERS

Whenever a Borrower makes a Borrowing under this Agreement by way of Bankers' Acceptances, each Non-BA Lender shall, in lieu of accepting a Bankers' Acceptance, make a BA Equivalent Loan.

SECTION 7.4         - SPECIAL CONDITIONS APPLICABLE TO NON-BA LENDERS

The provisions of this Article VII dealing with Bankers' Acceptances apply to the Non-BA Lenders, provided that each of the Non-BA Lenders shall execute its obligations pursuant to this Article VII by effecting (in the case of an Advance) or maintaining (in the case of a conversion or renewal of a Borrowing) direct advances to the relevant Borrower, through the Agent, equal to its Lender's Proportion of each Borrowing to be outstanding by way of Bankers' Acceptances, and not by accepting Bankers' Acceptance instruments as provided herein. In order to allow the Non-BA Lenders to derive benefits comparable to those enjoyed by the other Lenders under this Article VII in respect of each Borrowing by way of Bankers' Acceptances, each of the Non-BA Lenders may deduct for its own account, from each Borrowing which would otherwise be granted by way of the issue and acceptance of Bankers' Acceptances, an amount equivalent to the total of the Discount and the Acceptance Fee applicable to such Borrowing by way of Bankers' Acceptances. The relevant Borrower shall deliver to each of the Non-BA Lenders non-interest bearing Discount Notes substantially in the form of SCHEDULE "D" in respect of Borrowings by way of Bankers' Acceptances in lieu of Bankers' Acceptances in the form of SCHEDULE "C"; provided that the Borrowings from the Non-BA Lenders to be evidenced by such Discount Notes shall in no circumstance be deemed to constitute the novation of a previous Borrowing being converted or renewed hereunder, such Discount Notes being intended to serve merely as the confirmation of the current method of computing the cost of such converted or renewed Borrowing. At the time of each Borrowing by way of Bankers' Acceptances, such form of Discount Notes shall be completed as follows: they shall be payable to the order of the Non-BA Lender, shall be in principal amounts equal to its Lender's Proportion of the related Borrowings to be outstanding by way of Bankers' Acceptances and shall have the same maturities as are applicable to such Borrowings.

The provisions of this Agreement dealing with Bankers' Acceptances (including the provisions of Section 7.2.3 relating to their execution by the Lenders under power of attorney) shall apply MUTATIS MUTANDIS to Discount Notes to be issued to Non-BA Lenders, with all adjustment to the language of such provisions which may be desirable to give full effect to the spirit and intent of this Section (except that no Discount Note may be sold, traded, negotiated, rediscounted or otherwise disposed of by Non-BA Lenders, except as contemplated by Article XVIII hereof).



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                                  ARTICLE VIII

                    PAYMENT, TAXES, INCREASED COSTS, EVIDENCE

                    OF INDEBTEDNESS AND TIMING OF MATURITIES

SECTION 8.1         - PLACE OF PAYMENT OF PRINCIPAL, INTEREST AND CHARGES

Except as otherwise specifically provided herein, all payments of principal, interest, additional interest, fees and other charges to be made by the Borrowers to the Agent on behalf of each of the Lenders pursuant to this Agreement shall be made for value on the day such amount is due and if such day is not a Business Day, on the Business Day next following (subject to Sections
3.8.2 and 5.1.2(c) hereof), by payment or transfer of moneys to the appropriate Agent's Account for Payments. Any amounts received by the Agent from a Borrower after 3:00 p.m., on any Business Day, shall be applied to the appropriate payment, repayment or prepayment due on such day, on the next following Business Day. Until so applied, interest shall continue to accrue as provided in this Agreement on the amount of such payment, repayment or prepayment.

All payments of principal, interest, additional interest, fees and other charges to be made by the Borrowers in respect of the Overdraft and L/C Facility will be made directly to the Overdraft and L/C Lenders at their respective Branch of Account. Each Overdraft and L/C Lender will notify the Agent of any failure of a Borrower to make payments in respect of the Overdraft and L/C Facility.

SECTION 8.2         - PAYMENT TO AGENT IS DEEMED PAYMENT TO LENDERS

Receipt by the Agent (for the account of the Lenders) from a Borrower of funds pursuant to this Agreement, as principal, interest or otherwise, shall be deemed to be receipt of such funds by the Lenders.

SECTION 8.3         - ACCOUNT DEBIT AUTHORIZATION

Each Borrower authorizes and directs each of the Agent and the Overdraft and L/C Lenders, in its discretion, to automatically debit, by mechanical, electronic or manual means, the bank accounts of such Borrower maintained with the Agent (whether or not in its capacity as Agent) or either of the Overdraft and L/C Lenders, as applicable, for all amounts payable by such Borrower under this Agreement and the other Operative Documents, including but not limited to the repayment of principal and the payment of interest, fees, expenses and all other charges for the keeping of such bank accounts.

SECTION 8.4         - APPLICATION OF PAYMENTS

8.4.1 ORDER OF APPLICATION: except with respect to payments received by either of the Overdraft and L/C Lenders (which may be applied to the satisfaction of the respective obligations of the Borrowers in respect of the Overdraft and L/C Facilities as each Overdraft and L/C Lender may decide), all payments made by or on behalf of a Borrower pursuant to this Agreement prior to the occurrence of an Event of Default shall be applied by the Agent in accordance with the provisions of Section
         8.4.3 in the following order:

         (a) to amounts due pursuant to Section 4.5, as and by way of Agent's fees,

         (b) to amounts due pursuant to Section 4.4, as and by way of Standby Fee,

         (c) to amounts due pursuant to Section 12.1, as and by way of expenses,

         (d) to amounts due pursuant to Section 12.2, as and by way of indemnity,

         (e) to amounts due pursuant to Section 4.7, as and by way of default interest on overdue amounts,

         (f) to amounts due pursuant to Sections 4.1, 4.2, 7.2.2b(ii) and 7.2.6, as and by way of interest, Acceptance Fee (and any adjustment due to be made thereto on the day of application) and Discount,

         (g) to amounts due pursuant to Sections 3.8, 3.9 and 7.2.5(d) as and by way of principal, and ,

         (h) in payment of any other amounts then due and payable by the Credit Parties hereunder or under any of the other Operative Documents;

8.4.2 EVENT OF DEFAULT: after the occurrence and during the continuance of an Event of Default, all payments made by or on behalf of the Credit Parties pursuant to this Agreement and the other Operative Documents and all sums received or realized on account of amounts owing hereunder or under the other Operative Documents shall be paid to and be appropriated and applied proportionately by the Agent towards the obligations of the Credit Parties under all Credit Facilities as the Agent may decide or the Majority Lenders may direct, but subject to the provisions of Section 17.9, and any such appropriation and application shall override any appropriations or applications made by any Borrower;

8.4.3 SHARING: the Lenders agree among themselves that all sums received by the Lenders for application against amounts owing under this Agreement and under the other Operative Documents and referred to in one of paragraph (b) through (h) of Section 8.4.1 shall be shared by each Lender in the proportion borne by the amounts owing to such Lender under such subparagraph to the amounts owing to all Lenders under such subparagraph.

SECTION 8.5         - MANNER OF PAYMENT AND TAXES

8.5.1 NO SET-OFF; NO WITHHOLDING: each Borrower shall make all payments to the Lenders and the Agent pursuant to this Agreement and the other Operative Documents to which it is a party without set-off, compensation or counterclaim, free and clear of, and exempt from, and without deduction for or on account of, any Tax, other than a Tax arising (I) in the case of Borrowings by a Canadian Borrower, as a consequence of the relevant Lender's failure to be a Person resident in Canada for the purpose of ITA or (II) in the case of Borrowings by a US

         Borrower, as a consequence of the relevant Lender's failure to be entitled to receive payments from such US Borrower hereunder without deduction or withholding of any United States federal income taxes or to be entitled to an exemption from United States backup withholding tax. If a deduction or withholding is required by Applicable Law, the said Borrower shall:

         (a) pay or cause to be paid to the appropriate authority the amount of the withholding or deduction by no later than the latest date permitted by that authority (including any extension of time granted by that authority) or, in the case of a Tax, the payment of which is being contested prior to the date on which such Tax is due and payable, by no later than the date on which the authority requires the Tax to be paid,

         (b) produce to the Agent not later than 30 days after that payment a receipt of that authority evidencing that it has received the proper amount from the Borrower, and

         (c) pay such sums to the Agent, acting for the account of the Lenders, as may be necessary so that the net amount received by each Lender and the Agent after all required deductions or withholdings (including deductions and withholdings for or on account of Taxes on any sums payable under this Section) will not be less than the amount the relevant Lender or the Agent would have received had no such deduction or withholding been required;

8.5.2 INCREASED RATE OF INTEREST: if a Borrower is prevented by operation of law or otherwise from paying or causing to be paid to the Agent or the Lenders such sums as it may be required to pay in accordance with
         Section 8.5.1, the applicable rates of interest will be increased to the rates necessary to yield and to remit to the affected Person the net amount in the appropriate currency equal to the full amount it would have received had such Tax not been so deducted or withheld;

8.5.3 TAX CREDIT: if, as a result of any deduction or withholding a Borrower makes any payment of any additional amounts to the Lenders and the Agent under Sections 8.5.1 and 8.5.2 and the affected Lender or the Agent, in its sole reasonable opinion, determines that it has received or has been granted a credit against or relief or remission for or repayment of any tax paid or payable by it in respect of or which takes account of the deduction, withholding or other matter giving rise to such payment, the affected Lender or the Agent will, to the extent it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the said Borrower such amount, as the affected Lender or the Agent shall, in its sole reasonable opinion, determine to be attributable to such deduction or withholding or other matter and which will leave it (after such payment) in a position which it determines to be no better or no worse than it would have been if the said Borrower had not been required to make such deduction or withholding or if such other matter had not arisen. Nothing herein contained shall (A) interfere with the right of the affected Lender or the Agent to arrange its taxes or other affairs in whatever manner it may think fit, (B) oblige the affected Lender or the Agent to disclose any information relating to its taxes or other affairs or any computations in respect thereof, (C) require the affected Lender or the Agent to do anything that it may determine would or may prejudice its ability to benefit from any other credit, relief or remissions for or repayment to which its ability to benefit from any other credit, relief or remissions for or repayment to which it may be entitled, or (D) require the affected Lender or the Agent to give any priority as to the order in which it may allocate to any person or class of persons any such credit, relief, remission or repayment;

8.5.4    SURVIVAL OF OBLIGATIONS: the obligations of the Borrowers under this
         Section 8.5 to effect payments of further sums in connection with the imposition of Taxes shall, if such sums or Taxes have not been paid, survive the payment of principal and interest on all the Borrowings, the termination of all Commitments and the satisfaction of all liabilities owed to the Agent and the Lenders pursuant to the Operative Documents.

SECTION 8.6         - INCREASED COSTS AND PAYMENT OF PORTION

8.6.1 INCREASED COSTS: If after the date of execution hereof, any introduction of any Applicable Law or any change or introduction of a change in any Applicable Law (whether or not having the force of law) or in the interpretation or application thereof by any court or by any governmental agency, central bank or other judicial, governmental, administrative or other authority or entity charged with the administration thereof or any change in the compliance of any Lender therewith, or if present or future compliance by a Lender with any new or changed request or directive (compliance with which is in accordance with the practice of responsible banks or financial institutions) from any central bank or other fiscal authority (whether or not having the force of law), now or hereafter:

         (a) subjects any Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Tax or changes the basis of taxation, or increases any existing Tax, on payments of principal, interest, fees or other amounts payable by the Borrowers to such Lender under this Agreement,

         (b) imposes, modifies or deems applicable any reserve, special deposit, deposit insurance or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by, an office of such Lender or with respect to Bankers' Acceptances accepted by such Lender or Letters of Credit issued hereunder,

         (c) imposes on such Lender or expects there to be maintained by such Lender any capital adequacy or additional capital requirements in respect of any Borrowing or any Commitment of such Lender hereunder or any other condition with respect to this Agreement, or

         (d) imposes any Tax or reserves or deemed reserves with respect to the undrawn portion of the Aggregate Commitment or the Commitment of any Lender;

         and the result of any of the foregoing, in the sole determination of the relevant Lender acting reasonably, shall be to increase the cost to, or reduce the amount of principal, interest or other amount received or receivable by such Lender hereunder or the effective return to such Lender in respect of making, maintaining or funding Loans, Bankers' Acceptances or Letters of Credit under this Agreement, such Lender shall, acting reasonably, determine that amount of money which shall compensate such Lender for such increase in cost or reduction in income (herein referred to as "ADDITIONAL COMPENSATION"). Upon such Lender having determined that it is entitled to Additional Compensation in accordance with the provisions of this Section 8.6 such Lender shall promptly so notify Perkins, the relevant Borrower (if other than Perkins) and the Agent. Notwithstanding any other provision of this
         Section 8.6, each Lender shall be entitled to compensation under this
         Section 8.6 for only such costs as are incurred or reductions as are suffered for which notification was given as aforesaid within 90 days after actual knowledge of such costs or reductions is obtained by a responsible officer of such Lender at its Branch of Account. Such Lender shall provide to Perkins, the relevant Borrower (if other than Perkins) and the Agent a photocopy of, or an extract from, the relevant law, rule, guideline, regulation, treaty or official directive and a certificate of a Responsible Officer of such Lender setting forth the Additional Compensation and the basis of calculation therefor, which shall be conclusive evidence of such Additional Compensation in the absence of manifest error. The relevant Borrower shall pay to such Lender within 45 days of the giving of such notice such Lender's Additional Compensation calculated to the date of such notification. Such Lender shall be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section 8.6 are then applicable notwithstanding that such Lender has previously been paid any Additional Compensation. Such Lender shall make commercially reasonable efforts to limit the incidence of any such Additional Compensation, including seeking recovery for the account of the relevant Borrower, by appealing any assessment at the expense of the relevant Borrower upon the relevant Borrower's request, provided such Lender, in its sole determination, suffers no appreciable economic, legal or regulatory disadvantage.

         The obligation of the Borrowers under this Section 8.6.1 shall survive the repayment of the principal amount of the Borrowings (and interest thereon) and the payment of all other amounts due hereunder.

8.6.2 PAYMENT IN PORTION: Notwithstanding the other provisions hereof, if a Lender gives the notice provided for in Section 8.6.1 with respect to any Loan (an "AFFECTED LOAN"), the relevant Borrower may at its option, upon ten Business Days notice to that effect given to such Lender (which notice shall be irrevocable), unless such prepayment causes a Default to have occurred hereunder, elect to prepay in full without penalty such Affected Loan outstanding together with accrued and unpaid interest on the principal amount so prepaid up to the date of such prepayment, such Additional Compensation as may be applicable to the date of such payment and all costs, losses and expenses incurred by such Lender by reason of the liquidation or re-employment of deposits or other funds contemplated by Section 12.2 or for any other reason whatsoever resulting from the repayment of such Affected Loan or any part thereof on other than the last day of the applicable interest period, upon such payment being made, such Lender's obligations in respect of such Affected Loan to the Borrower under this Agreement shall terminate.


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SECTION 8.7         - ILLEGALITY

If the adoption of any Applicable Law, or any change therein or in the interpretation or application thereof by any court or by any governmental or other authority or central bank or comparable agency or any other entity charged with the interpretation or administration thereof or compliance by any Lender with any request or direction (whether or not having the force of law) of any such authority, central bank or comparable agency or entity now or hereafter makes it unlawful or impossible for any Lender to make, fund or maintain the Borrowings hereunder or any portion of such Borrowings or to perform its obligations under this Agreement, such Lender (the "AFFECTED LENDER") may, by written notice thereof to Perkins and the relevant Borrower(s) (if other than Perkins) through the Agent (accompanied by a photocopy of, or extract from, the relevant change in Applicable Law or in the interpretation thereof and by an explanation thereof in reasonable detail), suspend its obligations under this Agreement with respect to the Borrowings affected by such illegality or prohibition (each an "AFFECTED BORROWING") for the duration of the period of such illegality or prohibition, and the relevant Borrower or Borrowers shall forthwith (or at the end of such period as the Affected Lender in its discretion agrees) prepay the Affected Borrowings or such portion thereof together with accrued but unpaid interest and fees as may be applicable to the date of prepayment and all other amounts that may be payable under Section 12.2 or, the relevant Borrower or Borrowers may by written notice to the Affected Lender through the Agent, forthwith, subject to the payment of all other amounts that may be payable under Section 12.2, convert the Affected Borrowing into another basis of Borrowing remaining available from the Affected Lender under the relevant Credit Facility, if any, and thereafter such Affected Lender shall only be obligated to extend its Lender's Proportion of the Affected Borrowings in such other available basis of Borrowings, if any. The Affected Lender agrees to use commercially reasonable efforts to mitigate or avoid the circumstances giving rise to such illegality or prohibition, (including, upon the request and at the cost of the relevant Borrower or Borrowers, relocating its Branch of Account to a jurisdiction where such illegality or prohibition would not apply).

SECTION 8.8         - TIMING OF MATURITIES

The Borrowers shall time the maturities of the Libor Interest Periods and the Bankers' Acceptances so that they fall on or before the applicable date on which principal is due to be paid in respect thereof under this Agreement in an amount at least equal to the amount of such principal being repaid so as not to exceed any Commitment following such applicable date. If a Borrower fails to time such maturities in such way in respect of a Libor Loan, the Agent will make the necessary arrangements for early termination of such Libor Interest Periods in an amount sufficient to effect the repayment of principal in accordance with this Agreement, and the said Borrower will pay to the Agent on behalf of the Lenders an amount equal to any loss or expense incurred by each Lender as a result of such early termination as contemplated by Section 12.2. If a Borrower fails to time the maturities of Bankers' Acceptances as set forth above, such Borrower will, on demand by the Agent, pay to the Agent for the account of the Canadian Lenders an amount in Canadian Dollars equal to the face value of the relevant unmatured Bankers' Acceptances or such lesser amount as will cover the deficiency, and, upon such payment, the said Borrower shall be released of its liability to the Lenders in respect of such unmatured Bankers' Acceptances, to the extent of the amount so paid.

SECTION 8.9         - EVIDENCE OF INDEBTEDNESS

The Agent shall open and maintain in its books, accounts and records evidencing the Borrowings made available by the Lenders through the Agent under this Agreement. The Agent shall record therein the amount of each Borrowing made available by each Lender through the Agent by way of Loans and shall record therein each payment of principal on account thereof, shall record the Bankers' Acceptances accepted, paid and cancelled by each Lender and shall record all other amounts becoming due to each Lender (other than the Overdraft and L/C Lenders) and the Agent under this Agreement, including interest, Standby Fees, Agent's fees and Acceptance Fees and all payments on account thereof. Each Overdraft and L/C Lender shall open and maintain similar accounts and records containing the said information insofar as the Overdraft and L/C Facility of such Overdraft and L/C Lender may be concerned, including Letters of Credit issued thereunder and L/C Fees and other amounts. The Lenders may also maintain their own separate accounts and records relating to any of the foregoing. Such accounts and records maintained by the Agent or an Overdraft and L/C Lender or by a Lender will constitute, in the absence of manifest error, PRIMA FACIE evidence of the Indebtedness of the Borrowers owing to the Lenders and the Agent pursuant to this Agreement, the date of each Borrowing made available by the Agent on behalf of the Lenders or by such Overdraft and L/C Lender or by such Lender, as applicable, and the amount thereof and the amounts which and the dates on which a Borrower has made payments to the Agent on behalf of the Lenders or to an Overdraft Lender, as applicable, or on which a Lender has made and received payments hereunder, from time to time on account of the principal thereof and interest thereon and, to the extent applicable, on account of Standby Fees, Agent's fees, Acceptance Fees, L/C Fees and Bankers' Acceptances accepted, paid and cancelled and Letters of Credit issued, paid and cancelled.

Notwithstanding the foregoing, the omission of the Agent, an Overdraft and L/C Lender or a Lender to maintain any such accounts or records, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest and fees) the Borrowings in accordance with the terms of this Agreement.

                                   ARTICLE IX

                 GUARANTEE OF PERKINS AND SUBSIDIARY GUARANTEES

SECTION 9.1         - GUARANTEE OF PERKINS

Perkins shall at all times be solidarily liable to the Lenders and the Agent for all obligations of the other Borrowers (including Additional Borrowers) set forth in this Agreement. Without limiting the generality of the foregoing, Perkins hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Indebtedness of every nature, whether for principal, interest, fees, expenses or otherwise, of each other Borrower (including each Additional Borrower) under or in respect of this Agreement, Perkins hereby binding itself with the other Borrowers as solidary co-debtor, renouncing the benefits of discussion and division. Perkins recognizes that it shall be liable hereunder in respect of all such obligations of the other Borrowers without any requirement that it be notified or informed of the time or manner of Borrowings and repayments by the other Borrowers hereunder, Perkins hereby renouncing any right to receive any such notice.

The liability of Perkins, as solidary guarantor of, and co-debtor with, each other Borrower (including each Additional Borrower) in accordance with the foregoing, shall be absolute and unconditional and shall be continuing and remain in full force and effect until indefeasible payment in full of all obligations under this Agreement, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

(a) any increase or decrease in the Commitments, any change in the time, place or manner of payment of, or in any other term of, all or any of the terms of this Agreement, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of this Agreement or any other instrument, agreement or document referred to therein, or any assignment or transfer of any thereof;

(b) any lack of validity or enforceability of this Agreement or any document, instrument, agreement or Subsidiary Guarantees referred to herein or any assignment or transfer of any thereof;

(c) the lack of capacity or authority of any of the Credit Parties or any of the directors, officers, agents or person acting or purporting to act for the account of a Borrower hereunder, or the fact that any such director, officer, agent or person may have exceeded his authority, may have exercised such authority in an irregular or defective manner or may have ceased to hold such authority;

(d) any furnishing of any Guarantee or security to any of the Lenders or their assignees or any acceptance thereof or any release of any Subsidiary Guarantee or security by the Agent or any of the Lenders, or their assignees;

(e) any limitation on any party's liability or obligations under any such document, instruments, agreements or Subsidiary Guarantee or any term thereof or any invalidity or unenforceability, in whole or in part, of this Agreement or any such documents, instruments, agreements or Subsidiary Guarantee or any term thereof;

(f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any of the Credit Parties, or any action taken with respect to this Agreement or the other Operative Documents, by any receiver, agent or trustee, or by any court in any such preceding, whether or not a Borrower shall have notice or knowledge of any of the foregoing;

(g) any exchange, release or nonprotection of the Subsidiary Guarantees or other collateral, or any release, or amendment or waiver of or consent to departure from any of the terms hereof or any Subsidiary Guarantee or other collateral;

(h) any amalgamation, merger, continuation or other corporate reorganization, restructuring or action involving any of the Credit Parties; or

(i) any other circumstance which might otherwise constitute a defence available to, or a discharge of the Credit Parties, or any of them, as borrower or as guarantor hereunder.

In the event that Perkins makes a partial payment of its obligations hereunder as a guarantor and co-debtor of another Borrower, it shall not be entitled to make a claim by subrogation against the other Borrower for the amount in question until such time as the Lenders and the Agent shall have received full and indefeasible payment of all monies owed to them under this Agreement.

SECTION 9.2         - SUBSIDIARY GUARANTEES

Perkins shall deliver or cause to be delivered to the Agent on behalf of the
Lenders:

(a) as a condition precedent to Borrowings hereunder, a Subsidiary Guarantee of ICI and a Subsidiary Guarantee of CII; and

(b) within 15 days of the time when any other Wholly-Owned Subsidiary becomes or is designated as a Restricted Subsidiary, a Subsidiary Guarantee of such Restricted Subsidiary,

each such Subsidiary Guarantee to be duly authorized and executed and to serve as continuing Guarantee for the payment and performance of the Indebtedness and obligations (whether as Borrower or guarantor) of each other Borrower to the Lenders and the Agent, both present and future, in respect of the Credit Facilities, the whole to the extent permitted by Applicable Law, together in each case with certified copies of the latter's constating documents, by-laws and board of directors resolution authorizing the execution of such Subsidiary Guarantee accompanied by a legal opinion of such Restricted Subsidiary's Counsel confirming the status of such Restricted Subsidiary and the due execution, validity and enforceability of such Subsidiary Guarantee, provided that, in the case of a Restricted Subsidiary which is impeded by Applicable Law to grant its unrestricted and unconditional Subsidiary Guarantee, the said legal opinion shall set forth the reasoning for such impediment in a manner satisfactory to the Agent.

SECTION 9.3         - DESIGNATION AND REDESIGNATION OF RESTRICTED SUBSIDIARIES

Perkins may from time to time, on not less than five Business Days notice to the Agent, designate any of its Wholly-Owned Subsidiaries as a Restricted Subsidiary and redesignate any Restricted Subsidiary, other than ICI and CII, as an Unrestricted Subsidiary by providing to the Agent the following information and certificates which shall be in form and substance satisfactory to the Agent:

(a) IN THE CASE OF ANY REDESIGNATION OF A RESTRICTED SUBSIDIARY AS AN UNRESTRICTED SUBSIDIARY: (I) financial statements of Perkins on a modified Consolidated basis covering the last 12-month period, (II) a pro forma balance sheet and income statement of Perkins on a modified Consolidated basis (including Perkins and its remaining Restricted Subsidiaries, and excluding the Restricted Subsidiary being redesignated as an Unrestricted Subsidiary) evidencing compliance with the financial ratios set forth in Section 11.1.32 during the projected

         12-month period and (III) a certificate of a Responsible Officer of Perkins to the effect that no Default or Event of Default exists or will exist before and after having given effect to the redesignation, that the financial ratios set forth in Section 11.1.32 are expected to be met during the next 12-month period, that such redesignation does not and, after a review of projected revenues, is not expected to adversely affect the aggregate Cash Flow From Subsidiaries to be received by Perkins from its other Restricted Subsidiaries and that after giving effect to such redesignation and at all times thereafter, Perkins and its remaining Restricted Subsidiaries will remain Solvent;

(b) IN THE CASE OF THE DESIGNATION OF A PERSON AS A RESTRICTED SUBSIDIARY: a certificate of a Responsible Officer of Perkins to the effect that
         (I) no Default or Event of Default exists or will exist before and after having given effect to the designation, (II) such newly-designated Restricted Subsidiary is a Wholly-Owned Subsidiary of Perkins in which Perkins has made and may from time to time make Investments, (III) Perkins is directly or indirectly entitled to receive 100% of the Cash Flow From such newly-designated Restricted Subsidiary and (IV) Perkins and such newly-designated Restricted Subsidiary shall comply with the provisions of Section 9.2;

In the case of the redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary, following receipt of the aforesaid information and certificate in form and substance satisfactory to the Agent and provided no Default or Event of Default shall have occurred and be continuing, the Agent shall, on behalf of the Lenders, release the redesignated entity from its liability as a guarantor under the relevant Subsidiary Guarantee without having to consult with or obtain any consent from the Lenders.

                                    ARTICLE X

                           PREDISBURSEMENT CONDITIONS

SECTION 10.1        - PREDISBURSEMENT CONDITIONS

The obligation of the Lenders to make available to the Borrowers the initial and subsequent Borrowings hereunder, is subject to and conditional upon each of the following terms and conditions first having been satisfied:

10.1.1 CONDITIONS PRECEDENT TO INITIAL BORROWING: the agreement of each Lender to make the initial Borrowing requested to be made by it under this Agreement to the Borrowers is subject to and conditional on the delivery to the Agent, in form and substance satisfactory to the Agent and in sufficient numbers for distribution to each of the Lenders, of:

         10.1.1.1 a duly executed copy of this Agreement,

         10.1.1.2 a duly executed copy of the Subsidiary Guarantee of ICI with respect to the obligations of Perkins hereunder, to the fullest extent permitted by Applicable Law (including step-up provisions),

         10.1.1.3 a duly executed Subsidiary Guarantee of ICI with respect to the obligations of CII and any eventual Additional Borrower hereunder,

         10.1.1.4 a duly executed copy of the Subsidiary Guarantee of CII with respect to the obligations of Perkins, ICI and any eventual Additional Borrower hereunder,

         10.1.1.5 a duly certified copy of the constating documents and by-laws of each of the Credit Parties certified by a Responsible Officer of the related Credit Party accompanied by good standing or equivalent certificates issued by the appropriate governmental body of each relevant jurisdiction,

         10.1.1.6 a duly certified copy of a resolution or resolutions of the board of directors of each Credit Party relating to the authority of each Credit Party to execute and deliver and perform its obligations under the Operative Documents to which it is a party and all other instruments, agreements, certificates and papers and other documents provided for or contemplated by the said Operative Documents and the manner in which and by whom the foregoing documents are to be executed and delivered, certified by a Responsible Officer of the relevant Credit Party,

         10.1.1.7 a certificate of each Credit Party setting forth specimen signatures of the individuals authorized to sign on its behalf the Operative Documents to which it is a party and the instruments, agreements, certificates, papers and other documents provided for or contemplated by the said Operative Documents,

         10.1.1.8 certificates of compliance of the Director, Finance or the Treasurer or, in his absence, another Responsible Officer of each Borrower in form and substance substantially as set forth in SCHEDULE "N",

         10.1.1.9 certificates of insurance evidencing appropriate insurance coverage as provided in Section 11.1.6, together with a certificate from a Responsible Officer of Perkins confirming that such insurance coverage is in compliance with the provisions of
                           Section 11.1.6,

         10.1.1.10 a certificate from a Responsible Officer of Perkins to the effect that all necessary shareholder, corporate, creditor, governmental and regulatory approvals have been obtained,

         10.1.1.11 a certificate from a Responsible Officer of Perkins to the effect that the Operative Documents do not violate, in any material respect, all federal, provincial, state or local Applicable Laws,

         10.1.1.12 evidence by way of pay out letters and transfer instructions that, concurrently with the execution of this Agreement, Perkins shall have repaid or made arrangement to repay and cancel the Existing

                           Facilities, and all existing Liens, other than Permitted Encumbrances, shall have been released,

         10.1.1.13 a certificate from a Responsible Officer of Perkins to the effect that all material Guarantees of any of the Credit Parties have been disclosed to the Lenders,

         10.1.1.14 the audited Consolidated and unconsolidated financial statements of Perkins for the most recent fiscal year,

         10.1.1.15 pro forma financial projections in respect of the Borrowers covering fiscal years 1998 through and including fiscal year 2002,

         10.1.1.16 evidence of the payment of all fees and expenses contemplated herein, to the extent then owing,

         10.1.1.17 the favourable opinion of Canadian Counsel to Perkins and CII and of US Counsel as to the corporate status and capacity of the Credit Parties, their authority and legal right to enter into and perform their obligations under the Operative Documents and, in the case of the US Counsel, as to the validity, binding effect and enforceability against CII of the Operative Documents,

         10.1.1.18 the favourable opinion of Counsel to the Lenders as to the validity, binding effect and enforceability as against the Credit Parties of the Operative Documents, and as to such other matters as the Lenders may reasonably require, and

         10.1.1.19 such other documentation as may be reasonably required by the Agent;

10.1.2 CONDITIONS PRECEDENT TO BORROWINGS FROM AN OVERDRAFT AND L/C LENDER: the obligation of an Overdraft and L/C Lender to make any Borrowing available to a Borrower under the Overdraft and L/C Facility is (in addition to the other conditions for Borrowings as herein set forth) subject to such Borrower having made arrangements satisfactory to the relevant Overdraft and L/C Lender as to the setting up of one or more accounts at the appropriate Branch of Account of such Overdraft and L/C Lender and as to the issuance of Letters of Credit;

10.1.3 CONDITIONS PRECEDENT TO EACH BORROWING: the obligation of the Lenders to make any Borrowing available to any Borrower is subject to the following conditions:

         10.1.3.1 the representations and warranties of the Credit Parties contained in this Agreement shall be true and correct as at each Drawdown Date, Conversion Date and date of renewal of a form of Borrowing hereunder, other than the representations and warranties set forth in Section 2.1.8 (which shall be read as if they referred to the most recent financial statements of the Credit Parties delivered to the Agent pursuant to Section 11.1.7),

         10.1.3.2 except in respect of a Loan under the Overdraft and L/C Facility, the Agent shall have received the timely notice of Borrowing required pursuant to
                           Section 3.7, 3.11, 5.1.2, 6.2 or 7.2.5, as
                           applicable, and

         10.1.3.3 no Default or Event of Default shall have occurred and be continuing (provided that if such Default or Event of Default shall have been waived as provided herein, such Default or Event of Default shall not be deemed to exist or continue in respect of the particular instance having been waived or during the waiver period, as applicable).

10.1.4 CONDITIONS PRECEDENT TO BORROWINGS FOR ACQUISITIONS: the obligation of the Lenders to make any Borrowing available to a Borrower to fund Acquisitions or otherwise related to an Acquisition is subject to the following documents and information (in addition to the other conditions for Borrowings as herein set forth) having been provided to the Lenders:

         10.1.4.1 a description of the proposed Acquisition, together with historical financial statements and a pro forma balance sheet and income statement of the target Person and its Subsidiaries,

         10.1.4.2 a certificate of a Responsible Officer of Perkins to the effect that, as of the date of such Acquisition and on a Consolidated post-acquisition basis after having given effect to the said Acquisition, there shall be no Default or Event of Default, and

         10.1.4.3 evidence that the provisions of Article IX, to the extent then applicable, have been complied with.

SECTION 10.2        - WAIVER OF CONDITIONS PRECEDENT

The terms and conditions of Section 10.1 are inserted for the sole benefit of the Lenders and may be waived by the Agent on behalf of the Lenders, in whole or in part, with or without terms or conditions, in respect of all or any portion of the Borrowings without prejudicing the rights of each of the Lenders to assert such terms and conditions in whole or in part in respect of any other Borrowing.

                                   ARTICLE XI

                            COVENANTS OF THE BORROWER

SECTION 11.1        - AFFIRMATIVE COVENANTS OF THE BORROWER

While any amount remains outstanding under the Operative Documents or any of the Lenders has any obligations under any of the Operative Documents or any Lender shall have any Commitment hereunder, each Borrower covenants and agrees with the Agent and each Lender that, unless otherwise consented to in writing by or on behalf of the Lenders:

11.1.1 PAYMENT COVENANT: it will, and it will cause each of the other Credit Parties to, duly and punctually pay all sums of money due and payable by it under the terms of this Agreement and any other Operative Document at the times and places, in the currencies, and in the manner specified;

11.1.2 CORPORATE EXISTENCE: it will, and it will cause each of the other Credit Parties to, do or cause to be done all things necessary to keep in full force and effect its corporate existence and all rights, franchises, licences, approvals, privileges, consents and qualifications to carry on its business or to own, lease or operate property in each jurisdiction in which it carries on business or owns, leases or operates property where the failure to do so could have a Material Adverse Effect;

11.1.3 CONDUCT OF BUSINESS: it will, and it will cause each of the other Credit Parties to:

         (a) conduct its business in a proper and efficient manner, all in accordance with normal industry standards,

         (b) diligently maintain, repair, use and operate its property and premises in a proper and efficient manner, all in accordance with normal industry standards,

         (c) maintain its physical material assets in good condition, such that each asset may be used at all times for the purpose for which it was intended, in each case with ordinary wear and tear excepted, and

         (d) obtain and maintain all licences, permits and regulatory approvals required for the operation of their respective businesses, except where the omission to do so could not have a Material Adverse Effect;

11.1.4 COMPLIANCE WITH LAWS: it will, and will cause each of the other Credit Parties to, comply in all material respects with all Applicable Laws including, without limitation, ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 of the United States of America, except to the extent failure to comply with such laws does not have a Material Adverse Effect;

11.1.5 PROMPT PAYMENT OF INDEBTEDNESS: it will, and it will cause each of the other Credit Parties, to promptly pay and discharge when due:

         (a)      any Indebtedness outstanding,

         (b)      Taxes charged or attributable to it, and

         (c) obligations which may result in Liens (other than Permitted Encumbrances) on its assets;

         unless (I) the relevant payment, Tax or obligation is being actively and diligently contested in good faith by appropriate proceedings and is adequately reserved against on its books in accordance with GAAP, as applicable, but only until such time as a Lien resulting therefrom attaches to any of its properties or assets and becomes enforceable against any creditor of the Borrowers or the other Credit Parties, or

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         (II) failure to comply with this Section 11.1.5 could not have a
         Material Adverse Effect;

11.1.6   INSURANCE:  it will:

         (a) maintain and will cause each of the other Credit Parties to maintain with financially sound, independent and reputable insurers insurance upon all its buildings, plant and other property and assets which are of an insurable nature, against such liabilities and risks including, without limitation, all risk property damage, business interruption and third party liability insurance, in such amounts, with such deductibles, subject to such exclusions and otherwise in such manner, that adequately protects it and the other Credit Parties and as is customary for companies carrying on businesses similar to that being carried on by it or by the other Credit Parties, as the case may be, and, if applicable, as may be required by Applicable Law, or as otherwise may be reasonably requested by the Majority Lenders;

         (b) duly and punctually pay or cause to be paid the premiums and other sums of money payable in connection with such insurance, and

         (c) promptly deliver to the Agent from time to time upon reasonable request such information relating to the insurances required to be maintained under this Section 11.1.6, including the entire insurance policies or, at the discretion of the Agent, insurers' certificates of insurance addressed to the Agent confirming that such insurance is in effect;

11.1.7 FINANCIAL STATEMENTS AND INFORMATION: it will, and will cause each of the other Credit Parties to, keep and maintain proper books of account and other accounting records and it will furnish or cause to be furnished to the Agent in such number as the Agent may reasonably require for distribution to the Lenders:

         (a) within 120 days after the end of each fiscal year, copies of the audited Consolidated financial statements of each Borrower, of the audited unconsolidated financial statements of Perkins and of the audited financial statements of Perkins on a modified Consolidated basis,, each as of the end of such fiscal year, together with comparative figures for the immediately preceding fiscal year, all prepared in accordance with GAAP, consistently applied, in reasonable detail and accompanied by the unqualified opinion thereon of the Auditors,

         (b) within 60 days after the end of each of the first three quarterly accounting periods in each fiscal year, copies of the Consolidated unaudited financial statements of each Borrower and each other Credit Party, of the unconsolidated unaudited financial statements of Perkins and of the unaudited financial statements of Perkins on a modified Consolidated basis, in each case prepared in accordance with GAAP, consistently applied, as of the close of such quarter, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, and certified as to their fair presentation by a Responsible Officer of each such Credit Party,


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         (c)      within 60 days after the end of each quarterly accounting
                  period, a report signed by a Responsible Officer of Perkins providing details (including book and market values of disposed assets) as to all disposition of assets by any Credit Party (otherwise than in the normal course of business) and all purchases of assets within the period of 12 consecutive months then ended, together with the amount of Tangible Net Assets as at the end of such month, the whole so as to allow the Agent to monitor the application of Section 11.2.2 relating to asset sales, such report to be in form and substance acceptable to the Agent;

         (d) concurrently with the financial statements referred to in Sections 11.1.7(a) and 11.1.7(b), certificates of compliance, signed by a Responsible Officer of each Borrower, substantially in the form of SCHEDULE "N", certifying (I) that the financial and other information contained therein is true and correct in all material respects as of the date the certificate is delivered to the Agent, (II) that the Responsible Officer executing such certificate has no knowledge of any Default or Event of Default, which is continuing or, if such Responsible Officer does have knowledge of any such Default or Event of Default, describing the Default or Event of Default, including the date of its commencement and any remedial action taken, (III) that the Responsible Officer executing such certificate has no knowledge of any Material Adverse Change which has not been cured or waived in writing by or on behalf of the Lenders,
                  (IV) in the case of the certificate of compliance for Perkins, compliance with, and the detailed calculation of, the financial covenants set forth in Section 11.1.32, (V) for the certificate of Perkins delivered annually, that the actual amount of Capex incurred during the prior fiscal year is no less than the amount required to be spent to maintain the assets at existing level of operational efficiency, and (VI) for the certificate of ICI delivered annually, the calculations necessary for the Agent to monitor increases in the amount of the Subsidiary Guarantee of ICI with respect to the debts and liabilities of Perkins hereunder,

         (e) within 120 days following the end of each calendar year, the Annual Business Plan for the current calendar year, which Annual Business Plan shall be in form and substance acceptable to the Agent,

         (f) promptly after the same are sent, copies of all financial statements and material reports and other material disclosure information which any of the Credit Parties makes public by filings with applicable securities commissions or other regulatory bodies or sends to its common or preferred stockholders as a class, and

         (g) promptly following the request therefor of the Agent or any Lender, such other information relating to any of the Credit Parties, including without limitation, information relating to their financial or other condition, business, assets, operations or prospects, as the Agent or any Lender may from time to time reasonably request, in each case, in form and substance and certified in a manner satisfactory to the requesting Agent or Lender;



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11.1.8   CHANGE IN AUDITORS: it will promptly give notice to the Agent of a change in its Auditors and the reasons underlying the change;

11.1.9 MATERIAL CONTRACTS: it will, and will cause each of the other Credit Parties to:

         (a) faithfully observe, perform and discharge the covenants, conditions and obligations imposed on it by any Material Contract,

         (b) do all things necessary or expedient in order to (I) maintain each Material Contract in full force and effect and (II) ensure that each such Material Contract remains the legal, valid and binding obligation of each party thereto enforceable in accordance with its terms,

         (c) enforce each such Material Contract in accordance with its terms and take all such action necessary to achieve such end,

         (d) upon request of the Agent, make to each other party to each Material Contract such demands and reports for information and reports for action as the Borrower or any of the other Credit Parties is entitled to make thereunder, in each case, except to the extent that any failure to do so, either taken individually or in aggregate with any other failure could not reasonably be expected to have a Material Adverse Effect;

11.1.10 NOTICE OF DEFAULT AND OTHER EVENTS: it will promptly, after obtaining knowledge thereof, give notice to the Agent of the occurrence of any Default or Event of Default, including the date of its commencement and the action which it proposes to take with respect to the same and the estimated date when the same will be remedied or resolved; it will also promptly after the occurrence of any event or circumstance which has had or is reasonably likely to have a Material Adverse Effect, notify the Agent of the details thereof;

11.1.11 NOTICE OF BREACH OF PERMIT: it will give prompt written notice to the Agent of any breach of any certificate, approval, permit, consent, order or direction concerning the installation or operation of any of its machinery, equipment or facility or machinery, equipment or facility of any of the other Credit Parties or concerning any structure, activity, or facility on any of its lands or premises or the lands or premises of any of the other Credit Parties, which breach could have a Material Adverse Effect;

11.1.12 NOTICE OF LITIGATION: it will promptly give notice to the Agent of the occurrence of any litigation, proceeding or dispute affecting it or any of the other Credit Parties if its result could reasonably be expected to have a Material Adverse Effect and will from time to time provide all reasonable information requested by the Agent concerning the status of litigation, proceeding or dispute involving the Borrower or any of the other Credit Parties;



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11.1.13  ACCESS: it will, and will cause each of the other Credit Parties to, permit the Agent or representatives of the Agent, at the Borrowers' expense, to inspect their properties and make abstracts from and copies of its books, accounts and records and discuss their affairs with their management and Auditors, all at such reasonable times as such Person may desire upon giving prior reasonable notice;

11.1.14 RELIANCE: it will permit the Agent and each Lender to rely on the authority of the individuals providing any certificate, report, notices and other information delivered under any of the Operative Documents including, without limitation, the certificate delivered under Section 11.1.7(c), until notice to the contrary is received by the Agent;

11.1.15 GRANT OF SUBSIDIARY GUARANTEES: Perkins will cause all Restricted Subsidiaries to grant their respective Subsidiary Guarantees, to the fullest extent permitted by Applicable Law, within the time period and with all supporting documentation as set forth in Section 9.2; and once a Subsidiary Guarantee has been granted, each Borrower shall ensure that such Subsidiary Guarantee remains in full force and effect until the termination of the Credit Facilities, unless earlier released following a redesignation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of
         Section 9.3;

11.1.16 CASH FLOW FROM RESTRICTED SUBSIDIARIES: it will at all times cause each of the Restricted Subsidiaries to make all its Distributions to Perkins or to another Restricted Subsidiary, so as to ensure that Perkins shall at all times be fully entitled to 100% of all Cash Flow from all Restricted Subsidiaries;

11.1.17 INTELLECTUAL PROPERTY: it will, and it will cause each of the other Credit Parties to, make application to register its material patents, trade-marks, service marks, trade names, copyrights and other intellectual property rights, as is appropriate in its best interests, and use its reasonable efforts to preserve and maintain all of such intellectual property rights, as is appropriate in its best interests;

11.1.18 TREASURY CONTRACTS: it shall, and shall cause each of the other Credit Parties to, monitor, at all times and in a reasonable manner, currency exchange rate, interest rate and commodity price changes applicable to its business; it shall also ensure that all purchases of derivatives and hedging instruments by any Credit Party will be solely for the purpose of hedging interest rates, commodity and foreign exchange exposure, and not for the purpose of speculation; more particularly, it will not, nor will it allow or suffer any of the other Credit Parties to, engage in any transaction involving options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay-contracts) where, at the time the relevant transaction is entered into, the relevant Credit Party does not have or expect to have a present or future underlying asset or cash position, the value of which is sufficient to cover its liabilities under any such transaction;

11.1.19 SUPPLEMENTAL DISCLOSURE: the Borrower will promptly supplement each Schedule with respect to any matter arising after the Formal Date which, if existing on or before the Formal Date, would have been required to be set out or described in such Schedule or which is necessary to correct any information in such Schedule which has been



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         rendered inaccurate in any material respect after the Formal Date;
         provided, however, that such supplemental disclosure shall not constitute a cure or waiver of any Default or Event of Default arising or existing as a result of the matter so disclosed;

11.1.20 TRANSACTIONS WITH AFFILIATES: it will conduct and cause each of the other Credit Parties to conduct, all transactions otherwise permitted under the Operative Documents with any of their Affiliates on terms that are fair and reasonable and no less favourable to the Borrowers or the other Credit Parties than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate;

11.1.21 CANADIAN BENEFIT AND PENSION PLANS AND ERISA: it will and will cause the other Credit Parties to perform, in a timely fashion, all obligations to which they may become subject under all Applicable Laws, including the ITA and ERISA, as well as under the regulations or rules issued thereunder, in respect of their Canadian Pension Plans, Canadian Benefit Plans and Plans, except where the failure to do so could not have a Material Adverse Effect;

11.1.22 ENVIRONMENTAL MATTERS: it (A) shall be, and cause the other Credit Parties to be, at all times in compliance in all material respects with all applicable Environmental Laws and (B) shall ensure, and shall cause the other Credit Parties to ensure, that the Properties are free from material contamination by a release, discharge or emission of any Hazardous Material or of any other substance which poses a threat or nuisance to safety, health or the environment and that all underground storage tanks, land fills, land disposals and dumps contained on the Properties are in compliance in all material respects with Environmental Laws, except where the failure to do so could not have a Material Adverse Effect;

11.1.23 ENVIRONMENTAL AUDIT REPORTS: (A) it will, and will cause the other Credit Parties to, notify the Agent of any internal environmental audit it conducts or, as the case may be, the other Credit Parties conduct, and provide the Agent, on request, with copies (in such number as the Agent shall reasonably request) of any such internal environmental audits and (B) if the Majority Lenders, acting reasonably, believe that an environmental audit should be conducted following the receipt by any of a Borrower or the other Credit Parties of any environmental notice from a governmental authority or following a change in Environmental Laws or other event, the Borrowers shall provide or cause to be provided at the request of the Agent environmental audit reports concerning the property or operations affected by such notice, change or event, which reports will be produced internally or, at the request of the Agent following a review of such internal reports or failing the remittance thereof, by independent qualified engineers or environmental consultants, which reports will be at the expense of the Borrowers and must prove satisfactory to the Agent acting reasonably;

11.1.24 REMEDIAL ACTIONS IN THE EVENT OF ENVIRONMENTAL DAMAGE: it will, and will cause the other Credit Parties to, make or take all appropriate investigations, studies, sampling and testing, and undertake any clean-up, removal, remedial or other actions in accordance with the requirements of all applicable Environmental Laws, to the reasonable satisfaction of the Lenders in accordance with orders and directives of


                                     - 89 -
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         all governmental authorities in the event of any escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on, or contamination of, the property owned or operated by any of a Borrower or the other Credit Parties or (if there may result therefrom any material liability on the part of any Borrower or other Credit Parties or the Agent or the Lenders) any other property where any Borrower or other Credit Parties have conducted any of their operations or where may be located assets sold by any of them;

11.1.25 AGENT'S RIGHT TO ENTER ONTO THE PROPERTY: in the event the Borrowers fail to comply with the provisions of Section 11.1.22 or 11.1.24 hereof, it will permit the Agent or its representatives or agents on reasonable notice and at the Borrowers' expense to enter onto the Properties to conduct an environmental inspection and it will permit the Agent or its representatives or agents to take, at the Borrowers' expense, such action as may be deemed necessary to remedy any environmental damage or breach of any Environmental Laws;

11.1.26 KEEPING OF BOOKS: it will keep and cause each of the other Credit Parties to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrowers and each such Credit Party in accordance with GAAP;

11.1.27 MAINTENANCE OF PROPERTIES, ETC: it will maintain and preserve, and cause each of the other Credit Parties to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

11.1.28 MILLENNIUM COMPLIANCE: it will, and will cause the other Credit Parties to keep under review their operations with a view of assessing their Computer Systems, and take all reasonable action necessary, to ensure that, before September 30, 1999:

         (a)      their Computer Systems will be Millennium Compliant,

         (b) their Computer Systems will not require any remedial work or replacement to enable them (or any part of them) to continue functioning accurately immediately before, during and after January 1, 2000 in the manner set forth in the definition of "Millennium Compliant", and

         (c) the Computer Systems and each element of them will pass and continue to pass date information between each other (and any third parties' computer systems with which they regularly communicate) in a way which does not, and will not, create inaccuracies, errors or problems immediately before, during and after January 1, 2000, and, in this connection, each Borrower shall, from time to time at the Agent's request, provide to the Agent and the Lenders reasonable assurance as to the foregoing;



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11.1.29     USE OF FUNDS: it undertakes to use the proceeds of Borrowings hereunder solely for the purposes set forth in Section 3.6, but subject to the limitations contained in Section 11.2.8;

11.1.30 REGISTRATION OF LIEN DISCHARGES: it shall cause all Liens which are not Permitted Encumbrances to be fully discharged by way of appropriate registrations or filings at the latest by the expiry of the periods set forth in this respect in SCHEDULE "E";

11.1.31 NOTIFICATION OF CERTAIN EVENTS: in addition to the notices required by Sections 11.1.10, 11.1.11 and 11.1.12 and certain other provisions of this Agreement, it will promptly notify the Agent (which will forward the information to the Lenders) of:

            (a)        any Change of Control of Perkins,

            (b)        any change in the ownership of ICI or CII, and

            (c) any sale, transfer or other disposition by the Borrowers and the other Credit Parties during any period of 12 consecutive months, of assets having an aggregate book value or market value (whichever is greater) in excess of 10% of Tangible Net Assets, as contemplated by Section 11.2.2(b), and, in each such instances, it will also provide promptly to the Agent all details relating to the event in question and, at the Agent's reasonable request, any other information related thereto;

11.1.32 FINANCIAL RATIOS: Perkins will maintain, at all times, on a modified Consolidated basis, pursuant to which only Perkins and its Restricted Subsidiaries are to be Consolidated (on the basis of calculations effected at the end of each fiscal quarter of Perkins):

         (a) an Interest Coverage Ratio of not less than 3.0 to 1.0, calculated on a trailing basis for the period of four consecutive fiscal quarters then ended, and

         (b) a ratio of Net Funded Debt to Total Capitalization of not more than 0.5 to 1.0.

SECTION 11.2        - NEGATIVE COVENANTS OF THE BORROWER

While any amount remains outstanding under the Operative Documents or any of the Lenders have any obligations under any of the Operative Documents or any Lender shall have any Commitment hereunder, each Borrower covenants and agrees with the Agent and each Lender that:

11.2.1 NEGATIVE PLEDGE: it will not, nor will it allow or suffer any of the other Credit Parties to, (A) assume, create, incur or suffer to exist any Lien upon any of its undertaking, property, rights, revenues or assets, whether now owned or hereafter acquired or (B) assign any


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         accounts or other rights to receive income, in each case, save for
         Permitted Encumbrances;

11.2.2 SALE OF ASSETS: it will not, nor will it allow or suffer any of the other Credit Parties to, sell, alienate, assign, lease or otherwise dispose of any of its property and assets, whether now owned or possessed or hereafter acquired or possessed, or enter into any sale and leaseback transaction with respect to any such property or assets, or grant any option or other right to purchase, lease or otherwise acquire any such property or assets, save for:

         (a) sales, alienations, assignments, leases or other dispositions of property and assets of the Borrowers and the other Credit Parties in the ordinary course of business and for the purpose of carrying on the same,

         (b) sales, alienations, assignments, leases or other dispositions of property and assets among Perkins, CII and/or ICI,

         (c)      the transactions outlined in SCHEDULE "O",

         (d) sales, alienations, assignments, leases or other dispositions by the Borrowers and the other Credit Parties during any period of 12 consecutive months, of assets having an aggregate book value or market value (whichever is greater) of up to 10% of Tangible Net Assets (computed as of the end of such period of 12 months), and

         (e) sales, alienations, assignments, leases and other disposition (including, by way of clarification, any expropriation) by the Borrowers and the other Credit Parties during any period of 12 consecutive months, of assets (including, by way of clarification, Capital Stock) having an aggregate book value or market value (whichever is greater) in excess of 10% of Tangible Net Assets, PROVIDED THAT, at the latest on the last day of each such period of 12 consecutive months, (I) the net proceeds of all such transactions in excess of 10% of Tangible Net Worth in such period of 12 consecutive months (the "EXCESS PROCEEDS") shall be used by the Credit Parties to purchase assets of equivalent value, or (II) failing such purchase of replacement assets with all of the said Excess Proceeds, the Term Facility Total Commitment and the Revolving Facility Total Commitment shall, on the last day of the said 12 month period, be permanently reduced and cancelled (in the following order: FIRSTLY, the Term Facility Total Commitment, in inverse order of maturity, until reduced to zero and fully terminated, and SECONDLY, the Revolving Facility Total Commitment) by an amount equal to the Excess Proceeds or such portion thereof which has not been used to purchase replacement assets within the said period of 12 months. In the event that the Term Facility Total Commitment or the Revolving Facility Total Commitment are reduced as aforesaid, the Borrowers shall timely make all necessary repayments of Borrowings hereunder so as to ensure that Borrowings outstanding under the Term Facility and the Revolving Facility never exceed the Term Facility Total Commitment and the Revolving Facility Total


                                     - 92 -
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                  Commitment as so reduced; and Perkins shall periodically
                  provide reports on such transactions as set forth in Section 11.1.7(c);

11.2.3 INVESTMENTS IN OTHER PERSONS: it will not, nor will it allow or suffer any of the other Credit Parties to, make or hold any Investment in any Person other than:

         (a) Investments by the Borrowers and the other Credit Parties in their Subsidiaries,

         (b) Investments by the Borrowers and the other Credit Parties in joint ventures or other Persons in which the value of the Investments and the participatory interest or Capital Stock held by the Credit Parties would represent 50% of all Investments and participatory interest or Capital Stock held therein by the joint venturers,

         (c) loans, advances, Guarantees and other forms of financial assistance to Unrestricted Subsidiaries and other Persons if made in the ordinary course of business and in an aggregate amount not to exceed Cdn$20,000,000 or the Equivalent Amount in US Dollars during the entire Commitment Period,

         (d) Investments by the Borrower in hedging agreements permitted or required to be entered into under Section 11.1.18;

11.2.4 INDEBTEDNESS FOR BORROWED MONEY OF THE RESTRICTED SUBSIDIARIES: it will not allow or suffer any of the Restricted Subsidiaries to incur any Indebtedness in respect of money borrowed or raised, except for Borrowings under this Agreement and intercompany borrowings among the Credit Parties;

11.2.5 NO MODIFICATION TO CORPORATE STRUCTURE: it will not, nor will it allow or suffer the corporate structure of the Credit Parties to be modified, nor will it allow or suffer (A) ICI or CII to cease being Wholly-Owned Subsidiaries of Perkins, except with the prior consent of all Lenders or (B) the other Restricted Subsidiaries to cease being direct or indirect Wholly-Owned Subsidiaries of Perkins, except with the prior consent of the Majority Lenders;

11.2.6 NO ACQUISITION OF UNRELATED BUSINESS: it will not, nor will it allow or suffer any of the other Credit Parties to make at any time any Acquisition in any business which is unrelated to their current business; and for this purpose, an Acquisition will be deemed to be in an unrelated business if it is not related to the paper tissue business;

11.2.7 DISTRIBUTIONS: Perkins will not declare, make or pay any Distributions if an Event of Default has occurred and has not been waived, or if such Distribution could reasonably be expected to bring about an Event of Default;

11.2.8 UNAUTHORIZED USES OF THE CREDIT FACILITIES: it will not use the Credit Facilities or any proceeds of Borrowings to:



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         (a)      fund a joint venture or any need, obligation or commitment of a joint venture in an amount or in a proportion greater than such Borrower's proportionate interest in such joint venture,

         (b)      finance Hostile Acquisitions, or

         (c) purchase, or carry, or to reduce or retire or refinance any credit incurred to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock;

11.2.9 NO CHANGE IN NATURE OF BUSINESS OR IN USE OF PROPERTIES: it will not, and it will ensure that none of the other Credit Parties, (A) change the nature of its respective business and (B) modify, in any material respect or other than as set forth in the Annual Business Plan, the use of the Properties, in each case, as carried on or used on the date hereof;

11.2.10 NO IMPAIRMENT OF UPSTREAMING: it will not, nor will it allow or suffer any of the other Credit Parties to, directly or indirectly, enter into, assume or be bound by any agreement, instrument, indenture or other obligation (other than any Operative Document) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or other Distributions or the making of intercompany loans by any such Credit Party to the Borrowers;

11.2.11 FINANCIAL YEAR: it will not, nor will it allow or suffer any of the other Credit Parties to, change its financial year, except for a change thereof to a financial year-end identical to that of Perkins; and

11.2.12 ACCOUNTING CHANGES: it will not, nor will it allow or suffer any of the other Credit Parties to, make any change in accounting policies, accounting treatment or reporting practices, except for changes required by GAAP and concurred with by the Auditors of the Borrowers.

                                   ARTICLE XII

                     REIMBURSEMENT OF EXPENSES AND INDEMNITY

SECTION 12.1        - REIMBURSEMENT OF EXPENSES

All statements, reports, certificates, opinions and other documents or information required to be furnished to the Agent or any Lender by any Credit Party under this Agreement and the other Operative Documents shall be supplied without cost to the Agent or the Lenders. Furthermore, whether or not any of the transactions contemplated herein are consummated, the Borrowers solidarily agree to reimburse promptly to the Agent for itself and on behalf of the Arranger and the Lenders on demand, all of the reasonable fees, costs and expenses of the Agent's Counsel and all of the Agent's and the Arranger's other reasonable fees, costs and other out-of-pocket expenses (including transportation, computer, duplication, appraisal, audit, insurance, consultant, notaries and search, and


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all tax on goods and services) incurred from time to time in the preparation, negotiation, execution and registration, if applicable, of the Operative Documents and the related documents, and in considering and making amendments to, or waivers, releases or discharges in respect of, the Operative Documents (whether or not such amendments, waivers, releases or discharges are completed or carried into effect) and, after discussion with Perkins, in respect of any other matter, together with all reasonable expenses incurred in the due diligence and syndication (including printing, distribution and bank meetings) in connection with the Credit Facilities. In addition, each Borrower agrees to pay all of such legal fees, costs and expenses (and tax on goods and services in respect thereof) of the Agent and each of the Lenders incurred in the enforcement of the Operative Documents and of any other document to be executed and issued as provided herein and in the other Operative Documents.

The Borrowers will reimburse the Agent and the Lenders within 30 days after written request is made, with interest after such ten day period at a rate per annum equal to the Prime Rate plus the Applicable Margin for Prime Rate Loans at such time increased by 2% per annum in the case of monies owing in Canadian Dollars and at a rate per annum equal to the US Base Rate plus the Applicable Margin for US Base Rate Loans at such time increased by 2% per annum in the case of monies owing in US Dollars to a Canadian Lender and at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans at such time increased by 2% per annum in the case of monies owing in US Dollars to a US Lender, for any and all expenditures which the Agent or the Lenders may from time to time make, lay out or expend pursuant to this Section 12.1 and in providing such protection in respect of insurance, discharge of Liens, Taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, Counsel's fees and other matters as the Credit Parties are obligated in the Operative Documents to provide, but fail to provide after written request is made. Such obligations to reimburse the Agent and the Lenders shall be an additional Indebtedness due from the Borrowers and shall be payable by the Borrowers within 30 days of demand. The Agent and the Lenders though privileged so to do, shall be under no obligation to the Borrowers to make any such expenditure and the making thereof by the Agent or Lender shall not relieve any Borrower of any default in that respect.

SECTION 12.2        - INDEMNITY

Whether or not a Default or an Event of Default has occurred, the Borrowers solidarily covenant and undertake to indemnify, defend, protect and hold harmless the Agent, the Arranger and each of the Lenders and their respective directors, officers, employees, Counsels, attorneys-in-fact, trustees, advisors and agents (collectively, the "INDEMNITEES") against and from all losses, damages (including punitive damages), expenses, liabilities, obligations, penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including reasonable Counsels' and consultants' fees and disbursements) (hereinafter, "LOSSES") which any Indemnitee may sustain or incur (including, without limitation, any loss of profit and expenses a Lender may incur (A) by reason of the liquidation, re-employment or redeployment of deposits or other funds acquired by such Lender to fund or to maintain the Borrowings or (B) by reason of any interest, charges or other amounts paid or payable by a Lender to providers of funds borrowed or acquired in order to make, to fund or to maintain the Borrowings or any amount unpaid by the Borrower hereunder) as a consequence

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of or in connection with (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defence in connection therewith):

12.2.1 the Credit Facilities and any use made or proposed to be made with the proceeds thereof,

12.2.2 any failure of a Borrower to timely provide a conversion or renewal notice when required in respect of any Borrowing pursuant to the terms hereof,

12.2.3 any failure of a Borrower to borrow in the amount and on the date specified therefor in any notice of Borrowing pursuant to this Agreement,

12.2.4 any failure of a Borrower to make a payment, repayment, prepayment or conversion specified in a notice of repayment, prepayment or conversion hereunder, or when otherwise due hereunder,

12.2.5 the payment by a Borrower of principal amounts in respect of a Libor Loan or a Bankers' Acceptance on any day other than the last day of the related Libor Interest Period or other than the date of maturity of such Bankers' Acceptance, as the case may be,

12.2.6 any misrepresentation by a Credit Party contained in or delivered in writing in connection with the Operative Documents,

12.2.7 the issuance of any Letter of Credit as contemplated herein or the acceptance of drafts or documents thereunder; or any false or incomplete information being provided by or on behalf of any Credit Party to the Overdraft and L/C Lender in respect of Letters of Credit or acceptances thereunder; or any action taken, admitted or suffered to be taken in good faith in reliance upon any instructions, L/C Applications, request or order from any Credit Party or any other Person for whose account a Letter of Credit was issued or upon any paper, documents or teletransmission reasonably believed by the Overdraft and L/C Lender to be genuine in connection with a Letter of Credit or acceptances or documents under a Letter of Credit issued as contemplated herein; or, in the case of teletransmissions, any insufficient or incorrect particulars being transmitted or mistakes or errors in transmission or delivery; or any of the matters contemplated by the provisions of Sections 6.4, 6.5 and 6.6,

12.2.8   the occurrence of a Default or an Event of Default,

12.2.9 defending and/or counterclaiming or claiming over against third parties in respect of any action or matter in connection with or relating to the Operative Documents, or

12.2.10 the actual or alleged presence of Hazardous Materials on, under or in any Properties or the escape, seepage, leakage, spillage, discharge, emission or release from, any Property or into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Materials or any Environmental Claim relating to the Borrower

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         or any of its Subsidiaries or any of the Properties or arising out of the use of any of the Properties,

in each case, except to the extent such Losses are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or wilful misconduct;

In the case of an investigation, litigation or proceeding to which the indemnity described in this Section 12.2 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Borrowers, their respective shareholders, Affiliates or creditors or an Indemnitee or an Indemnitee is otherwise a party thereto. Each Borrower further agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to a Borrower or any of its Subsidiaries or Affiliates or their respective security holders or creditors arising out of, related to or in connection with the Credit Facilities, except for direct, as opposed to consequential or punitive, damages determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or wilful misconduct.

SECTION 12.3      -        CONSULTATION WITH BORROWER

In connection with any claim made by a third party for which an Indemnitee is entitled to indemnification pursuant to Section 12.2, such Indemnitee agrees, before settling or compromising any such claim, to consult in good faith with the Borrowers and the Agent regarding any comments or considerations that either of them may have, it being understood that (I) such Indemnitee shall retain the right, at its sole discretion, to settle or compromise any such claim and (II) any consultation among such Indemnitee, the Borrowers and the Agent or any failure to so consult shall in no way relieve or reduce the Borrowers' obligations to indemnify such Indemnitee pursuant to Section 12.2.

SECTION 12.4          -      SURVIVAL OF INDEMNIFICATION OBLIGATIONS

Without prejudice to the survival or termination of any other agreement of the Borrowers under the Operative Documents, the provisions of and undertakings and indemnification set forth under Sections 12.1 and 12.2 shall survive the payment of principal and interest on all Borrowings, the termination of the Aggregate Commitment and the satisfaction of all liabilities owed to the Agent and the Lenders pursuant to the Operative Documents.

                                  ARTICLE XIII

                                   OTHER TAXES

SECTION 13.1        - OTHER TAXES

Each Borrower covenants and agrees that it will pay any documentary, stamp or other Taxes (including interest and penalties) which may be payable or determined to be payable by any governmental or taxation authority in respect of the execution and delivery of the Operative Documents, including the Bankers' Acceptances and Letters of Credit and acceptances thereunder or the performance of the terms and provisions of the Operative Documents, and will save the Agent

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and the Lenders harmless against any loss or liability resulting from non-payment or delay in payment of any such documentary, stamp or other Taxes.

SECTION 13.2        - SURVIVAL OF OBLIGATIONS

The obligation of the Borrowers under Section 13.1 to pay the Taxes referred to therein shall, if such taxes have not been paid, survive the payment of principal and interest on all Borrowings, the termination of the Aggregate Commitment and the satisfaction of all liabilities owed to the Agent and the Lenders pursuant to the Operative Documents.

                                   ARTICLE XIV

                                EVENTS OF DEFAULT

SECTION 14.1          -      EVENTS OF DEFAULT

The occurrence of any one or more of the following events or circumstances shall constitute an Event of Default under this Agreement:

14.1.1 FAILURE TO PAY: if any Borrower or any Credit Party, as the case may be, fails to make a payment of any sum payable hereunder when the same shall become due and payable and, except in the case of payments of principal, such default shall continue for three calendar days;

14.1.2 BREACH OF FINANCIAL RATIOS: if a Credit Party breaches any covenant contained in Section 11.1.32;

14.1.3 OTHER BREACHES: if a Credit Party fails to carry out or observe any covenant or condition contained in this Agreement (other than under Section 11.1.1 or Section 11.1.32) or in any other Operative Document, to be observed or performed by such Credit Party and such failure, if capable of being cured, shall remain uncured for a period of ten days following notice by a Lender;

14.1.4 BANKRUPTCY: the occurrence of any Act of Bankruptcy (as defined below); for the purposes of this Section 14.1.4, an "ACT OF BANKRUPTCY" means any of the following:

         (a) any Credit Party admits in writing its inability to pay its debts generally as they become due,

         (b) any Credit Party makes a general assignment for the benefit of creditors,

         (c) any Credit Party becomes subject to any bankruptcy proceedings which it is not contesting in good faith, diligently and by appropriate means or which proceedings continue undischarged, unstayed or undismissed for a period of 45 days,



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         (d)      any Credit Party submits to or makes any application for the purpose of suspension of payment of its liabilities,

         (e) any Credit Party petitions to or applies to any tribunal or authority for the appointment of any administrator, receiver, trustee or intervenor for it or for any substantial part of its property,

         (f) any Credit Party commences or has commenced against it any proceedings (including a notice of intention or a proposal under the BANKRUPTCY AND INSOLVENCY ACT (Canada) and including any proceeding under the COMPANIES CREDITORS' ARRANGEMENT ACT (Canada) or the US BANKRUPTCY CODE) under any law, statute, regulation or decree whether now or hereafter in effect, relating to it or its debt, reorganization, arrangement, adjustment, dissolution or liquidation, which proceedings it is not contesting in good faith, diligently and by appropriate means or which proceedings continue undischarged, unstayed or undismissed for a period of 45 days,

         (g) any Credit Party becomes bankrupt within the meaning of the BANKRUPTCY AND INSOLVENCY ACT (Canada) or the US Bankruptcy Code, or any successor or equivalent legislation,

         (h) any Credit Party by any act indicates its consent to, approval of, or acquiescence in any bankruptcy, reorganization or insolvency proceeding under any law relating to bankruptcy, insolvency or relief of debtors or any proceeding for the appointment of a receiver or trustee for itself or for any substantial part of its property or suffers any such receivership or trustee to remain undischarged for a period of 45 days,

         (i) the directors or shareholders of the Borrower pass a resolution for the winding-up or dissolution of a Borrower, or a Borrower instigates proceedings for its winding-up or dissolution or consents to, approves of or acquiesces in, any filing or petition with respect to such proceedings;

14.1.5 SEIZURE: if an encumbrancer takes possession of any part of the assets of any Credit Party having an aggregate value in excess of Cdn$20,000,000, or if a seizure, distress or execution or any similar process is levied or enforced thereagainst and remains unsatisfied for a period of 20 days, in respect of movable or personal property or 30 days, in respect of immovable or real property;

14.1.6 JUDGMENT: (A) if a final judgment or order of a court for the payment of money in excess of Cdn$20,000,000 or the equivalent in any other currency is rendered against any Credit Party and is not paid or discharged within ten days or enforcement action shall be taken in respect thereof, or (B) any non-monetary judgment or order shall be rendered against any Credit Party that could have a Material Adverse Effect, and there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or;



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14.1.7   INVALIDITY OR UNENFORCEABILITY: if at any time a court of competent jurisdiction makes any judgment or order or any law, ordinance, decree or regulation is enacted, the effect whereof is to render any Operative Documents or any material provision hereof or thereof, invalid or unenforceable, unless in the case of a judgment or order, a stay of enforcement of such judgment or order is immediately obtained;

14.1.8 CROSS-DEFAULT: if any Credit Party fails to pay upon demand, in the case of monies payable on demand, or at maturity, or within any applicable period of grace, any Indebtedness in respect of monies borrowed, raised or guaranteed in an amount in excess of Cdn$20,000,000 or the equivalent in other currencies, or fails to observe or perform any term, covenant or agreement contained in any agreement by which it is bound evidencing or securing monies borrowed, raised, or guaranteed in an amount in excess of Cdn$20,000,000 or the equivalent thereof in other currencies and, as a result, the holder or holders, or beneficiary or beneficiaries, thereof or of any such obligations issued thereunder cause or are entitled to cause the acceleration of the maturity thereof or of any such obligation;

14.1.9 TREASURY CONTRACTS: if any currency or interest rate exchange agreement or other financial swap or derivative transaction entered into by any Credit Party with any financial or brokerage institution is terminated prior to its scheduled maturity as the result of such Credit Party's inability to meet its obligations in respect thereof;

14.1.10 CEASING TO CARRY ON BUSINESS: if a Credit Party ceases or threatens to cease to carry on in the ordinary course its business or a substantial part thereof, except as the result of a reorganization permitted by the Majority Lenders;

14.1.11 REPRESENTATIONS AND WARRANTIES: if any representation or warranty made by any Credit Party in any of the Operative Documents or in any document or certificate furnished to an Agent or Lender in connection therewith or pursuant thereto shall prove at any time to have been incorrect in any material respect, as at the date made or confirmed or deemed to have been made or confirmed;

14.1.12 CHANGE OF CONTROL: (A) if a Change of Control of Perkins occurs, or (B) if either of ICI or CII ceases to be a Wholly-Owned Subsidiary of the Borrower;

14.1.13 SUBSIDIARY GUARANTEE: if any of the Subsidiary Guarantees ceases for any reason to be in full force and effect at any time, or any Credit Party shall so state in writing or shall give notice of termination of or otherwise attempt to terminate its Subsidiary Guarantee, except as a result of the redesignation of such Restricted Subsidiary as a Non-Restricted Subsidiary in conformity with the provisions hereof, and such event (provided it can be remedied) is not remedied within ten days from notice thereof by the Agent or a Lender to a Borrower, PROVIDED THAT if a Borrower does not, immediately following such notice, actively do all actions and things as is necessary to remedy the situation, such event shall immediately constitute an Event of Default;

14.1.14 ERISA EVENT: any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Credit Parties and the ERISA Affiliates related to such ERISA Event) exceeds US$20,000,000;

14.1.15 ERISA WITHDRAWAL LIABILITY: (A) any Credit Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Credit Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds US$20,000,000 or requires payments exceeding US$20,000,000 per annum, or (B) any Credit Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganisation or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Credit Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding US$20,000,000;

14.1.16 ENVIRONMENTAL LIABILITY IN EXCESS OF CDN$20,000,000: any Hazardous Materials shall be present in, on or under any real or immovable property now or previously owned, operated, leased or occupied by any Credit Party or any predecessor in title, or any Hazardous Materials shall have been shipped to or disposed of in the United States of America by any of the Credit Parties or any predecessor in title or any Hazardous Materials shall have been used, generated, treated, stored, recycled, reused or discharged from, in, on or under any real or immovable property now or previously owned, operated, leased or occupied by any of the Credit Parties or any predecessor in title, in any case which could reasonably be expected to result in any liability or obligation for any of the Credit Parties, including without limitation, costs of any clean-up, remediation, decontamination, restoration, cost recovery, contribution, indemnity or other action, fines, penalties, natural resource damages or other damages payable to any Person, in an aggregate amount in excess of Cdn$20,000,000 or the Equivalent Amount in any other currency;

14.1.17  MATERIAL ADVERSE CHANGE: if a Material Adverse Change occurs;

14.1.18 GOVERNMENTAL ACTION: any governmental authority or Person acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of any Borrower or any other Credit Party (or any material portion thereof), or shall have taken any action to displace the management of any Borrower or any other Credit Party or to curtail its corporate authority in the conduct of the business of any Borrower, or any other Credit Party; or

14.1.19 CHANGE OF LAW: any Applicable Law necessary to enable the Borrowers to perform their material obligations under the Operative Documents, shall be repealed or revoked or shall otherwise cease to be in full force and effect.

SECTION 14.2          -      ACCELERATION

Upon the occurrence and during the continuance of any Event of Default, the Agent on behalf of the Lenders may, and if so requested by the Majority Lenders shall, declare the Aggregate Commitment to be terminated and reduced to zero and thereby terminate the right of the Borrowers to apply for further Borrowings, and in addition the Agent may, and if so requested by the Majority Lenders shall, by written notice to the Borrowers declare all Indebtedness and liabilities of the Borrowers outstanding to the Lenders and the Agent hereunder to be immediately due and payable without presentation, demand, protest or other notice of any kind, all of which are expressly waived by the Borrowers, provided that the Aggregate Commitment and the right of any Borrower to apply for further Borrowings shall automatically be terminated and all Indebtedness and liabilities of the Borrowers to the Lenders and the Agent outstanding hereunder shall be immediately due and payable without any written notice to the Borrowers as provided above and without any other presentation, demand, protest or other notice of any kind if an Event of Default has occurred in respect of any Borrower pursuant to Section 14.1.4. In such event, the Borrowers shall pay immediately to the Agent for the benefit of the Lenders and the Borrowers hereby acknowledge that they shall be indebted to the Agent for the payment of all amounts owing or payable under this Agreement together with the face amount of all Bankers' Acceptances accepted by the Lenders and outstanding, as well as the outstanding amount of all Letters of Credit issued hereunder and outstanding and all acceptances thereunder, failing which all rights and remedies of the Agent and the Lenders shall thereupon become enforceable and such payment to the Agent when made shall be deemed to have been made in discharge of the Borrowers' obligations hereunder, and the Agent shall distribute such proceeds among the Lenders as provided herein. No Borrower shall have the right to set up as against any of the Lenders or the Agent any defense or right of action, of indemnification or of set-off or compensation or any similar claim of any nature whatsoever which any Borrower may have had at any time or may have in the future with respect to any holder of one or more Banker's Acceptance(s) or Discount Note(s) issued hereunder or to any beneficiary or other Person in connection with one or more Letters of Credit issued hereunder.

SECTION 14.3        - NOTICES

Save as otherwise expressly provided for herein, no notice or mise en demeure of any kind shall be required to be given to any Borrower by the Agent or the Lenders for the purpose of putting the Borrowers in default, the latters being in default by the mere lapse of time allowed for the performance of an obligation or by the mere happening of an event or circumstance constituting an Event of Default.

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                                   ARTICLE XV

                                    REMEDIES

SECTION 15.1        - REMEDIES CUMULATIVE

Subject to Section 16.1 and for greater certainty, it is expressly understood and agreed that the rights and remedies of the Lenders and the Agent under this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law; any single or partial exercise by the Agent or any Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained, shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Agent or any Lender may be lawfully entitled for the same default or breach, and any waiver by the Agent or any Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Agent or any Lender, shall be deemed not to be a waiver of that or any subsequent default.

The Agent on behalf of the Lenders acting on the instructions of the Majority Lenders, or failing such action by the Agent, the Majority Lenders, may, to the extent permitted by Applicable Law, bring suit at law, in equity or otherwise for any available relief or purpose including but not limited to (A) the specific performance of any covenant or agreement contained in this Agreement, or in any other document given pursuant to or incidental to this Agreement, (B) an injunction against a violation of any of the terms thereof, (C) the exercise of any power granted thereby or by law, or (D) obtaining and enforcing judgment for any and all amounts due in respect of the Borrowings or amounts otherwise due hereunder or under any documents given in connection with this Agreement.

                                   ARTICLE XVI

                                WAIVER OF DEFAULT

SECTION 16.1        - WAIVER OF DEFAULT

(a) If at any time after the occurrence of an Event of Default, the Borrowers offer to cure completely all Events of Default and to pay all expenses, advances and damages to the Agent on behalf of the Lenders consequent on such Event of Default, with interest at the rates then applicable to the respective outstanding Borrowings, then the Agent on behalf of the Lenders may, but shall not be obligated to, accept such offer and payment, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon;

(b) no waiver by the Agent on behalf of the Lenders of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default, to the extent permitted by Applicable Law; and

(c) no Event of Default may be waived or discharged orally but (in each case) only by an instrument in writing signed by the Agent on behalf of the Lenders, subject however to the provisions of Section 17.12.1.

                                  ARTICLE XVII

                            THE AGENT AND THE LENDERS

SECTION 17.1        - AUTHORIZATION OF AGENT

Each Lender irrevocably appoints and authorizes the Agent to take all action as agent on its behalf and to exercise such powers and perform such duties under this Agreement and the other Operative Documents as are delegated to the Agent by the terms thereof, together with all powers reasonably incidental thereto.

Without restricting the foregoing, the Agent is specifically authorized to execute or accept all or any of the Subsidiary Guarantees and all ancillary documents on behalf of the Lenders, if and when deemed appropriate by the Agent, and to take all actions as it may deem appropriate to render the Subsidiary Guarantees effective. The Agent is also specifically authorized by the Lenders to execute and deliver any release or discharge of any Subsidiary Guarantee, without having to consult with or obtain any consent from the Lenders, in instances where such release or discharge is required as the consequence of redesignations or other transactions which a Credit Party is hereunder entitled to carry out without the need to obtain any consent from the Lenders.

The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, the Operative Documents, unless the Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action, the whole subject to the provisions of Section 17.15.

Neither the Agent nor any director, officer, employee, attorney, trustee, advisor or agent of the Agent shall incur any liability under or in respect of the Operative Documents with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct.

As to matters not expressly provided for by this Agreement, the Agent is not required to exercise any discretion or to take any action (and is fully protected in so acting or refraining from acting upon the instructions of the Majority Lenders) and such instructions shall be binding upon all Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or Applicable Law.

The Borrowers may rely on any action taken or consent given by the Agent who purports to be acting in accordance with the terms of this Agreement.

SECTION 17.2        - NOTIFICATION OF BORROWINGS, REPAYMENTS, ETC.

The Agent shall promptly notify each Lender in writing upon receipt by the Agent of any notice of a Borrowing pursuant to Section 3.7, a repayment, a prepayment and/or cancellation pursuant to Section 3.8, 3.9 or 3.10, a conversion pursuant to Section 3.11 or a renewal or non-renewal pursuant to Section 5.1 or 7.2.5.

SECTION 17.3        - DETAILS OF BORROWINGS

The Agent shall promptly advise each Lender upon receipt by it of a copy of any notice of Borrowing of the details thereof, including (as applicable) the amount, Drawdown Date, Conversion Date and date of renewal of a Borrowing and each Lender's participation therein, determined in accordance with this Agreement which determination shall, except in the case of manifest error, be binding upon the Lenders.

With respect to Advances, each Lender agrees that by not later than 12:00 noon on the Drawdown Date, it will make the amount of its participation therein available at the Agent's Account for Payments for value on such Drawdown Date.

The Agent shall be entitled to act upon the oral instructions of any person who the Agent believes is a person a Borrower has identified in writing from time to time to the Agent as being a person authorized by a Borrower to give instructions regarding the completion and issuance of Bankers' Acceptances and the drawing of other Borrowings and the Agent shall not be responsible for any error or omission in such instructions or in the performance thereof except in the case of gross negligence or wilful misconduct by the Agent or its employees. Any such instructions shall be immediately confirmed in writing by the relevant Borrower to the Agent as provided hereunder.

SECTION 17.4        - REMITTANCE OF AMOUNTS RECEIVED FROM THE BORROWERS

Provided acceleration of the Indebtedness of the Borrowers pursuant to the provisions of Section 14.2 has not occurred and subject to Section 17.5, upon receipt from any Borrower or otherwise of any payments of principal, interest or other payments made in connection with this Agreement (other than amounts payable to the Agent by a Borrower by way of fees for the sole account of the Agent and other than repayments of Loans under the Overdraft and L/C Facility), the Agent shall use its best efforts to pay to each Lender at its respective Branches of Account, amounts equal to its respective pro rata portion thereof, determined by the Agent in accordance with this Agreement on the same Business Day as such amounts are received by the Agent.

SECTION 17.5        - ASSUMPTION AS TO PAYMENTS

17.5.1 ASSUMED PAYMENT FROM BORROWERS: without affecting the obligations of the Lenders or Borrowers contained in this Agreement, unless the Agent has been notified in writing by a Borrower not less than one Business Day prior to the date on which any payment to be made by such Borrower hereunder is due that the said Borrower does not intend to remit such payment, the Agent may, at its discretion, assume that the said Borrower has remitted such payment when so due and the Agent may, at its discretion and in reliance upon such assumption, make available to


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         each Lender entitled thereto on such payment date an amount equal to such Lender's Proportion of such assumed payment. If it proves to be the case that the Borrower has not in fact remitted such payment to the Agent, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Agent (such rate to be conclusive and binding on such Lender) in accordance with its usual banking practice for advances in the currency in which such payment is due to banks or financial institutions of like standing to such Lender;

17.5.2 ASSUMED PAYMENT FROM LENDER: without affecting the obligations of the Lenders or the Borrowers contained elsewhere in this Agreement, unless the Agent has been notified in writing by a Lender no less than one Business Day before a Drawdown Date that such Lender does not intend to make available to the Agent such Lender's Proportion of a Borrowing to be effected on such Drawdown Date, the Agent may assume that such Lender will be making its Lender's Proportion of such Borrowing available to the Agent on such Drawdown Date and the Agent may, in reliance upon such assumption, make available to the relevant Borrower an amount corresponding to such Lender's Proportion. If such Lender fails to make its Lender's Proportion of the relevant Borrowing available to the Agent on the Drawdown Date and the said Borrower has actually received the proceeds of the relevant Borrowing, the Agent shall be entitled to recover on demand the amount of such Lender's Proportion of the Borrowing from such Lender, together with interest thereon until the date of recovery at a rate determined by the Agent (such rate to be conclusive and binding on such Lender) in accordance with its usual banking practices for advances in the currency in which such payment is due to banks or financial institutions of like standing to such Lender, or, at the option of the Agent, it shall be entitled to recover the said amount from the said Borrower on demand. Interest shall accrue on such amount advanced to the said Borrower during the period prior to such recovery at a rate per annum equal to the rate applicable to the Borrowing, and, notwithstanding Sections 4.1 and 8.4, shall be paid by the Borrower to the Agent for its own account. Nothing herein shall be deemed to relieve any Lender from its obligations to fulfil its Commitment in accordance with the provisions hereof or to prejudice any rights which the Borrower might have against any Lender as a result of any default by such Lender hereunder.

SECTION 17.6        - CHANGE IN CIRCUMSTANCES, ILLEGALITY, INCREASED COSTS, ETC.

Each Lender wishing to avail itself of the provisions of Section 5.2, 7.2.7, 7.4, 8.5, 8.6 or 8.7 shall so advise the Agent and shall provide the Agent with all appropriate instructions as to any notification to be given to the Borrowers on such Lender's behalf in respect thereof and shall also provide the Agent with all appropriate information on the underlying circumstances, events or changes affecting the London interbank eurodollar market or affecting a law, regulation, treaty or official directive or notice or creating, imposing or increasing a Tax, the whole with details and accuracy sufficient to satisfy the Borrowers.



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SECTION 17.7        - NOTICE OF EVENT OF DEFAULT

In the event that an officer or employee of a Lender familiar with the terms of this Agreement learns of any Default or receives any material information from any Borrower in respect thereof, such information shall be promptly notified to the Agent who shall promptly notify the other Lenders thereof.

SECTION 17.8        - PRO RATA TREATMENT OF ADVANCES AND BORROWINGS

17.8.1 ADJUSTMENTS TO LOANS AND REPAYMENTS: to the extent reasonably practicable and except for Loans under the Overdraft and L/C Facility, all Borrowings and reborrowings by way of Loans under the Credit Facilities, and all repayments of the Loans, will be made and applied in a manner so that the proportion borne by the total amount of the Loans owing to each set of Paired Lenders under a particular Credit Facility to the total amount of the Loans owing to all Lenders under that Credit Facility will at all times be equal to the proportion borne by the Commitment of that set of Paired Lenders under such Credit Facility to theRevolving Facility Total Commitment or the Term Facility Total Commitment, as the case may be;

17.8.2 ADJUSTMENTS TO BANKERS ACCEPTANCES: Bankers' Acceptances will be drawn on the Lenders in amounts and in a manner so that the proportion borne by the average daily amount of Bankers' Acceptances accepted by each set of Paired Lenders under a particular Credit Facility and outstanding over any given period of time to the average daily amount of Bankers' Acceptances accepted by all Lenders under that Credit Facility is, to the extent reasonably practicable, equal to the proportion borne by the Commitment of that set of Paired Lenders under such Credit Facility to the Revolving Facility Total Commitment or Term Facility Total Commitment, as the case may be;

17.8.3 BORROWERS' AGREEMENT: each Borrower agrees to be bound by and to do all things reasonably necessary or appropriate to give effect to any and all adjustments made by and between the Lenders to give effect to this
         Section 17.8.

SECTION 17.9        - ADJUSTMENTS AMONG LENDERS AFTER ACCELERATION

17.9.1 ADJUSTMENTS WITHIN A CREDIT FACILITY: the Lenders agree that after any acceleration pursuant to Section 14.2 or after the cancellation or termination of any part of the Aggregate Commitment, they will at any time and from time to time upon the request of any Lender through the Agent purchase portions of the Borrowings made available by the other Lenders which remain outstanding, and make any other adjustments which may be necessary or appropriate, in order to ensure that the proportion borne by the amount of the Borrowings made available by each set of Paired Lenders which remain outstanding under each of the Revolving Facility and the Term Facility to the total amount of the Borrowings made available by all the Lenders which remain outstanding under such Credit Facility, as adjusted pursuant to this Section 17.9 or Section 17.8, is equal to the proportion borne by the Commitment of that set of Paired Lenders under such Credit Facility to the Revolving Facility

         Total Commitment or the Term Facility Total Commitment, as the case may be, immediately prior to the cancellation or termination thereof;

17.9.2 ADJUSTMENTS BETWEEN THE CREDIT FACILITIES: the Lenders agree that after any acceleration pursuant to Section 14.2 or after the cancellation or termination of the Aggregate Commitment, the amount of any repayment made by the Borrowers under this Agreement, and the amount of any proceeds of the exercise of any rights or remedies of the Lenders under this Agreement and the other Operative Documents, which is to be applied against amounts owing hereunder as principal, will be so applied in a manner such that, after giving effect to such application and to the extent possible, the proportion borne by the total amount of Borrowings which remain outstanding under a particular Credit Facility to the total amount of Borrowings outstanding under all the Credit Facilities is equal to the proportion borne by the total amount of the Borrowings of all Lenders under that Credit Facility to the total amount of the Borrowings of all Lenders under all Credit Facilities outstanding on the earlier of (I) the time when the Agent gives notice to all Lenders of the Event of Default giving rise to such acceleration, cancellation or termination and (II) the time of such acceleration, cancellation or termination, the whole subject to adjustment as contemplated by Sections 17.9.1 and 17.8;

17.9.3 APPLICATION OF ADJUSTMENTS: for greater certainty, the Lenders acknowledge and agree that without limiting the generality of the provisions of Sections 17.9.1 and 17.9.2, such provisions will have application if and whenever any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, compensation, or otherwise) on account of any monies owing or payable by the Borrowers to it hereunder in excess of its Lender's Proportion of payments on account of monies owing by the Borrowers to all the Lenders hereunder;

17.9.4 BORROWERS' ACKNOWLEDGEMENT: the Borrowers agree to be bound by and to do all things reasonably necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 17.9.

SECTION 17.10       - SHARING AMONG THE LENDERS

The Agent and the Lenders agree among themselves that, except for the Overdraft and L/C Facility as otherwise contemplated by the provisions of this Agreement, all sums received by the Agent on behalf of the Lenders and by the Lenders relative to this Agreement (whether received by voluntary payment, by the exercise of the right of set-off, compensation or by counterclaim, cross-action or as proceeds of realization of any security) shall be shared by each Lender in the proportion to which the amount owing to such Lender (as a Paired Lender) hereunder bears to the amount owing to all the Lenders hereunder.

SECTION 17.11       - CASH COLLATERAL ACCOUNTS

Upon the occurrence of an Event of Default and notwithstanding the provisions of
Section 8.4 and in addition to any other rights or remedies of the Lenders under the Operative Documents, the Lenders, as and by way of collateral security, shall be entitled to deposit and retain in an account to be maintained by the

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Agent on behalf of the Lenders (bearing interest at the rates of the Agent as may be applicable in respect of other deposits of similar amounts for similar terms) amounts which are received by the Lenders from the Borrowers hereunder or as proceeds of realization of any guarantee or security given by a Credit Party under the Operative Documents to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of a Credit Party to the Lenders or the Agent under the Operative Documents.

SECTION 17.12       - INSTRUCTIONS FROM LENDERS

17.12.1  WAIVERS, AMENDMENTS, ETC.:

         (a)      CONSENT OF MAJORITY LENDERS: subject to the provisions of
                  Section 3.1(iii), and of paragraphs (b) and (c) below, the provisions of the Operative Documents may only be amended or waived, on behalf of the Lenders, by an instrument in writing (and not orally) in each case signed by or on behalf of the Agent, and any term, covenant, agreement or condition contained in the Operative Documents may be amended with the consent of the Majority Lenders, and such amendments shall be binding upon all the parties hereto, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Majority Lenders, and such waiver shall be binding upon all the Lenders, and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation (whether such amendment is executed or such consent is given before or after such failure) shall not be construed as a breach of such covenant, condition or obligation or an Event of Default.

         (b) CONSENT OF ALL LENDERS: notwithstanding paragraph (a) above, where an amendment, consent or waiver relates to:

                  (i) an extension or reduction of the duration of a Credit Facility or of the maturity of the Borrowings or of the time for any payments required of any Borrower hereunder,

                  (ii) any change in the Revolving Facility Total Commitment, Term Facility Total Commitment or Overdraft and L/C Commitments or a change in a particular Lender's Commitment under a Credit Facility made otherwise than in accordance with the provisions of this Agreement,

                  (iii) any change (other than in accordance with the provisions of Section 4.6) in the Acceptance Fee, the Applicable Margin, the Standby Fee, the L/C Fee or any amount payable by the Borrowers hereunder, whether by way of principal, interest, indemnity, fees or otherwise,

                  (iv) a change in the currency in which payments hereunder are to be made under any of the Operative Documents,

                  (v) a change in the covenants or conditions set forth in Sections 8.4, 8.5, 8.6, a change in the conditions precedent to Initial Borrowing set forth in Section
                           10.1.1 or a change in the Events of Default,

                  (vi) a change of Perkins, ICI or CII as Borrowers, or the assignment by any of them of their rights and obligations under this Agreement,

                  (vii) a change or release of any Subsidiary Guarantee (other than as a result of the redesignation of a Restricted Subsidiary in accordance with the provisions of this Agreement), and

                  (viii) a change in this Section 17.12 or a reduction in the percentage specified in the definition of "Majority Lenders" hereunder,

                  then such amendment, consent or waiver shall require the consent of all the Lenders (subject to the provisions of Section 3.1(iii) hereof) and shall be made in writing by the Agent, whereupon such amendment, consent or waiver shall be binding upon all the Lenders.

         (c) WAIVER OF DEFAULT BY OVERDRAFT AND L/C LENDERS: notwithstanding paragraphs (a) and (b) above, where a Default which has not yet become an Event of Default has occurred, Perkins may request the two Overdraft and L/C Lenders to waive such Default so as to allow the Borrowers to continue their utilization of the Overdraft and L/C Facility by way of overdraft Advances as contemplated by Section 3.7(b)(i) (and not by way of the issuance of Letters of Credit) while such Default continues (but prior to such Default becoming an Event of Default); and both Overdraft and L/C Lenders may then waive such Default (but only for the purposes of the Overdraft and L/C Facility) and agree to continue to make overdraft Advances available to the Borrowers. The said waiver must be granted by both Overdraft and L/C Lenders and may be subject to such restrictions as the Overdraft and L/C Lenders may fix; the waiver shall have no effect on the Revolving Facility or the Term Facility or the rights of the Lenders in respect thereof. Upon granting such a waiver, the Overdraft and L/C Lenders shall give notice thereof to the Agent for onward transmittal by the Agent to the Lenders.

           In circumstances other than those contemplated in the foregoing provisions of paragraph (b) above, an amendment, consent, waiver, discharge, release or termination approved by the Majority Lenders (subject to the provisions of Section 3.1(iii) hereof) shall be binding upon all the Lenders, PROVIDED that the Agent shall in the circumstances contemplated by Sections 9.3 and 17.1, be entitled to release or discharge certain Subsidiary Guarantees without the need to seek the approval of the Lenders;

17.12.2 NOTICES OF DEFAULTS: upon the occurrence of any breach or failure referred to in Section 14.1 of which an officer or employee of the Agent familiar with the terms of this Agreement has acquired actual knowledge, the Agent will give written notice to this effect to all of the Lenders, and will provide the Lenders with any material information it may receive from the Borrowers in respect thereof.

           Upon the occurrence of an Event of Default, the Agent shall give to the Borrowers the written notice provided for in Section 14.2 if directed to do so by the Majority Lenders, and such action will be binding upon all the Lenders, provided that the absence of such direction shall not prevent the Agent, at all times, to take or refrain from taking such actions or asserting such rights as it deems in its discretion to be advisable for the protection of the Lenders.

SECTION 17.13       - RELIANCE ON WRITINGS AND LEGAL ADVICE

The Agent shall not incur any liability under or in respect of any Operative Document by acting or relying upon any writing, notice, certificate, telecopier message, telex, cable, statement, order or other document or telephone conversation believed by the Agent to be genuine and correct and to have been signed, sent or made by the proper person or persons. The Agent may consult with Counsel (including Counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action reasonably taken or omitted to be taken in good faith by it in accordance with the advice of such Counsel, accountants or experts pertaining to the Operative Documents and its duties hereunder. If the Agent seeks to verify the signatures or the validity of instructions, demands, requests or notices and is unable to do so to its satisfaction, it may delay acting thereon or refuse to act thereon, provided that nothing herein and no verification as aforesaid at any time by the Agent shall obligate the Agent to make such verifications in any particular case.

SECTION 17.14       - COSTS AND EXPENSES

Each Lender agrees that it will, on demand, reimburse the Agent pro rata in accordance with such Lender's respective Commitments (or shared Commitments) for any and all reasonable costs, expenses and disbursements (excluding normal overhead and salary expenses of the Agent's employees incurred in connection with the normal administration of the Operative Documents) which may be incurred or made by the Agent in connection with the performance and enforcement of this Agreement for which the Agent is not promptly reimbursed at any time by or on behalf of a Borrower, unless such costs or expenses and disbursements arise out of the Agent's gross negligence or wilful misconduct. The Agent shall not be obliged to expend its own funds or otherwise incur any financial obligations in connection with the Operative Documents unless the Agent is so reimbursed.

SECTION 17.15       - AUTHORITY OF AGENT TO ACT

The Agent shall have the right, subject to the provisions of this Agreement, to take such actions as it deems fit or refrain from taking any action, or to give agreements, consents, approvals or instructions to the Borrowers on behalf of the Lenders in respect of all matters referred to in or contemplated by this Agreement. However, subject to Section 17.12, the Agent shall not waive a predisbursement condition or an Event of Default, or make decisions or give consents which could materially impact the Lenders' interest without first obtaining the consent of at least the Majority Lenders in respect thereof. Each Lender agrees that a decision by the Lenders taken pursuant to this Section
17.15 with respect to any matters specifically referred to in the Credit Agreement, as being governed by a decision of such Lenders, shall be binding on all the Lenders.

SECTION 17.16       - DISCLAIMER

Neither the Arranger nor the Agent makes any representation or warranty, or accepts any responsibility, with respect to the due execution, legality, validity, sufficiency or enforceability of the Operative Documents or any instrument or document referred to therein or relative thereto. Neither the Arranger nor the Agent assumes any responsibility for the financial condition of the Credit Parties or for the payment of any of the Borrowings. Neither the Arranger nor the Agent assumes any responsibility with respect to the accuracy, authenticity, legality, validity, sufficiency or enforceability of any documents, papers, materials or other information furnished by the Borrowers or any other person to the Agent, the Arranger or any Lender in connection with the Operative Documents or any matter referred to therein.

The Agent shall not be liable to any Lender for any error in judgment or for any action taken or omitted by the Agent or with respect to anything which the Agent may do or refrain from doing in the reasonable exercise of its own judgment or which may seem to the Agent to be necessary or desirable in the circumstances, except for gross negligence or wilful misconduct, and the Agent will exercise the same care in administering the Operative Documents as the Agent exercises with respect to credit facilities which the Agent alone makes and the Agent shall have no further responsibility to the Lenders. In all cases, the Agent shall be fully protected in acting or refraining from acting under the Operative Documents in accordance with the instructions of the Majority Lenders, save in respect of matters specified in Section 17.12.

SECTION 17.17       - INDEMNIFICATION

Each Lender severally agrees to indemnify the Agent (to the extent not promptly reimbursed by the Borrower) rateably in accordance with its portion of the Borrowings outstanding under this Agreement (or, if no Borrowing is then outstanding hereunder, rateably in accordance with its Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, Taxes or disbursements of any kind and nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or the Arranger in its capacity as such in any way relating to or arising out of the Operative Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby (including, without limitation, the costs and expenses which the Borrowers are obligated to pay under Section 12.1) or any action taken or omitted by the Agent or the Arranger in enforcing any of the terms hereof or preserving any rights hereunder, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the Agent's or the Arranger's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent and the Arranger promptly upon demand for its Lender's Proportion of out-of-pocket expenses (including the fees and disbursements of Counsel) incurred by the Agent and the Arranger with the approval of the Majority Lenders in connection with the determination or preservation of any rights of the Agent, the Arranger or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under the Operative Documents, to the extent that the Agent or the Arranger are not reimbursed for such expenses by the Borrower. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 17.17 shall survive the payment in full of principal, interest and all other amounts, payable hereunder and under the other Operative Documents.

SECTION 17.18       - ACKNOWLEDGEMENT OF LENDERS

Each Lender acknowledges to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Credit Parties and accordingly each Lender confirms to the Agent and the Arranger that it has not relied, and will not hereafter rely on the Agent:

(a) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any Credit Party or in connection with the Operative Documents (whether or not such information has been or is hereafter circulated to such Lender by the Agent); or

(b) to assess or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of the Credit Parties.

In addition, each Lender acknowledges that a copy of this Credit Agreement and of the Schedules thereto and of the other Operative Documents have been made available to it for its review and that it is satisfied with the form and substance of this Credit Agreement and the Schedules thereto and of the other Operative Documents.

SECTION 17.19       - AGENT'S DUTY TO DELIVER DOCUMENTS

The Agent shall promptly deliver to each of the Lenders, at their respective Branches of Account, such documents, papers, materials and other information as are furnished by any Borrower to the Agent on behalf of the Lenders pursuant to this Agreement, but shall have no other obligation to provide any Lender with any credit or other information whatsoever with respect to the Credit Parties and shall be under no obligation to inquire as to the performance by the Borrower of its obligations hereunder.

SECTION 17.20       - OTHER TRANSACTIONS

Each Lender, the Arranger and the Agent may, outside the scope of this Agreement, deal with the Credit Parties in all transactions and may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally do any banking business with the Credit Parties, without having any liability to account to the other Lenders therefore. With respect to Royal's Commitment and its participation in the Borrowings, Royal shall have the same rights and powers hereunder and under the other Operative Documents as any other Lender, and may exercise the same as though they were not Agent.

SECTION 17.21       - NO PREFERENCE

No Lender shall have, previous to this Agreement, entered into or, subsequent to this Agreement, enter into any arrangement with the Borrowers or any other Person, without the prior written consent of the other Lenders, which would have the effect of giving such Lender preference or priority over any other Lender in respect of the indebtedness of the Borrowers under this Agreement.

SECTION 17.22       - SUBMISSION OF INFORMATION

In respect of any certificate or statement required to be delivered to the Borrowers by the Agent pursuant to the Credit Agreement, each Lender shall provide the Agent with all necessary information required to complete such certificate or statement.

From time to time, at the request of the Agent, each Overdraft and L/C Lender shall provide the Agent with details of Borrowings outstanding under the Overdraft and L/C Facility over any particular period of time, as well as any other information reasonably requested in respect of the Overdraft and L/C Facility and its utilization.

SECTION 17.23       - SHARING OF INFORMATION CONCERNING THIS AGREEMENT

Each Borrower authorizes the Arranger, the Agent and the Lenders to share with each other and, subject to the provisions of Section 18.6, with prospective Assignees of and Participants in the Credit Facilities, any information possessed by them regarding the Credit Parties or relating to the liability and indebtedness of the Borrowers under this Agreement and to payments received by the Lenders from the Borrowers.

SECTION 17.24       - NO ASSOCIATION AMONG LENDERS

Nothing contained in this Agreement and no action taken pursuant to it shall, or shall be deemed to, constitute the Lenders a partnership, association, joint venture or other similar entity.

SECTION 17.25       - SUCCESSOR AGENT

Subject to the appointment and acceptance of a successor agent as provided in this Section 17.25, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, and the Agent may be removed at any time for cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor agent with the approval of the Borrowers if prior to an Event of Default (such approval not to be unreasonably withheld). Any successor agent appointed under this Section
17.25 shall be a Lender which, directly or through its Related Canadian Lender or Related US Lender, has an office in Montreal or Toronto, Canada and New York City, New York, USA. If no successor agent shall have been appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring agent's giving of notice of resignation or the Majority Lenders' removal of the retiring agent, then the retiring agent may, on behalf of the Lenders and with the approval of the Borrowers if prior to an Event of Default (such approval not to be unreasonably withheld), appoint a successor agent. Upon the acceptance of any appointment as Agent by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges, obligations and duties of the retiring agent and shall be deemed for the purposes of this Agreement to be the Agent, and the retiring agent shall be discharged from any duties and obligations as such under the Operative Documents arising from and after such date. After the retiring agent's resignation or removal hereunder as Agent, the provisions of this Agreement shall continue in effect for its benefit and for the benefit of the Lenders in respect of any actions taken or omitted to be taken by the retiring agent while it was acting as Agent.

SECTION 17.26       - CHANGE OF ADDRESS

The Agent shall promptly advise each Lender of any change in the address of the Agent's Branch of Account or of the Agent's Accounts for Payments; each Lender shall advise the Agent of any change in the address of its Branch of Account.

SECTION 17.27-        REPLACEMENT OF SCHEDULE II REFERENCE BANKS

If a Schedule II Reference Bank assigns, subject to the provisions of Section 18.3, all its rights hereunder or otherwise ceases to be a Lender, or if a
Schedule II Reference Bank gives notice of its intention to cease being a
Schedule II Reference Bank, or if in the opinion of the Agent, a Schedule II Reference Bank is no longer capable of exercising its functions as a Schedule II Reference Bank, the Agent shall, with the prior written consent of the Borrowers if prior to an Event of Default, appoint another Lender (with the latter's consent) to act as a Schedule II Reference Bank in replacement thereof.

SECTION 17.28       -      REPLACEMENT OF LIBOR REFERENCE BANKS

If a Libor Reference Bank assigns, subject to the provisions of Section 18.3, all its rights hereunder or otherwise ceases to be a Lender, or if a Libor Reference Bank gives notice of its intention to cease being a Libor Reference Bank, or if in the opinion of the Agent, a Libor Reference Bank is no longer capable of exercising its functions as a Libor Reference Bank, the Agent shall, with the prior written consent of the Borrowers if prior to an Event of Default, appoint another Lender (with the latter's consent) to act as a Libor Reference Bank in replacement thereof.

SECTION 17.29       - AMENDMENT OF THIS ARTICLE XVII

Save and except for the provisions of Section 17.12, the provisions of this
Article XVII may be amended or added to, from time to time, by execution by the Lenders of an instrument in writing and such instrument in writing shall validly and effectively amend or add to any or all of the provisions of this Article XVII without requiring the execution of such instrument in writing by the Borrowers provided such amendment or addition does not adversely affect the rights or obligations of the Borrowers. The Agent shall forward a copy of such written instrument to the Borrowers as soon as practicable following the execution thereof by the Lenders.

                                  ARTICLE XVIII

                             SUCCESSORS AND ASSIGNS

SECTION 18.1        - BENEFIT AND BURDEN OF THIS AGREEMENT

This Agreement shall inure to the benefit of and be binding on the parties hereto, their respective successors and any permitted assignees or transferees of some or all of the parties' rights or obligations hereunder.

SECTION 18.2        - THE BORROWERS

The Borrowers shall not assign or transfer all or any part of their rights or obligations hereunder without the prior written consent of all Lenders.

SECTION 18.3        - ASSIGNMENT AND PARTICIPATION

(a) Any Lender (herein sometimes called a "GRANTING LENDER") may, at no cost to the Borrowers, grant a participation in the Credit Facilities to another Person (a "PARTICIPANT"), provided in each case that (I) the Granting Lender remains fully liable for all of its obligations and responsibilities hereunder to the same extent as if such participation had not been granted, (II) the Granting Lender administers the participation of the Participant, and none of the Participant nor the Borrowers nor the Agent shall have any rights against or obligations to one another, nor shall any of them be required to deal directly with one another in respect of the participation by such Participant and
         (III) the Participant does not thereby obtain voting rights hereunder, other than in respect of reductions or postponements of amounts payable hereunder or in respect of the release of all or substantially all the Subsidiary Guarantees.

(b) Any Lender (herein sometimes called an "ASSIGNING LENDER") may, at no cost to the Borrowers, assign all or any part of its rights to, and may have its obligations in respect of the Credit Facilities assumed by, any other Lender or any other Person (the "ASSIGNEE"); PROVIDED THAT no such assignment may be effected to a Person other than a Lender without the written consents of the Agent and the Borrowers and the Restricted Subsidiaries (which consents in each case shall not be unreasonably withheld) and, in the case of partial assignments, in tranches of not less than US$5,000,000, and multiples of US$1,000,000 in excess thereof, AND PROVIDED that prior to the occurrence of an Event of Default, any assignment by a Paired Lender must be accompanied by a concurrent assignment hereunder, by its Related US Lender or Related Canadian Lender, as the case may be, which assignments must be made to a set of Persons which are or would become Paired Lenders hereunder, consisting of a Canadian Lender and a US Lender, and PROVIDED FURTHER
         (I) that, notwithstanding the foregoing, any Lender may, without the consent of the Agent or the Borrowers and the Restricted Subsidiaries assign as security, all or part of its rights under the Operative Documents to any Federal Reserve Bank of the United States of America and all or part of its rights or obligations under the Operative Documents to any of its Affiliates and (II) that if an Event of Default shall have occurred and be continuing, such consents from the Borrowers and the Restricted Subsidiaries shall not be required. Subject to the foregoing an assignment (other than an assignment as security to any Federal Reserve Bank of the United States of America) shall become effective when the Borrowers, the other Credit Parties and the Agent have been notified of it by the Assigning Lender and have received from the Assignee an undertaking (addressed to all the parties to this Agreement) to be bound by this Agreement and to perform the obligations assigned to it, in form and substance to the effect of SCHEDULE "P". Any such Assignee shall be and be treated as a Lender for all purposes of this Agreement, shall be entitled to the full benefit hereof and of all the Operative Documents and shall be subject to the obligations hereunder to the same extent as if it were an original party in respect of the rights or obligations assigned to it, and the Assigning Lender shall be released and discharged accordingly and to the same extent.

SECTION 18.4        - LIMITATION

No Lender shall be entitled to grant a participation pursuant to Section 18.3(a) or an assignment pursuant to Section 18.3(b), as the case may be, if, as a result, such participation or assignment results in any increased costs (including, without limitation, any obligation to pay withholding tax or further sums pursuant to Section 8.5.1) to the Borrowers in effect at the time of such grant of participation or assignment.

SECTION 18.5        - ACCEPTANCE OF BANKERS' ACCEPTANCES BY PARTICIPANTS

If a Lender sub-participates a portion of its rights under this Agreement to a Participant, then in respect of any Borrowing by way of Bankers' Acceptances a portion thereof may, at the option of such Lender, be by way of Bankers' Acceptance accepted by such Participant. In such event, the Borrower shall upon request of the Agent or the Granting Lender execute and deliver a form of Bankers' Acceptance undertaking in favour of such Participant for delivery to such Participant, such undertaking to be in form and substance reasonably satisfactory to the Participant.

SECTION 18.6        - DISCLOSURE

Each Lender may disclose to any prospective Assignee or prospective Participant, on a confidential basis, such information concerning the Credit Parties as it considers appropriate, provided that such prospective Assignee or prospective Participant agrees to be bound and abide by the same standards with respect to confidentiality as the Lenders have heretofore agreed to adhere to in connection with the transactions contemplated by the Operative Documents.

SECTION 18.7        - EXPENSES AND FEE

A Lender which grants a participation in or assigns all or any part of its rights hereunder as set forth in Section 18.3 shall pay to the Agent on demand all expenses, including but not limited to legal fees (and value-added tax thereon), incurred by the Agent in connection with such participation or assignment. If as a result of such participation or assignment, the Agent incurs any increased costs or additional expenses in connection with the performance of its duties hereunder, the Participant or the Assignee, as the case may be, shall upon demand from time to time pay to the Agent such amount as shall compensate the Agent for any such reasonable increased costs or additional expenses (and the certificate of the Agent specifying the amount of such compensation shall be conclusive in the absence of manifest error).

Upon the completion of each assignment pursuant to Section 18.3(b) (other than a security assignment in favor of a Federal Reserve Bank of the United States of America), a processing and recordation fee of US$3,500 shall be payable to the Agent.

                                   ARTICLE XIX

                                  COMPENSATION

SECTION 19.1        - SET-OFF, COMPENSATION

Each Lender is authorized (but not obligated) at any time or from time to time after the occurrence and during the continuance of a Default or an Event of Default, without notice to any Credit Party or to any other Person, any such notice being expressly waived by the Borrowers, to set off, compensate and to apply any and all deposits (general or special) held for or in the name of a Credit Party and any Indebtedness or liability at any time owing or payable by such Lender to or for the credit of or the account of such Credit Party against and on account of the obligations and liabilities of the said Credit Party owing or payable to such Lender under this Agreement or the other Operative Documents, irrespective of currency (which may be converted for this purpose at the "rate of exchange" as set forth in Section 20.1) and of whether or not such Lender has made any demand under this Agreement or the other Operative Documents and whether or not these obligations and liabilities of the said Credit Party, or any of them, have matured. The provisions of this Section 19.1 shall not restrict such rights as the Lenders may be entitled to without relying upon the provisions of this Agreement. For the purposes of the application of this
Section 19.1, the Borrower and the Lenders agree that the benefit of any term applicable to any Lender's deposit, credit, indebtedness, liability or obligation (collectively referred to in this Section 19.1 as the "DEPOSIT") shall be lost immediately before the time when such Lender shall exercise its rights under this Section 19.1 in respect of a relevant Deposit of such Lender. For the purposes of the foregoing, in all operation of account agreements entered into between a Credit Party and the Agent at any time and from time to time, as between such Credit Party and the Agent any reference therein to the Agent as the "Bank" shall mean the Agent as agent for the Lenders, subject to the terms of this Agreement, provided (a) that any charges for the maintenance and operation of such account shall be payable for the exclusive benefit of the Agent without any obligation on the part of the Agent to share such payments with the Lenders and (B) that any interest payable to such Credit Party with respect to deposits made in such account, shall be payable exclusively by the Agent without any obligation or liability on the part of any Lender for the payment of such interest.

                                   ARTICLE XX

                                JUDGMENT CURRENCY

SECTION 20.1        - JUDGMENT CURRENCY

If for the purpose of obtaining judgment in any court in any jurisdiction with respect to this Agreement, it becomes necessary to convert into the currency of such jurisdiction (herein called the "JUDGMENT CURRENCY") any amount due hereunder in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day preceding
(A) the date of actual payment of the amount due, in the case of proceedings in the courts of any jurisdiction that will give effect to such conversion being made on such day, or (B) the day on which the judgment is given, in the case of proceedings in the courts of the Province of Quebec or of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section being hereinafter called the "JUDGMENT CONVERSION DATE"). For this purpose, "RATE OF EXCHANGE" means the rate at which the Agent would be prepared on the relevant date, to sell the currency of the amount due hereunder in Montreal or Toronto, Canada against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of payment of the amount due, the Borrower will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this Agreement in Canadian Dollars or US Dollars, as the case may be. Any additional amount due under this Section 20.1 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement.

                                   ARTICLE XXI

                                  GOVERNING LAW

SECTION 21.1        - GOVERNING LAW

The parties agree that this Agreement is conclusively deemed to be made under, and for all purposes to be governed by and construed in accordance with, the laws of the Province of Quebec and federal laws of Canada applicable therein.

                                  ARTICLE XXII

                                     NOTICE

SECTION 22.1        - ADDRESS FOR NOTICE

Unless otherwise provided in this Agreement, any demand, request or notice to be given under this Agreement shall be given by delivering the same or by mailing, by registered mail, postage prepaid or by telexing by way of tested telex or by telecopying the same, addressed (A) in the case of the Borrowers, as indicated opposite the names of the Borrowers on the signature pages of this Agreement and on any Adopting Instrument (in the case of an Additional Borrower), (B) in the case of the Agent, as indicated opposite its name on the signature pages of this Agreement and (C) in the case of the Lenders, as indicated opposite their names on SCHEDULE "A", or to such other address as may be notified by any party to the others pursuant to Section 22.2.

SECTION 22.2        - NOTICE

Any such demand, request or notice sent as aforesaid shall be deemed to have been received by the party to whom it is addressed (a) upon receipt, if delivered or sent by registered mail (B) on the Business Day next following the date of transmission if telexed and the appropriate answerback is received and
(C) if telecopied before 3:00 p.m. on a Business Day, on that day provided a clear transmission report is received by the sender and if telecopied after 3:00 p.m. on a Business Day, on the Business Day next following the date of transmission; provided, however, that in the event normal mail service, telecopier service or telex service shall be interrupted by strike, force majeure or other cause, then the party sending the demand, request or notice, shall utilize any other mode of communication which shall ensure prompt receipt of such demand, request or notice by the other party or parties.

                                  ARTICLE XXIII

                                  MISCELLANEOUS

SECTION 23.1        - SEVERABILITY

Any provision of this Agreement which is or becomes prohibited or unenforceable in any jurisdiction, does not invalidate, affect or impair the remaining provisions thereof and any such prohibition or unenforceability in any jurisdiction does not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 23.2          -      INTEREST LIMITATION

The parties agree that no provision of this Agreement shall have the effect of imposing on the Borrower any obligation to pay interest (as such term is defined in section 347 of the Criminal Code of Canada) at a rate in excess of 60% per annum, taking into account all other amounts which must be taken into account for the purpose thereof; and, to such extent, the Borrower's obligation to pay interest hereunder is so limited.

SECTION 23.3        - SURVIVAL OF REPRESENTATIONS AND UNDERTAKINGS

The representations and warranties made by the Borrowers in Article II of this Agreement and the covenants, undertakings and agreements contained in this Agreement survive the execution and delivery of this Agreement and continue in full force and effect until the full payment and satisfaction of all liabilities and obligations of the Borrowers to the Lenders under this Agreement.

SECTION 23.4        - WHOLE AGREEMENT

This Agreement constitutes the whole and entire agreement between the parties hereto with respect to the subject matter thereof and cancels and supersedes any prior offers, agreements, undertakings, declarations and representations, written or verbal in respect thereof.

SECTION 23.5        - AMENDMENTS

No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrowers from any provision of this Agreement will in any event be effective unless it is in conformity with Sections 17.12 and 17.29 and then the amendment, modification, waiver or consent will be effective only in the specific instance, for the specific purpose and for the specific length of time for which it is given.

Notwithstanding the foregoing paragraph, the Agent is hereby authorized to correct any typographical error or other error of an editorial nature in this Agreement and to substitute such corrected text in the counterparts of this Agreement, provided that such corrections do not modify in any manner the meaning or the interpretation of this Agreement.

SECTION 23.6        - COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument; any party may execute this Agreement by signing any counterpart of it and may communicate such signing by telecopier or otherwise.

SECTION 23.7        - FURTHER ASSURANCES

The Borrowers, the Agent and the Lenders shall do all such further acts and execute and deliver all such further documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

SECTION 23.8        - RISKS OF SUPERIOR FORCE

The Borrowers expressly assume all risks of superior force, such that they shall be bound to timely execute each and every of their obligations under this Agreement notwithstanding the existence or occurrence of any event or circumstance constituting a superior force within the meaning of Article 1693 of the CIVIL CODE OF QUEBEC.

SECTION 23.9        - GOOD FAITH AND FAIR CONSIDERATION

The Borrowers acknowledge and declare that they have entered into this Agreement freely and of their own will. In particular, the Borrowers acknowledge that this Agreement was negotiated by them and the Lenders in good faith.

SECTION 23.10       - TERM OF AGREEMENT

The term of this Agreement is until the later of the termination of the Aggregate Commitment and payment in full of all the obligations of the Borrowers incurred pursuant to this Agreement.

SECTION 23.11       - FORMAL DATE

This Agreement shall bear the formal date of July 23, 1998, notwithstanding the actual date of execution thereof by the parties hereto and may be referred to as bearing such date.

SECTION 23.12       - LANGUAGE

The Borrowers, the Agent and the Lenders confirm that they have requested that this Agreement and all documents and notices contemplated thereby be drawn up in the English language. LES EMPRUNTEURS, LE MANDATAIRE ET LES PRETEURS CONFIRMENT AVOIR REQUIS QUE CETTE CONVENTION ET TOUS LES DOCUMENTS ET AVIS QUI Y SONT ENVISAGES SOIENT REDIGES EN LANGUE ANGLAISE.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed at Montreal as of this 23rd day of July, 1998.

ADDRESS:                                          PERKINS PAPERS LTD.
77, boul. Marie-Victorin
Candiac, Quebec                                   By:
J5R 1C3                                              ---------------------------

                                                  Name:  Suzanne Blanchet

ATTENTION:     The Corporate Controller           Title: President and
                                                         Chief Executive Officer
Telecopier: (514) 444-6477


                                                  By:
                                                     ---------------------------
                                                  Name:  Richard Boivin

                                                  Title: Director, Finance

ADDRESS:                                          INDUSTRIES CASCADES INC.
77 Marie-Victorin Blvd.
Candiac, Quebec                                   By:
J5R 1C3                                              ---------------------------
                                                  Name:  Suzanne Blanchet

ATTENTION:     The Corporate                      Title: President
                Controller

Telecopier: (514) 444-6477
                                                  By:
                                                     ---------------------------
                                                  Name:  Richard Boivin

                                                  Title: Treasurer

ADDRESS:                                          CASCADES INDUSTRIES, INC.
77 Marie-Victorin Blvd.
Candiac, Quebec                                   By:
J5R 1C3                                              ---------------------------
                                                  Name:  Suzanne Blanchet
ATTENTION:    The Corporate
               Controller                         Title: President

Telecopier: (514) 444-6477

                                                  By:
                                                     ---------------------------
                                                  Name:  Richard Boivin

                                                  Title: Treasurer

ADDRESS:                                          ROYAL BANK OF CANADA
Royal Bank of Canada                              (as Agent)
200 Bay Street
South Tower                                       By:
Royal Bank Plaza                                     ---------------------------
Toronto, Ontario                                  Name:  David W. Cox
M5J 2J5
                                                  Title: Senior Manager
ATTENTION:    Senior Manager, Global                     Global Syndications
              Syndications, Canada

Telecopier: (416) 974-2407

                                                  ROYAL BANK OF CANADA
                                                  (as Lender)

                                                  By:
                                                     ---------------------------
                                                  Name:  Denis Barrette

                                                  Title: Senior Account Manager

                                                  By:
                                                     ---------------------------
                                                  Name:  Norrie G. Millar

                                                  Title: Senior Manager

                                                 NATIONAL BANK OF CANADA
                                                 (as Lender)

                                                 By:
                                                    ---------------------------
                                                 Name:  Roch Ledoux

                                                 Title: Senior Manager


                                                 By:
                                                    ---------------------------
                                                 Name:  Gilles Poulin

                                                 Title: Account Manager


                                                 NATIONAL BANK OF CANADA,

                                                 NEW YORK BRANCH
                                                 (as Lender)

                                                 By:
                                                    ---------------------------
                                                 Name:  Pierre Osterrath

                                                 Title: Vice President


                                                 By:
                                                    ---------------------------
                                                 Name:  Dan Shaw

                                                 Title: Assistant Vice President

                                                  BANK OF AMERICA CANADA
                                                  (as Lender)

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------
                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                                  BANK OF AMERICA NATIONAL TRUST
                                                  & SAVINGS ASSOCIATION
                                                  (as Lender)

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------
                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                                  BANK OF MONTREAL
                                                  (as Lender)

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------
                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                                  BANK OF MONTREAL,
                                                  US OFFICE
                                                  (as Lender)

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------
                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                                  COMERICA BANK
                                                  (as Lender)

                                                  By:
                                                     ---------------------------
                                                  Name:  Darlene P. Persons

                                                  Title: Vice President,
                                                         International Finance
                                                         Department

                                                  BANK OF TOKYO-MITSUBISHI
                                                  (CANADA)
                                                  (as Lender)

                                                  By:
                                                     ---------------------------
                                                  Name:  Amos W. Simpson

                                                  Title: Vice President &
                                                         General Manager


                                                  THE BANK OF TOKYO-
                                                  MITSUBISHI, LTD.
                                                  (as Lender)

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------
                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                                CREDIT LYONNAIS CANADA
                                                (as Lender)

                                                By:
                                                   ---------------------------
                                                Name:  Thierry Hauret

                                                Title: First Vice-President
                                                       and Manager,
                                                       Eastern Region

                                                By:
                                                   ---------------------------
                                                Name:  Andre Roy

                                                Title: Assistant Vice-President,
                                                       Corporate Banking


                                                CREDIT LYONNAIS, NEW YORK BRANCH
                                                (as Lender)

                                                By:
                                                   ---------------------------
                                                Name:
                                                     -------------------------
                                                Title:
                                                      ------------------------
                                                By:
                                                   ---------------------------
                                                Name:
                                                     -------------------------
                                                Title:
                                                      ------------------------

SCHEDULE "A" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent

                                      COMMITMENTS AND ADDRESSES OF LENDERS

NAME AND ADDRESS                       REVOLVING        TERM FACILITY    OVERDRAFT AND L/C       AGGREGATE
                                        FACILITY          COMMITMENT         COMMITMENT          COMMITMENT
                                       COMMITMENT
CANADIAN LENDING OFFICE:                                                 Canadian
Royal Bank of Canada                                                     Overdraft and L/C
Business Banking Centre                                                  Facility:
1 Place Ville-Marie, 8th Floor                                           (not shared)
North Wing
Montreal, Quebec H3C 3A9
Fax:  (514) 874-3896                   US$900,000       US$24,100,000      US$10,000,000       US$35,000,000
                                          3.0%              24.10%             100%                24.14%
US LENDING OFFICE:
Royal Bank of Canada
One Liberty Square, 5th Floor
New York, N.Y.10006-1404
Fax:  (212) 428-2372



CANADIAN LENDING OFFICE
National Bank of Canada
600 de La Gauchetiere West
Montreal, Quebec H3B 4L2              US$8,700,000      US$19,300,000                          US$28,000,000
Fax:  (514) 394-6938                     29.0%              19.3%                                 19.31%

US LENDING OFFICE:
National Bank of Canada,
NewYork Branch
125 West, 55th Street
23rd Floor
New York, NY 10019
Fax:  (212) 632-8545



CANADIAN LENDING OFFICE:
Bank of America Canada
200 Front St. West, 27th Floor
Toronto, Ontario M5V 3L2
Fax:  (416) 349-4283                  US$6,200,000      US$13,800,000                          US$20,000,000
                                         20.67%             13.8%                                 13.79%
US LENDING OFFICE:
Bank of America NT & SA
1850 Gateway Blvd, 5th Floor
Concord, CA 94520
Fax:  (925) 675-8053





                                                                             A-1

CANADIAN LENDING OFFICE:
Bank of Montreal
182 St-Charles West
Longueuil, Quebec J4H 1C9
Fax:  (450) 463-4508                  US$6,200,000      US$13,800,000                          US$20,000,000
                                         20.67%             13.8%                                 13.79%
US LENDING OFFICE:
Bank of Montreal
115 South LaSalle Street
Chicago, IL 60603
Fax:  (312) 750-6061



US LENDING OFFICE:                                                       US Overdraft
Comerica Bank                                                            Facility:
Mail Code 3328                                                           (not shared)
500 Woodward Ave., 23rd Floor
Detroit, MI 48226-3328                 US$600,000       US$12,400,000       US$5,000,000       US$18,000,000
Fax:  (313) 222-3377                     2.00%              12.40%              100%              12.41%



CANADIAN LENDING OFFICE:
Bank of Tokyo-Mitsubishi (Canada)
600 de la Gauchetiere St. West
Suite 2780
Montreal, Quebec H3B 4L8
Fax:  (514) 875-9392
                                      US$3,700,000       US$8,300,000                          US$12,000,000
US LENDING OFFICE:                       12.33%             8.30%                                  8.28%
The Bank of Tokyo-Mitsubishi, Ltd.
New York Branch
US Corporate Banking Division
1251 Avenue of the Americas
New York, N.Y. 10020-1104
Fax:  (212) 782-6445




CANADIAN LENDING OFFICE:
Credit Lyonnais Canada
2000 Mansfield Street, 16th Floor
Montreal, Quebec H3A 3A4
Fax:  (514) 288-9683

US LENDING OFFICE:                    US$3,700,000       US$8,300,000                          US$12,000,000
Credit Lyonnais, New York Branch         12.33%             8.30%                                  8.28%
1301 Avenue of the Americas
New York, N.Y. 10019
Fax:  (212) 459-3169


TOTAL                                US$30,000,000      US$100,000,000     US$15,000,000      US$145,000,000
                                          100%               100%               100%               100%

NOTE: The percentages set forth above are merely for ease of reference and do not necessarily represent the actual "Lender's Proportion" of each Lender

SCHEDULE "B" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent


                           FORM OF ADOPTING INSTRUMENT

                            (Sections 1.1 and 3.2.1)

TO:      ROYAL BANK OF CANADA, AS AGENT

Reference is made to a Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd., Industries Cascades Inc., Cascades Industries, Inc., and other Restricted Subsidiaries parties thereto from time to time, as Borrowers, Royal Bank of Canada, as Agent, and Royal Bank of Canada and the other financial institutions parties thereto, as Lenders, pursuant to which credit facilities aggregating US$145,000,000 have been made available to the Borrowers (the "CREDIT AGREEMENT"). Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Credit Agreement.

By executing and delivering this Adopting Instrument, the undersigned (the "ADDITIONAL BORROWER"), hereby becomes a borrower under the Credit Agreement, hereby confirms that all representations and warranties contained in the Credit Agreement (except those set forth in Section 2.1.8 which shall be read as if they referred to the most recent financial statements delivered by the Borrowers to the Agent, and except those set forth in Sections 2.1.15 and 2.1.16), including without limitation those relating to the undersigned as Borrower and as Credit Party, are true and correct in all respects, and hereby agrees to be bound by and accepts on and after the date hereof all the obligations created pursuant to the terms and provisions of the Credit Agreement applicable to a Borrower.

The following are the particulars of the undersigned:

-  name:
        ------------------------------------------------------------------------

-  jurisdiction of incorporation:
                                 -----------------------------------------------

-  head/registered office:
                          ------------------------------------------------------

-  principal place of business and operations:
                                              ----------------------------------

-  address for purposes of notices under the Credit Agreement:
                                                              ------------------



-  the undersigned will be a
                             ---------------------------------------------------
                                           (Canadian Lender/US Lender)

-  the proposed effective date of this Adopting Instrument:
                                                            --------------------

This Adopting Instrument shall be construed in accordance with and governed by the laws of the Province of Quebec, Canada.

EXECUTED at _________________, this __________ day of _______________, ________.

                                                     [ADOPTING PERSON]

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------


                   INTERVENTION AND CONFIRMATION OF GUARANTEES

Industries Cascades Inc. and Cascades Industries, Inc. [ADD NAME OF OTHER RESTRICTED SUBSIDIARIES, IF ANY] hereby acknowledge having taken cognizance of the foregoing Adopting Instrument and confirm that their respective Subsidiaries' Guarantee dated [INSERT DATES] granted in respect of the Credit Agreement (as defined above) applies fully and without restriction for the benefit of all Lenders and the Agent under the said Credit Agreement so as to cover, to the fullest extent permitted by law, all Borrowings and other liabilities of [NAME OF ADDITIONAL BORROWER] as an Additional Borrower under the said Credit Agreement.

CONFIRMED at _________________, this __________ day of ______________, ________.


                              INDUSTRIES CASCADES INC.

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------



                              CASCADES INDUSTRIES, INC.

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                              [NAME OF RESTRICTED SUBSIDIARIES]

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------


ACCEPTED

at  _________________,    _________________,

this   ______   day   of __________________,

19_____.

ROYAL BANK OF CANADA, as Agent

By:
   ------------------------------------------------

Name:
     ----------------------------------------------

Title:
      ---------------------------------------------

SCHEDULE "C" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent


                           FORM OF BANKERS' ACCEPTANCE

                                  (Section 1.1)


                             BANKERS' ACCEPTANCE         No. ___________________

To:_______________________________________   Due:_____________________________________________     19 ___
                                     Bank
__________________________________________   ___________________________  days after date (without grace)
                                 Address

                                             For value received pay to the order of the undersigned drawer
                  ACCEPTED                   the sum of  ________________________________________________

__________________________________________   _____________________________   Dollars ($_________________)
                 Payable at
------------------------------------------
__________________________________________            Value Received, and Charge to the Account of:

For:______________________________________            ___________________________________________________

__________________________________________            Per: ______________________________________________
                      Authorized Signature

__________________________________________            Per: ______________________________________________
                      Authorized Signature






                                [GRAPHIC OMITTED]

                                   SAMPLE ONLY

SCHEDULE "D" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent


                              FORM OF DISCOUNT NOTE

                                  (Section 1.1)

                     Issue Date:                                          19
                                ----------------------------------------   -----

                   Maturity Date:                                         19
                                 ----------------------------------------  -----


[NAME OF BORROWER] for value received, hereby promises to pay to or to the order

of                      (NAME OF LENDER)
   -----------------------------------------------------------------------------

on the above-mentioned Maturity Date, without grace, the sum of

--------------------------------------------------------------------------------

($                    ) in lawful money of Canada at
  -------------------

           (NAME AND ADDRESS OF LENDER WHERE PAYMENT IS TO BE MADE).
--------------------------------------------------------------------------------




                                             [NAME OF BORROWER]

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

CREDIT AGREEMENT E-3 SCHEDULE "E" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent


                             PERMITTED ENCUMBRANCES

                            (Sections 1.1 and 11.2.1)

"PERMITTED ENCUMBRANCES" means as of any particular time, any of the following liens, privileges, charges, encumbrances or other rights, PROVIDED THAT the amounts secured by the Liens and encumbrances set forth in paragraphs (m) and
(n) below may at no time exceed in the aggregate an amount equivalent to 10% of Tangible Net Assets:

(a)      Liens for taxes, rates, assessments or governmental charges or levies

         (i)      not at the time due and delinquent, or

         (ii) which are due and delinquent but the validity of which is being contested in good faith at the time and in respect of which any Credit Party or its relevant Subsidiary shall have set aside on its books reserves deemed to be adequate therefor and not resulting in a qualification by the Auditors;

(b) undetermined or inchoate Liens arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable law or of which written notice has not been duly given in accordance with applicable law or which, although filed or registered, relate to obligations not due or delinquent;

(c) easements, rights of way, servitudes or other similar rights in land (including, without in any way limiting the generality of the foregoing, easements, rights of way and servitudes for sewers, drains, steam, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph lines and other forms of communication, conduits, poles, wires or other incidental equipment) granted to or reserved or taken by other persons which in the opinion of the Agent's Counsel will not in the aggregate impair or interfere with the use of property for the purposes for which it is held by any Credit Party or its relevant Subsidiary and mortgages of and other liens and encumbrances against the said easements, rights of way, servitudes or other similar rights in land;

(d) the rights reserved to or vested in municipalities or governmental or other public authorities or agencies by statutory provisions or by the terms of leases, licences, franchises, grants or permits, which affect any land, to terminate the leases, licenses, franchises, grants or permits or to require annual or other periodic payments as a condition of the continuance thereof;

(e) reservations in any original grants from the Crown of any land or interest therein, statutory exceptions to title, and reservations of minerals rights (including coal, oil and natural gas) in any grants from the Crown or from any other predecessors in title;

(f) Liens to public utilities or to any municipalities or governmental or other public authorities when required by the utility, municipality, governmental or other public authority in connection with the supply of services or utilities to any Credit Party or its Subsidiaries;

(g) any builder's, mechanic's, architect's, supplier's of material, labourer's, materialmen's or other similar Liens incidental to the construction, improvement or maintenance of any property of any Credit Party or its relevant Subsidiary or out of the furnishing of materials or supplies, where the action to enforce the same has not been proceeded to a final judgment, is being defended in good faith by such Credit Party or its relevant Subsidiary and in respect of which such Credit Party or its relevant Subsidiary shall set aside on its books reserves deemed to be adequate therefor and not resulting in a qualification by the Auditor;

(h) Liens arising out of judgments or awards with respect to which any Credit Party or its Subsidiaries shall in good faith be prosecuting an appeal or proceeding for review and with respect to which such Credit Party or its relevant Subsidiary shall have secured a stay of execution pending the appeal or proceedings for review or for which security acceptable to the Agent has been posted by such Credit Party or its relevant Subsidiary;

(i) Liens or deposits in connection with bids, tenders and contracts of any Credit Party or its Subsidiaries or to secure workers' compensation, unemployment insurance or other similar statutory assessments, or to secure costs of litigation when required by law, and surety or appeal bonds;

(j) warehousemen's, carriers', landlords' or other similar common law Liens, where the action to enforce the same has not proceeded to final judgment, is being defended in good faith by any Credit Party or its Subsidiaries and in respect of which such Credit Party or its relevant Subsidiary shall have set aside on its books reserves deemed to be adequate therefor and not resulting in qualification by the Auditors;

(k) minor title defects or irregularities affecting properties which do not in the aggregate impair or interfere with the use of the property for the purposes for which it is held by any Credit Party;

(l) leases of equipment by any Credit Party, the value of which equipment is not, in the aggregate, material to the value of such Credit Party;

(m)      Purchase Money Obligations;

(n)      sale-leaseback transactions;

(o) a hypothec of Cdn$601,269.20 granted by Perkins in favour of SITQ Industrial Inc. securing rights resulting from a lease of premises and affecting all corporeal movables, present and future, including equipment, machinery, computers, word-processing apparatuses, office furniture, etc., located at 2345, Autoroute des Laurentides, Laval, Province of Quebec, as registered on January 20, 1997 under number 97-0007329-0001;

(p) for a period of 45 days after the Closing Date, any filings or registrations in respect of Liens granted in respect of the Existing Facilities;

SCHEDULE "F" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent


                          FORM OF SUBSIDIARY GUARANTEES
                             (Sections 1.1 and 9.2)

                     FORMS OF CANADIAN SUBSIDIARY GUARANTEE
                  (Limited guarantee, with step-up provisions),
               CANADIAN SUBSIDIARY GUARANTEE (Unlimited guarantee)
                           and US SUBSIDIARY GUARANTEE
                                     FOLLOW

                          CANADIAN SUBSIDIARY GUARANTEE

                  (LIMITED GUARANTEE, WITH STEP-UP PROVISIONS)

This Agreement is made on the date and at the place hereinafter mentioned.

BETWEEN: INDUSTRIES CASCADES INC., a corporation duly incorporated pursuant to the laws of the Province of Quebec, having its head office at Kingsey Falls, Province of Quebec, Canada, represented by Suzanne Blanchet, its president, and Richard Boivin, its treasurer, duly authorized for the purposes hereof by and in virtue of a resolution enacted by its directors on July 22, 1998

                                                               (the "GUARANTOR")


AND: ROYAL BANK OF CANADA, a Canadian chartered bank, having its head office at Montreal, Province of Quebec, acting for itself and in its capacity of Arranger and of Agent for the Lenders, together with any successor agent which may be appointed from time to time and its assigns

                                                                  (the " AGENT")

RECITALS

WHEREAS Perkins Papers Ltd., Industries Cascades Inc. and Cascades Industries, Inc. (collectively with the other Restricted Subsidiaries which may from time to time become parties to the hereinafter mentioned credit agreement, the "BORROWERS" and, individually, a "BORROWER"), as borrowers, the lenders from time to time party thereto, together with their respective successors and assigns (collectively the "LENDERS") and the Agent have entered or will be entering into a credit agreement dated as of July23, 1998 providing for credit facilities aggregating US$145,000,000 to be made available thereunder by the Lenders to the Borrowers, subject to the terms and conditions therein set forth (said credit agreement as may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, as the case may be, for purposes of increasing the credit facilities to be made available thereunder to the Borrowers, being herein referred to as the "CREDIT AGREEMENT"); all capitalized words and expressions used herein shall have the same meaning as ascribed thereto in the Credit Agreement unless otherwise defined herein or unless the context otherwise requires;

AND WHEREAS it is a condition precedent to the disbursement of funds to the Borrowers under the Credit Agreement that the Guarantor guarantees, INTER ALIA, the fulfilment of the obligations of Perkins Papers Ltd. ("PERKINS") under the Credit Agreement and the Operative Documents.

NOW, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. GUARANTEE: The Guarantor hereby guarantees the performance of the following obligations (hereinafter collectively referred to as the "OBLIGATIONS"): (I) the prompt payment, as and when due and payable, of all amounts now or hereafter owing by Perkins to the Lenders and the Agent under or in connection with the Credit Agreement or any other Operative Document, (II) the strict performance and observance by Perkins of all agreements, warranties, representations, covenants, conditions and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including, without limitation, any obligation or liability to pay damages) pursuant to or in connection with the Credit Agreement or any other Operative Document and (III) the prompt payment of the legitimate costs (including, without limitation, all reasonable fees, charges and disbursements of counsel) that the Lenders and the Agent may incur to recover the obligations described hereinabove. This Guarantee of the Guarantor is unconditional and irrevocable.

2.       LIMITATION ON GUARANTEE:

         (a) The liability of the Guarantor under this Guarantee given under paragraph 1 above is expressly limited to the amount of US$62,000,000,

         (b) If, from time to time, the book value or the realization value of the assets of the Guarantor, whichever is greater, less the sum of its liabilities and its issued and paid-up share capital account increases over the amount referred to in paragraph 2(a) hereof (as increasing from time to time pursuant thereto) by an amount equal to or in excess of US$100,000 (or the Equivalent Amount in Canadian Dollars), and the Guarantor is then able to discharge its liabilities when due, the undersigned agrees that its liability under this Guarantee shall forthwith be increased to an amount as represents the then book value or the realization value of the assets of the Guarantor, whichever is greater, less the sum of its liabilities and its issued and paid-up share capital account. For greater certainty, the issued and paid-up share capital account of the Guarantor equals the whole of the consideration received by the Guarantor for the shares issued by the Guarantor and paid into such account pursuant to sections 123.48 and 123.49 of the COMPANIES ACT (Quebec) less any reduction made by the undersigned in such account in accordance with section 123.50, 123.51 or 123.62 of the COMPANIES ACT (Quebec).

                  For the purposes hereof, the Guarantor shall not less frequently than annually determine the realizable value of the assets of the Guarantor pursuant to section 123.167 of the COMPANIES ACT (Quebec) and, following such determination, the Guarantor shall promptly deliver to the Agent a certificate of one of its Responsible Officers stating:

                  (i) the amount equal to the book value or the realization value of the assets of the Guarantor, whichever is greater, less the sum of its liabilities and paid-up share capital account, and

                  (ii) whether the Guarantor is able to discharge its liabilities when due.

3. REPRESENTATIONS; WARRANTIES; COVENANTS: The Guarantor hereby represents and warrants that each representation, warranty and agreement made by the Borrowers in the Credit Agreement inasmuch as applicable to the Guarantor is hereby made by the Guarantor as if incorporated by reference herein, and is hereby confirmed to be true and correct. The Guarantor furthermore hereby agrees to be bound by all such representations and warranties, covenants, obligations, acknowledgements and other terms and conditions applicable under the Credit Agreement to a Credit Party to the same extent as if it were a direct party thereto.

4. GUARANTEE NOT AFFECTED: The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent and the Lenders upon this Guarantee or acceptance of this Guarantee; the Operative Documents, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Guarantor or the Borrowers, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or non payment to or upon the Guarantor or the Borrowers. This Guarantee shall not be affected by the loss or diminution of capacity of any Borrower or the Guarantor or by any change in the name of any Borrower, or by the acquisition of the business of any Borrower by another corporation, firm or Person, or by any change whatsoever in the objects, capital structure or constitution of any Borrower, or by any Borrower or the business of any Borrower being amalgamated with a corporation but shall, notwithstanding the occurrence of any such event, continue to exist and apply to the full extent as if such event had not happened.

5. STATUS OF PARTIES: All moneys, advances, renewals and credits in fact borrowed or obtained and all debts and liabilities of Perkins under the Credit Agreement and the other Operative Documents shall be deemed valid and to form part of the debts and liabilities hereby guaranteed, notwithstanding any lack or limitation of status or of power, incapacity or disability of Perkins or of the directors, partners or agents thereof, or that Perkins may not be a legal or suable entity, or any irregularity, defect or informality in the execution of the Credit Agreement, this Guarantee and the other Operative Documents, the whole whether known to the Agent or not; and any sum which may not be recoverable from the Guarantor pursuant to this Guarantee shall be recoverable from the Guarantor as solidary codebtor in respect thereof and shall be paid to the Agent on demand with interest and accessories as herein provided.

6. STATUS OF AGENT AND LENDERS: This Guarantee shall continue and be enforceable notwithstanding any amalgamation of the Agent or of any of the Lenders with any other bank(s), financial institution(s) or other corporation(s) or Person(s).

7. CONTINUING GUARANTEE: This Guarantee shall be a continuing, absolute and unconditional guarantee, and it shall bind the Guarantor until all debts and liabilities of the Borrower intended to be guaranteed hereby, have been fully and indefeasibly paid and satisfied; and the Guarantor hereby irrevocably renounces every right it may acquire to be released from its guarantee pursuant to Article 2366 of the CIVIL CODE OF QUEBEC. The Guarantor also irrevocably renounces any rights it may acquire to be released from this Guarantee pursuant to Article 2362 of the CIVIL CODE OF QUEBEC. Within 30 days of the request of the Agent, made at any time, the Guarantor shall renew its guarantee hereunder by executing such documents for this purpose as may be requested by the Agent or the Lenders, acting reasonably.

8. GUARANTEE NOT AFFECTED BY RELEASES: Without in any way limiting or lessening the liability of the Guarantor hereunder, the Agent and any of the Lenders may grant time, renewals, extensions, indulgences, releases and discharges to, may take security from, and give up or release any or part of the guarantees obtained from other parties or of security held, may abstain from taking, perfecting, registering or renewing guarantees or security or from realizing on guarantees or security, may accept compositions and otherwise deal with any Borrower and with any other person or persons, including the Guarantor or other guarantors, and dispose of any guarantees or security held by the Agent or any Lender as it may see fit, and all dividends, compositions and monies received by the Agent or any Lender from a Borrower or from any other Person or estate, capable of being applied in reduction of the debts and liabilities hereby guaranteed, shall be considered for all purposes as payment which the Agent or any Lender shall have the right to apply as it may see fit, not being bound by the law of imputation, and the Agent and any Lender shall be entitled to prove against the estate of any Borrower or the Guarantor upon any insolvency or winding up, in respect of the whole of said debts and liabilities; no loss of or in respect of any guarantees or security received by the Agent or any Lender from a Borrower or others shall in any way, limit, modify, reduce, release or otherwise affect the liability of the Guarantor hereunder; the Guarantor shall have no right to be subrogated in any of the rights (whether contractual, under Applicable Laws or otherwise) of the Agent or any Lender until the Agent and the Lenders shall have indefeasibly received payment in full of their claims against the Borrowers with interest and costs.

         No settlement or discharge of the Obligations shall be effective if any payment by any Credit Party in respect of the Obligations is avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application from time to time, and if such payment is so avoided or reduced, the Agent and the Lenders shall be entitled to recover the amount of such payment as if such settlement or discharge had not occurred.

9. VALUATION: If any circumstances arise necessitating the Agent or a Lender to file its claim against the successors and assigns of a Borrower or the Guarantor and to value its security, it will be entitled to place such valuation as it may in its reasonable discretion see fit, and the filing of such claim and the valuation of its security shall in no way prejudice or restrict its rights against the Guarantor.

10. NO BENEFIT OF DISCUSSION OR DIVISION: When the Agent or any Lender is pursuing its rights and remedies against the Guarantor under this Guarantee or any other Operative Document to which the Guarantor is a party, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as they may have against the Borrowers, other guarantors or any other Person or against any collateral security or guarantee they may hold before being entitled to payment from the Guarantor of all and every of the debts and liabilities hereby guaranteed and any refusal, negligence or failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from a Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any right of set-off or compensation, or any release of a Borrower or any such other Person or of any such collateral security, guarantee or right of set-off or compensation, shall not relieve the Guarantor of any liability under this Guarantee, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against the Guarantor; the Guarantor hereby waives all benefits of discussion and division.

11. GUARANTEE IS IN ADDITION TO OTHER GUARANTEES: The Guarantee of the Guarantor is in addition to and not in substitution for any other guarantee, by whomsoever given, at any time held by the Agent or any of the Lenders and for any present and future obligation to the Agent or to the Lenders or any of them incurred or arising otherwise than under a guarantee, and is without prejudice to any other guarantees or security by whomsoever given or held at any time by the Agent or the Lenders or any of them.

12. PAYMENT ON DEMAND: The Guarantor shall make payment to the Agent of the amount of its liability hereunder forthwith after demand therefor is made in writing; the liability of the Guarantor shall bear interest from the date of such demand at the applicable rates set forth in Sections 4.7 and 12.1 of the Credit Agreement. The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of the Obligations, it will notify the Agent in writing that such payment is made for such purpose under this Guarantee. The Guarantor hereby agrees that any payments in respect of the Obligations pursuant to this Guarantee will be paid to the Agent without set-off, compensation or counterclaim in the same currency in which the Obligations are denominated. If the Agent receives any payment from or for the account of the Guarantor in any currency other than the currency in which the Obligations are denominated, that payment shall constitute satisfaction of the Obligations only to the extent of the amount of such currency that the Agent, in accordance with its normal procedures, could purchase with the amount of the other currency received by it from the Guarantor on the first business day after the day of receipt.

13. SUBORDINATION AND POSTPONEMENT: All rights that the Guarantor may at any time have against any Borrower, any other Credit Party or any collateral for or in respect of the Obligations (including rights of subrogation, exoneration, reimbursement and contribution and whether arising under Applicable Law or otherwise), and all obligations that any Borrower or any other Credit Party may at any time have to the Guarantor (including, without limitation, all intercompany receivables of the Guarantor from any Borrower or any other Credit Party), are hereby expressly subordinated and postponed to the prior payment, observance and performance in full of the Obligations, PROVIDED that unless an Event of Default shall have occurred -------- and be continuing or unless the Agent gives notice to the Guarantor of the occurrence of a Default, the Guarantor may retain any amount paid to it or recovered by it on account of any right or obligation subordinated and postponed pursuant to this Section and may enforce any of its rights and attempt to obtain payment or performance of any of the obligations owed to it which are subordinated and postponed pursuant to this Section.

14. SOLIDARY CODEBTOR: the Guarantor hereby binds itself with the Borrowers as solidary codebtor for the repayment of the debts and liabilities hereby guaranteed and this Guarantee shall be binding upon the Guarantor and also upon the assigns and successors of the Guarantor and will extend to and enure to the benefit of the successors and assigns of the Agent and the Lenders and their respective assigns. The Obligations of the Guarantor under this Guarantee are independent of the obligations of the Borrowers and each of the other guarantors under the Credit Agreement, and a separate action or actions may be brought and prosecuted against the Guarantor separately or against the Guarantor and any one or more of such other guarantors solidarily, or against some separately and some solidarily, whether or not the Borrowers be joined in any such action or actions. The Guarantor waives, to the full extent permitted by law, the benefit of any prescription (as such term is used in the CIVIL CODE OF QUEBEC) or statute of limitations affecting its liability hereunder or the enforcement thereof.

15. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS: The Guarantor shall remain obligated under this Guarantee notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of or reduction in the principal amount of any of the Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender, any of the Obligations may be continued, the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of set-off or compensation with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, increased, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, this Guarantee or any of the other Operative Documents may be amended, modified, supplemented or terminated, in whole or in part, as the Agent or the Lenders may deem advisable from time to time, or any Lien, collateral security, guarantee or right of set-off or compensation at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to notify the Guarantor in that regard and the Guarantee shall remain in force and binding upon the Guarantor even if the Guarantor is not notified of any of the foregoing.

16. TAXES: The Guarantor agrees to indemnify and hold the Agent and the Lenders harmless for any Taxes which at any time may be assessed or is otherwise required to be withheld or deducted from or is otherwise payable by the Guarantor or the Borrower in connection with any payment to the Agent under this Guarantee. The Guarantor shall make all payments to the Lenders and the Agent pursuant to this Guarantee and the other Operative Documents to which the Guarantor is a party without set-off, compensation or counterclaim, free and clear of, and exempt from, and without deduction for or on account of, any Tax.

         Furthermore, the parties agree that Section 8.5 of the Credit Agreement entitled "Manner of Payment and Taxes" is incorporated herein by reference and applies MUTATIS MUTANDIS.

17. NOTICES: All notices provided for hereunder shall be given in accordance with the provisions of the Credit Agreement as if the Guarantor were a party thereto. The address and telecopier number of the Guarantor are as set out hereafter:

                  INDUSTRIES CASCADES INC.
                  77 Marie-Victorin Blvd.
                  Candiac, Quebec
                  J5R 1C3

                  Attention of:  The Corporate Controller

                  Fax:  (514) 444-6477

                  with a copy to:

                  Perkins Papers Ltd.
                  772 Sherbrooke St. West
                  Montreal, Quebec
                  H3A 1G1

                  Attention:  The Legal Counsel

                  Fax:  (514) 282-2624

18. NO WAIVER, CUMULATIVE REMEDIES: No failure to exercise and no delay in exercising, on the part of the Agent or the Lenders, any right, remedy, power or privilege hereunder or under the other Operative Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under the other Operative Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein and under the other Operative Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

19. ENTIRE AGREEMENT: This Guarantee, together with the Credit Agreement and the other Operative Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, undertakings, representations and understandings in respect thereof.

20. GOVERNING LAW: This Guarantee shall be construed in accordance with the laws of the Province of Quebec and federal laws of Canada applicable therein.

21. JUDGMENT CURRENCY: If for the purpose of obtaining judgment in any court in any jurisdiction with respect to this Guarantee, it becomes necessary to convert into the currency of such jurisdiction (herein called the "JUDGMENT CURRENCY") any amount due under this Guarantee in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the business day preceding
         (A) the date of actual payment of the amount due, in the case of proceedings in the courts of any jurisdiction that will give effect to such conversion being made on such day, or (B) the day on which the judgment is given, in the case of proceedings in the courts of the Province of Quebec or of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section being hereinafter called the "JUDGMENT CONVERSION DATE"). For this purpose, "RATE OF EXCHANGE" means the rate at which the Agent would be prepared on the relevant date, to sell the currency of the amount due hereunder in Montreal or Toronto, Canada against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of payment of the amount due, the Guarantor will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this Guarantee in US Dollars or Canadian Dollars, as the case may be. Any additional amount due under this Section will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee.

22. INVALIDITY: To the full extent permitted by applicable law, any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23. SUCCESSORS AND ASSIGNS: This Guarantee enures to the benefit of the Agent and each Lender, and their respective successors and assigns and is binding upon the Guarantor and its successors.

24. COUNTERPARTS: This Guarantee may be executed in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument; any party may execute this Guarantee by signing any counterpart of it and may communicate such signing by telecopier or otherwise.

25. LANGUAGE: The parties confirm that they have requested that this Guarantee and all documents and notices contemplated thereby be drawn up in the English Language. Les parties confirment avoir requis que cette garantie et tous les documents et avis qui y sont envisages soient rediges en langue anglaise.

26. CREDIT AGREEMENT: The Guarantor acknowledgeS that it has received and read a copy of the Credit Agreement and the other Operative Documents and is familiar with their terms and by executing this Guarantee the Guarantor agrees to be bound by all representations and warranties, covenants, obligations, acknowledgements and other terms and provisions applicable to a "Credit Party" under the Credit Agreement to the same extent and in the same manner as if the Guarantor were a direct party thereto and the Guarantor agrees to perform all obligations required of a "Credit Party" thereunder.

GIVEN AT _________, as of _________, _________


                                      INDUSTRIES CASCADES INC.

                                      Per:
                                                 -------------------------------
                                      Name:      Suzanne Blanchet
                                      Title:     President

                                      Per:
                                                 -------------------------------
                                      Name:      Richard Boivin
                                      Title:     Treasurer



ACCEPTED AT _________, as of _________, _________

ROYAL BANK OF CANADA, ACTING
FOR ITSELF AND AS AGENT

Per:
        ------------------------------------------
Name:
Title:

                          CANADIAN SUBSIDIARY GUARANTEE

                              (UNLIMITED GUARANTEE)

This Agreement is made on the date and at the place hereinafter mentioned.

BETWEEN: INDUSTRIES CASCADES INC., a corporation duly incorporated pursuant to the laws of the Province of Quebec, having its head office at Kingsey Falls, Province of Quebec, Canada, represented by Suzanne Blanchet, its president, and Richard Boivin, its treasurer, duly authorized for the purposes hereof by and in virtue of a resolution enacted by its directors on July 22, 1998

                                                               (the "GUARANTOR")


AND: ROYAL BANK OF CANADA, a Canadian chartered bank, having its head office at Montreal, Province of Quebec, acting for itself and in its capacity of Arranger and of Agent for the Lenders, together with any successor agent which may be appointed from time to time and its assigns

                                                                  (the " AGENT")

RECITALS

WHEREAS Perkins Papers Ltd., Industries Cascades Inc. and Cascades Industries, Inc. (collectively with the other Restricted Subsidiaries which may from time to time become parties to the hereinafter mentioned credit agreement, the "BORROWERS" and, individually, a "BORROWER"), as borrowers, the lenders from time to time party thereto, together with their respective successors and assigns (collectively the "LENDERS") and the Agent have entered or will be entering into a credit agreement dated as of July 23, 1998 providing for credit facilities aggregating US$145,000,000 to be made available thereunder by the Lenders to the Borrowers, subject to the terms and conditions therein set forth (said credit agreement as may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, as the case may be, for purposes of increasing the credit facilities to be made available thereunder to the Borrowers, being herein referred to as the "CREDIT AGREEMENT"); all capitalized words and expressions used herein shall have the same meaning as ascribed thereto in the Credit Agreement unless otherwise defined herein or unless the context otherwise requires;

AND WHEREAS it is a condition precedent to the disbursement of funds to the Borrowers under the Credit Agreement that the Guarantor guarantees, INTER ALIA, the fulfilment of the obligations of the Borrowers under the Credit Agreement and the Operative Documents.

NOW, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. GUARANTEE: The Guarantor hereby guarantees the performance of the following obligations (hereinafter collectively referred to as the "OBLIGATIONS"): (I) the prompt payment, as and when due and payable, of all amounts now or hereafter owing by Cascades Industries, Inc. and each Additional Borrower, if any, under the Credit Agreement (the "GUARANTEED PARTIES") to the Lenders and the Agent under or in connection with the Credit Agreement or any other Operative Document,
         (II) the strict performance and observance by the Guaranteed Parties of all agreements, warranties, representations, covenants, conditions and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including, without limitation, any obligation or liability to pay damages) pursuant to or in connection with the Credit Agreement or any other Operative Document and (III) the prompt payment of the legitimate costs (including, without limitation, all reasonable fees, charges and disbursements of counsel) that the Lenders and the Agent may incur to recover the obligations described hereinabove. This Guarantee of the Guarantor is unconditional and irrevocable.

2. REPRESENTATIONS; WARRANTIES; COVENANTS: The Guarantor hereby represents and warrants that each representation, warranty and agreement made by the Borrowers in the Credit Agreement inasmuch as applicable to the Guarantor is hereby made by the Guarantor as if incorporated by reference herein, and is hereby confirmed to be true and correct. The Guarantor furthermore hereby agrees to be bound by all such representations and warranties, covenants, obligations, acknowledgements and other terms and conditions applicable under the Credit Agreement to a Credit Party to the same extent as if it were a direct party thereto.

3. GUARANTEE NOT AFFECTED: The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent and the Lenders upon this Guarantee or acceptance of this Guarantee; the Operative Documents, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Guarantor or the Borrowers, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or non payment to or upon the Guarantor or the Borrowers. This Guarantee shall not be affected by the loss or diminution of capacity of any Borrower or the Guarantor or by any change in the name of any Borrower, or by the acquisition of the business of any Borrower by another corporation, firm or Person, or by any change whatsoever in the objects, capital structure or constitution of any Borrower, or by any Borrower or the business of any Borrower being amalgamated with a corporation but shall, notwithstanding the occurrence of any such event, continue to exist and apply to the full extent as if such event had not happened.

4. STATUS OF PARTIES: All moneys, advances, renewals and credits in fact borrowed or obtained and all debts and liabilities of the Guaranteed Parties or any of them under the Credit Agreement and the other Operative Documents shall be deemed valid and to form part of the debts and liabilities hereby guaranteed, notwithstanding any lack or limitation of status or of power, incapacity or disability of the

         Guaranteed Parties or any of them or of the directors, partners or agents thereof, or that the Guaranteed Parties or any of them may not be a legal or suable entity, or any irregularity, defect or informality in the execution of the Credit Agreement, this Guarantee and the other Operative Documents, the whole whether known to the Agent or not; and any sum which may not be recoverable from the Guarantor pursuant to this Guarantee shall be recoverable from the Guarantor as solidary codebtor in respect thereof and shall be paid to the Agent on demand with interest and accessories as herein provided.

5. STATUS OF AGENT AND LENDERS: This Guarantee shall continue and be enforceable notwithstanding any amalgamation of the Agent or of any of the Lenders with any other bank(s), financial institution(s) or other corporation(s) or Person(s).

6. CONTINUING GUARANTEE: This Guarantee shall be a continuing, absolute and unconditional guarantee, and it shall bind the Guarantor until all debts and liabilities of the Borrower intended to be guaranteed hereby, have been fully and indefeasibly paid and satisfied; and the Guarantor hereby irrevocably renounces every right it may acquire to be released from its guarantee pursuant to Article 2366 of the CIVIL CODE OF QUEBEC. The Guarantor also irrevocably renounces any rights it may acquire to be released from this Guarantee pursuant to Article 2362 of the CIVIL CODE OF QUEBEC. Within 30 days of the request of the Agent, made at any time, the Guarantor shall renew its guarantee hereunder by executing such documents for this purpose as may be requested by the Agent or the Lenders, acting reasonably.

7. GUARANTEE NOT AFFECTED BY RELEASES: Without in any way limiting or lessening the liability of the Guarantor hereunder, the Agent and any of the Lenders may grant time, renewals, extensions, indulgences, releases and discharges to, may take security from, and give up or release any or part of the guarantees obtained from other parties or of security held, may abstain from taking, perfecting, registering or renewing guarantees or security or from realizing on guarantees or security, may accept compositions and otherwise deal with any Borrower and with any other person or persons, including the Guarantor or other guarantors, and dispose of any guarantees or security held by the Agent or any Lender as it may see fit, and all dividends, compositions and monies received by the Agent or any Lender from a Borrower or from any other Person or estate, capable of being applied in reduction of the debts and liabilities hereby guaranteed, shall be considered for all purposes as payment which the Agent or any Lender shall have the right to apply as it may see fit, not being bound by the law of imputation, and the Agent and any Lender shall be entitled to prove against the estate of any Borrower or the Guarantor upon any insolvency or winding up, in respect of the whole of said debts and liabilities; no loss of or in respect of any guarantees or security received by the Agent or any Lender from a Borrower or others shall in any way, limit, modify, reduce, release or otherwise affect the liability of the Guarantor hereunder; the Guarantor shall have no right to be subrogated in any of the rights (whether contractual, under Applicable Laws or otherwise) of the Agent or any Lender until the Agent and the Lenders shall have indefeasibly received payment in full of their claims against the Borrowers with interest and costs.

         No settlement or discharge of the Obligations shall be effective if any payment by any Credit Party in respect of the Obligations is avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application from time to time, and if such payment is so avoided or reduced, the Agent and the Lenders shall be entitled to recover the amount of such payment as if such settlement or discharge had not occurred.

8. VALUATION: If any circumstances arise necessitating the Agent or a Lender to file its claim against the successors and assigns of a Borrower or the Guarantor and to value its security, it will be entitled to place such valuation as it may in its reasonable discretion see fit, and the filing of such claim and the valuation of its security shall in no way prejudice or restrict its rights against the Guarantor.

9. NO BENEFIT OF DISCUSSION OR DIVISION: When the Agent or any Lender is pursuing its rights and remedies against the Guarantor under this Guarantee or any other Operative Document to which the Guarantor is a party, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as they may have against the Borrowers, other guarantors or any other Person or against any collateral security or guarantee they may hold before being entitled to payment from the Guarantor of all and every of the debts and liabilities hereby guaranteed and any refusal, negligence or failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from a Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any right of set-off or compensation, or any release of a Borrower or any such other Person or of any such collateral security, guarantee or right of set-off or compensation, shall not relieve the Guarantor of any liability under this Guarantee, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against the Guarantor; the Guarantor hereby waives all benefits of discussion and division.

10. GUARANTEE IS IN ADDITION TO OTHER GUARANTEES: The Guarantee of the Guarantor is in addition to and not in substitution for any other guarantee, by whomsoever given, at any time held by the Agent or any of the Lenders and for any present and future obligation to the Agent or to the Lenders or any of them incurred or arising otherwise than under a guarantee, and is without prejudice to any other guarantees or security by whomsoever given or held at any time by the Agent or the Lenders or any of them.

11. PAYMENT ON DEMAND: The Guarantor shall make payment to the Agent of the amount of its liability hereunder forthwith after demand therefor is made in writing; the liability of the Guarantor shall bear interest from the date of such demand at the applicable rates set forth in Sections 4.7 and 12.1 of the Credit Agreement. The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of the Obligations, it will notify the Agent in writing that such payment is made for such purpose under this Guarantee. The Guarantor hereby agrees that any payments in respect of the Obligations pursuant to this Guarantee will be paid to the Agent without set-off, compensation or counterclaim in the same currency in which the Obligations are denominated. If the Agent receives any payment from or for the account of the Guarantor in any currency other than the currency in which the Obligations are denominated, that payment shall constitute satisfaction of the Obligations only to the extent of the amount of such currency that the Agent, in accordance with its normal procedures, could purchase with the amount of the other currency received by it from the Guarantor on the first business day after the day of receipt.

12. SUBORDINATION AND POSTPONEMENT: All rights that the Guarantor may at any time have against any Borrower, any other Credit Party or any collateral for or in respect of the Obligations (including rights of subrogation, exoneration, reimbursement and contribution and whether arising under Applicable Law or otherwise), and all obligations that any Borrower or any other Credit Party may at any time have to the Guarantor (including, without limitation, all intercompany receivables of the Guarantor from any Borrower or any other Credit Party), are hereby expressly subordinated and postponed to the prior payment, observance and performance in full of the Obligations, PROVIDED that unless an Event of Default shall have occurred and be continuing or unless the Agent gives notice to the Guarantor of the occurrence of a Default, the Guarantor may retain any amount paid to it or recovered by it on account of any right or obligation subordinated and postponed pursuant to this Section and may enforce any of its rights and attempt to obtain payment or performance of any of the obligations owed to it which are subordinated and postponed pursuant to this Section.

13. SOLIDARY CODEBTOR: the Guarantor hereby binds itself with the Borrowers as solidary codebtor for the repayment of the debts and liabilities hereby guaranteed and this Guarantee shall be binding upon the Guarantor and also upon the assigns and successors of the Guarantor and will extend to and enure to the benefit of the successors and assigns of the Agent and the Lenders and their respective assigns. The Obligations of the Guarantor under this Guarantee are independent of the obligations of the Borrowers and each of the other guarantors under the Credit Agreement, and a separate action or actions may be brought and prosecuted against the Guarantor separately or against the Guarantor and any one or more of such other guarantors solidarily, or against some separately and some solidarily, whether or not the Borrowers be joined in any such action or actions. The Guarantor waives, to the full extent permitted by law, the benefit of any prescription (as such term is used in the CIVIL CODE OF QUEBEC) or statute of limitations affecting its liability hereunder or the enforcement thereof.

14. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS: The Guarantor shall remain obligated under this Guarantee notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of or reduction in the principal amount of any of the Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender, any of the Obligations may be continued, the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of set-off or compensation with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, increased, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, this Guarantee or any of the other Operative Documents may be amended, modified, supplemented or terminated, in whole or in part, as the Agent or the Lenders may deem advisable from time to time, or any Lien, collateral security, guarantee or right of set-off or compensation at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to notify the Guarantor in that regard and the Guarantee shall remain in force and binding upon the Guarantor even if the Guarantor is not notified of any of the foregoing.

15. TAXES: The Guarantor agrees to indemnify and hold the Agent and the Lenders harmless for any Taxes which at any time may be assessed or is otherwise required to be withheld or deducted from or is otherwise payable by the Guarantor or the Borrower in connection with any payment to the Agent under this Guarantee. The Guarantor shall make all payments to the Lenders and the Agent pursuant to this Guarantee and the other Operative Documents to which the Guarantor is a party without set-off, compensation or counterclaim, free and clear of, and exempt from, and without deduction for or on account of, any Tax.

         Furthermore, the parties agree that Section 8.5 of the Credit Agreement entitled "Manner of Payment and Taxes" is incorporated herein by reference and applies MUTATIS MUTANDIS.

16. NOTICES: All notices provided for hereunder shall be given in accordance with the provisions of the Credit Agreement as if the Guarantor were a party thereto. The address and telecopier number of the Guarantor are as set out hereafter:

                  INDUSTRIES CASCADES INC.
                  77 Marie-Victorin Blvd.
                  Candiac, Quebec
                  J5R 1C3

                  Attention of:  The Corporate Controller

                  Fax:  (514) 444-6477

                  with a copy to:

                  Perkins Papers Ltd.
                  772 Sherbrooke St. West
                  Montreal, Quebec
                  H3A 1G1

                  Attention:  The Legal Counsel

                  Fax:  (514) 282-2624

17. NO WAIVER, CUMULATIVE REMEDIES: No failure to exercise and no delay in exercising, on the part of the Agent or the Lenders, any right, remedy, power or privilege hereunder or under the other Operative Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under the other Operative Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein and under the other Operative Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

18. ENTIRE AGREEMENT: This Guarantee, together with the Credit Agreement and the other Operative Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, undertakings, representations and understandings in respect thereof.

19. GOVERNING LAW: This Guarantee shall be construed in accordance with the laws of the Province of Quebec and federal laws of Canada applicable therein.

20. JUDGMENT CURRENCY: If for the purpose of obtaining judgment in any court in any jurisdiction with respect to this Guarantee, it becomes necessary to convert into the currency of such jurisdiction (herein called the "JUDGMENT CURRENCY") any amount due under this Guarantee in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the business day preceding
         (A) the date of actual payment of the amount due, in the case of proceedings in the courts of any jurisdiction that will give effect to such conversion being made on such day, or (B) the day on which the judgment is given, in the case of proceedings in the courts of the Province of Quebec or of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section being hereinafter called the "JUDGMENT CONVERSION DATE"). For this purpose, "RATE OF EXCHANGE" means the rate at which the Agent would be prepared on the relevant date, to sell the currency of the amount due hereunder in Montreal or Toronto, Canada against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of payment of the amount due, the Guarantor will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this Guarantee in US Dollars or Canadian Dollars, as the case may be. Any additional amount due under this Section will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee.

21. INVALIDITY: To the full extent permitted by applicable law, any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

22. SUCCESSORS AND ASSIGNS: This Guarantee enures to the benefit of the Agent and each Lender, and their respective successors and assigns and is binding upon the Guarantor and its successors.

23. COUNTERPARTS: This Guarantee may be executed in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument; any party may execute this Guarantee by signing any counterpart of it and may communicate such signing by telecopier or otherwise.

24. LANGUAGE: The parties confirm that they have requested that this Guarantee and all documents and notices contemplated thereby be drawn up in the English Language. Les parties confirment avoir requis que cette garantie et tous les documents et avis qui y sont envisages soient rediges en langue anglaise.

25. CREDIT AGREEMENT: The Guarantor acknowledgeS that it has received and read a copy of the Credit Agreement and the other Operative Documents and is familiar with their terms and by executing this Guarantee the Guarantor agrees to be bound by all representations and warranties, covenants, obligations, acknowledgements and other terms and provisions applicable to a "Credit Party" under the Credit Agreement to the same extent and in the same manner as if the Guarantor were a direct party thereto and the Guarantor agrees to perform all obligations required of a "Credit Party" thereunder.

GIVEN AT _________, as of _________, _________


                                             INDUSTRIES CASCADES INC.

                                             Per:
                                                   -----------------------------
                                             Name: Suzanne Blanchet
                                             Title:President

                                             Per:
                                                   -----------------------------
                                             Name: Richard Boivin
                                             Title:Treasurer



ACCEPTED AT _________, as of _________, _________

ROYAL BANK OF CANADA, ACTING
FOR ITSELF AND AS AGENT

Per:
     ------------------------------------------
Name:
Title:

                             US SUBSIDIARY GUARANTY

         THIS UNCONDITIONAL GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified, this "GUARANTY"), dated as of July 23, 1998 is made by CASCADES INDUSTRIES, INC., a North Carolina corporation, ("CII" or the "GUARANTOR"), in favor of ROYAL BANK OF CANADA, a Canadian chartered bank , as Arranger and Agent (the "AGENT") for the ratable benefit of itself and the financial institutions (the "LENDERS") who are, or may become party to the Credit Agreement referred to below.

                              STATEMENT OF PURPOSE

         Pursuant to the terms of the Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"), by and among Perkins Papers, Ltd., a corporation organized under the laws of Canada ("PERKINS") and Industries Cascades Inc., a corporation organized under the laws of the Province of Quebec, CII and any other Restricted Subsidiaries from time to time party thereto, as Borrowers, the Lenders, and the Agent, the Lenders will provide certain credit facilities to the Borrowers as more specifically described in the Credit Agreement.

         The Guarantor and the other Borrowers comprise one integrated financial enterprise, and all extensions of credit to the other Borrowers will inure, directly or indirectly, to the benefit of the Guarantor.

         In connection with the transactions contemplated by the Credit Agreement and as a condition precedent thereto, the Lenders have requested that the Guarantor execute and deliver this Guaranty, and the Guarantor has agreed to do so pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and to induce the Agent and the Lenders to enter into and to make available extensions of credit pursuant to the Credit Agreement, the Guarantor hereby agrees with the Agent for the ratable benefit of the Agent and Lenders as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used and not otherwise defined in this Guaranty including the preambles and recitals hereof shall have the meanings ascribed to them in the Credit Agreement. In the event of a conflict between capitalized terms defined herein and in the Credit Agreement, the Credit Agreement shall control.

         SECTION 2. GUARANTY OF OBLIGATIONS OF OTHER BORROWERS. The Guarantor hereby unconditionally guarantees to the Agent for the ratable benefit of itself and the Lenders, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all obligations of the Borrowers (other than CII) under the Credit Agreement and the other Operative Documents (collectively, the "OBLIGATIONS"), whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against such Borrowers, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with the Agent or any Lender or acquired by the Agent or any Lender through assignment or endorsement, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of such Borrowers to the Agent or any Lender, including all of the foregoing, being hereinafter collectively referred to as the "GUARANTEED OBLIGATIONS"); PROVIDED, that notwithstanding anything to the contrary contained herein, it is the intention of the Guarantor and the Lenders that, to the extent permitted by applicable law, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to the Guarantor or its assets, the amount of the Guarantor's obligations with respect to the Guaranteed Obligations shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. ss.547, ss.548, ss.550 and other "avoidance" provisions of Title 11 of the United States Code) applicable in any such proceeding to the Guarantor and this Guaranty (collectively, "APPLICABLE INSOLVENCY LAWS"). To that end and to the extent permitted by applicable law, in the event and to the extent that the Guarantor's obligations with respect to the Guaranteed Obligations or any payment made pursuant to the Guaranteed Obligations would, but for the operation of the foregoing proviso, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws, the amount of the Guarantor's obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Guarantor's obligations with respect to such Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the foregoing proviso and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall, to the extent permitted by applicable law, be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the foregoing proviso shall in all events remain in full force and effect and be fully enforceable against the Guarantor. The foregoing proviso is intended solely to preserve the rights of the Agent hereunder against the Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws.

         SECTION 3. NATURE OF GUARANTY. The Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

                  (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Operative Document or any other agreement, document or instrument to which any Borrower or Restricted Subsidiary thereof is or may become a party;

                  (b) the absence of any action to enforce this Guaranty, the Credit Agreement or any other Operative Document or the waiver or consent by the Agent or any Lender with respect to any of the provisions of this Guaranty, the Credit Agreement or any other Operative Document;

                  (c) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or

                  (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by the Guarantor that, subject to the proviso in SECTION 2 hereof, its obligations under this Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments. To the extent permitted by law, the Guarantor expressly waives all rights it may now or in the future have under any statute (including without limitation North Carolina General Statutes
Section 26-7, ET SEQ. or similar law), or at law or in equity, or otherwise, to compel the Agent or any Lender to proceed in respect of the Guaranteed Obligations against the other Borrowers or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, the Guarantor. To the extent permitted by law, the Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Agent or any Lender to commence an action in respect of the Guaranteed Obligations against the other Borrowers, the Guarantor, any other guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations. The Guarantor agrees that any notice or directive given at any time to the Agent or any Lender which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Agent or such Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Agent and the Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Operative Documents and, but for this Guaranty and such waivers, the Agent and Lenders would decline to enter into the Credit Agreement.

         SECTION 4. DEMAND BY THE AGENT. In addition to the terms set forth in
SECTION 3, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under the Credit Agreement are declared to be immediately due and payable in accordance therewith, then the Guarantor shall, upon demand in writing therefor by the Agent to the Guarantor, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Payment by the Guarantor shall be made to the Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available funds in the same currency in which the Obligations are denominated, to the Agent's Account for Payments or at such other account or address that may be specified in writing from time to time by the Agent.

         SECTION 5. WAIVERS. In addition to the waivers contained in SECTION 3, the Guarantor, to the extent permitted by law, waives and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Agent or the Lenders of, this Guaranty. The Guarantor further hereby waives, to the extent permitted by Applicable Laws, diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by Applicable Laws, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. The Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Agent, the Lenders or the other Borrowers whether now existing or which may arise in the future.

         SECTION 6. BENEFITS OF GUARANTY. The provisions of this Guaranty are for the benefit of the Agent and the Lenders and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrowers, the Agent and the Lenders, the obligations of the Borrowers under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Agent or any Lender to any Person or Persons as permitted under the Credit Agreement, any reference to an "Agent", or "Lender" herein shall be deemed to refer equally to such Person or Persons.

         SECTION 7. MODIFICATION OF OPERATIVE DOCUMENTS ETC. If the Agent or the Lenders shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor:

                  (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

                  (b) take any action under or in respect of the Operative Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

                  (c) amend or modify, in any manner whatsoever, the Operative Documents including, without limitation, amendments or modifications to increase the amount of the Credit Facilities or any of the Credit Facilities ;

                  (d) extend or waive the time for performance by the Guarantor, any other guarantor, the Borrowers or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under an Operative Document, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                  (e) take and hold security or collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Agent or the Lenders have been granted a Lien, to secure any Indebtedness of the Guarantor, any other guarantor or the other Borrowers to the Agent or the Lenders;

                  (f) release anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor, any other guarantor or the other Borrowers to the Agent or any Lender;

                  (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor, any other guarantor or the other Borrowers are subordinated to the claims of the Agent or any Lender; or

                  (h) apply any sums by whomever paid or however realized to any Guaranteed Obligations owing by the Guarantor, any other guarantor or the other Borrowers to the Agent or any Lender in such manner as the Agent or any Lender shall determine in its reasonable discretion;

then neither the Agent nor any Lender shall incur any liability to the Guarantor as a result thereof, and no such action shall impair or release the obligations of the Guarantor under this Guaranty.

         SECTION 8. REINSTATEMENT. The Guarantor agrees that, if any payment made by the other Borrowers or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or the proceeds of any collateral are required to be refunded by the Agent or any Lender to the other Borrowers, its estate, trustee, receiver or any other party, including, without limitation, the Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, the Guarantor's liability hereunder (and any Lien securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been cancelled or surrendered (and if any Lien or collateral securing the Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any Lien securing such obligation).

         SECTION 9. REPRESENTATIONS AND WARRANTIES. To induce the Lenders to make any Loans, the Guarantor hereby confirms that the representations and warranties set forth in the Credit Agreement, inasmuch as applicable to the Guarantor, are hereby made as if incorporated by reference herein and are further confirmed to be true and correct, and in addition, the Guarantor further represents and warrants that as of the date hereof, the Guarantor (I) has capital sufficient to carry on its business and transactions and all business and transactions in which it engages and is able to pay its debts as they mature, and (II) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies).

         SECTION 10. REMEDIES. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, enforce against the Guarantor their respective obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Agent hereunder, under the Operative Documents or otherwise.

         SECTION 11. NO SUBROGATION. Notwithstanding any payment or payments by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Agent r any Lender, or the receipt of any amounts by the Agent or any Lender with respect to any of the Guaranteed Obligations, the Guarantor shall not be entitled to be subrogated to any of the rights of the Agent or any Lender against the other Borrowers or any other guarantor or against any collateral security held by the Agent or any Lender for the payment of the Guaranteed Obligations nor shall the Guarantor seek any reimbursement from the other Borrowers or any other guarantor in respect of payments made by the Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Agent and the Lenders on account of the Guaranteed Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Agent, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

         SECTION 12. SUBORDINATION AND POSTPONEMENT: All rights that the Guarantor may at any time have against any other Borrower, any other Credit Party or any collateral for or in respect of the Obligations (including rights of subrogation, exoneration, reimbursement and contribution and whether arising under Applicable Law or otherwise), and all obligations that any other Borrower or any other Credit Party may at any time have to the Guarantor (including, without limitation, all intercompany receivables of the Guarantor from any other Borrower or any other Credit Party), are hereby expressly subordinated and postponed to the prior payment, observance and performance in full of the Obligations, PROVIDED that unless an Event of Default shall have occurred and be continuing or unless the Agent gives notice to the Guarantor of the occurrence of a Default, the Guarantor may retain any amount paid to it or recovered by it on account of any right or obligation subordinated and postponed pursuant to this Section and may enforce any of its rights and attempt to obtain payment or performance of any of the obligations owed to it which are subordinated and postponed pursuant to this Section.

         SECTION 13. TAXES: The Guarantor agrees to indemnify and hold the Agent and the Lenders harmless for any Taxes which at any time may be assessed or is otherwise required to be withheld or deducted from or is otherwise payable by the Guarantor or the Borrower in connection with any payment to the Agent under this Guaranty. The Guarantor shall make all payments to the Lenders and the Agent pursuant to this Guaranty and the other Operative Documents to which the Guarantor is a party without set-off, compensation or counterclaim, free and clear of, and exempt from, and without deduction for or on account of, any Tax.

Furthermore, the parties agree that Section 8.5 of the Credit Agreement entitled "Manner of Payment and Taxes" is incorporated herein by reference and applies MUTATIS MUTANDIS.

         SECTION 14. EXPENSES. All costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by the Agent or any Lender in enforcing or protecting their rights or remedies hereunder shall be payable by the Guarantor on demand and shall bear interest (after as well as before judgment) until paid at the Applicable Rate then applicable to Base Rate Loans under the Credit Agreement and shall be additional Guaranteed Obligations hereunder.

         SECTION 15. NOTICES. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Article XXII of the Credit Agreement, and in the case of notices to the Guarantor, WITH A COPY TO:

                  Perkins Papers Ltd.
                  772 Sherbrooke St. West
                  Montreal, Quebec
                  H3A 1G1

                  Attention:  The Legal Counsel

                  Telecopieur:  (514) 282-2624

         SECTION 16. SUCCESSORS AND ASSIGNS. This Agreement is for the benefit of the Agent and the Lenders and their permitted successors and assigns, and in the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Guarantor and its successors and assigns; PROVIDED THAT the Guarantor may not assign any of its rights or obligations hereunder without the prior written consent of the Agent and the Lenders.

         SECTION 17. AMENDMENTS, WAIVERS AND CONSENTS. No term, covenant, agreement or condition of this Agreement may be amended or waived, nor may any consent be given, except in the manner set forth in Section 17.12.1 of the Credit Agreement.

         SECTION 18. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

         SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH

CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES
THEREOF.

         SECTION 20. CONSENT TO JURISDICTION. The Guarantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of or any dispute in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. The Guarantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Agent or any Lender in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner provided in Article XXII of the Credit Agreement. Nothing in this SECTION 20 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Agent or such Lender to bring any action or proceeding against the Guarantor or its properties in the courts of any other jurisdictions.

         SECTION 21.       BINDING ARBITRATION; WAIVER OF JURY TRIAL.

                  (I) Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Credit Agreement or any other Operative Document ("DISPUTES"), between or among parties to the Credit Agreement or any other Operative Document shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "ARBITRATION RULES") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

                  All arbitration hearings shall be conducted, at the discretion of the Agent, either in New York, New York or in Charlotte, North Carolina. A hearing shall begin within ninety (90) days of the demand for arbitration and all hearings shall be concluded within one hundred twenty (120) days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of sixty (60) days. The expedited procedures set forth in Rule 51, ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive Federal or state substantive law except and provided herein.

                  Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after any arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (I) all rights to foreclose against any real or personal property or other security by exercising a power of sale under applicable law by judicial foreclosure including a proceeding to confirm the sale; (II) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (III) obtaining provisions/or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (IV) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a dispute.

                  Each party agrees that it shall not have a remedy of punitive exemplary damages against the other in any Dispute and hereby waives any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute, whether the Dispute is resolved by arbitration or judicially. The parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute.

                  (J) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, THE AGENT, EACH LENDER, AND THE GUARANTOR, BY ITS ACCEPTANCE OF THIS AGREEMENT OR THE BENEFITS HEREOF, HEREBY IRREVOCABLY WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

                  (K) PRESERVATION OF CERTAIN REMEDIES. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Operative Documents preserve, without diminution, certain remedies that such Person may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (I) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Operative Documents or under applicable law or by judicial foreclosure and sale, (II) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (III) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and
         (IV) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 22. JUDGMENT CURRENCY: If for the purpose of obtaining a judgment or an award in any court or arbitration tribunal in any jurisdiction with respect to this Guaranty, it becomes necessary to convert into the currency of such jurisdiction (herein called the "JUDGMENT CURRENCY") any amount due under this Guaranty in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the business day preceding (A) the date of actual payment of the amount due, in the case of proceedings in the courts or arbitration tribunal of any jurisdiction that will give effect to such conversion being made on such day, or (B) the day on which the judgment or award is given, in the case of proceedings in the courts of the Province of Quebec or of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section being hereinafter called the "JUDGMENT CONVERSION DATE"). For this purpose, "RATE OF EXCHANGE" means the rate at which the Agent would be prepared on the relevant date, to sell the currency of the amount due hereunder in accordance with its normal practices against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of payment of the amount due, the Guarantor will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this Guaranty in US Dollars or Canadian Dollars, as the case may be. Any additional amount due under this Section will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guaranty.

         SECTION 23. SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(A) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible; and (B) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         SECTION 24. HEADINGS. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

         SECTION 25. COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty under seal as of the date first above written.

[CORPORATE SEAL]                    CASCADES INDUSTRIES, INC.

                                    By:
                                       -----------------------------------------
                                       Name:   Suzanne Blanchet
                                       Title:  President


                                    By:
                                       -----------------------------------------
                                       Name:   Richard Boivin
                                       Title:  Treasurer

SCHEDULE "G" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent


                     LIST OF CREDIT PARTIES AND SUBSIDIARIES
                             AND PLACES OF BUSINESS
                           (Sections 2.1.2 and 2.1.12)

PERKINS PAPERS LTD./LES PAPIERS PERKINS LTEE
Incorporated under the CANADA BUSINESS CORPORATIONS ACT

OUTSTANDING CAPITAL STOCK:     Cascades Inc. holds 31,587,651 common
                               shares, representing 73.16% of the issued and outstanding common shares

SUBSIDIARIES:                  Industries Cascades Inc.
                               Cascades Industries, Inc.

REGISTERED OFFICE:             77, boul. Marie-Victorin
                               Candiac, Province de Quebec, Canada J5R 1C3

OTHER PLACES OF BUSINESS:      Division Candiac

                               75, boul. Marie-Victorin
                               Candiac, Province de Quebec, Canada J5R 1C2

                               Division Lachute
                               115, rue Princesse

                               Lachute, Province de Quebec, Canada J8H 4M3

                               Division Laval
                               2345, Autoroute des Laurentides
                               Laval, Province de Quebec, Canada H7S 1Z8

INDUSTRIES CASCADES INC.

Incorporated under the COMPANIES ACT (Quebec)

OUTSTANDING CAPITAL STOCK:   3,014,000 common shares held by Perkins

                              7,000 Class "A" preferred shares held by Perkins

SUBSIDIARIES:                 None

HEAD OFFICE:                  467, rue. Marie-Victorin
                              Kingsey Falls, Province de Quebec, Canada J0A 1B0

OTHER PLACES OF BUSINESS:     None

CASCADES INDUSTRIES, INC.

Incorporated under the laws of the State of North Carolina, U.S.A.

OUTSTANDING CAPITAL STOCK:    200,000 common shares held by Perkins

                              3,038,683 preferred shares held by Perkins

SUBSIDIARIES:                 None

REGISTERED OFFICE, EXECUTIVE

OFFICE AND PRINCIPAL PLACE    805 Midway Road
OF BUSINESS:                  Rockingham, North Carolina 28379, U.S.A.

OTHER PLACES OF BUSINESS:     None

SCHEDULE "H" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent


                              ENVIRONMENTAL MATTERS
                                (Section 2.1.21)

THE PROPERTY OF PERKINS LOCATED AT LACHUTE

A spill of furnace oil occurred in the past at the Lachute property of Perkins, while it was owned by Abitibi Price Inc. Since then, environmental characterization and cleanup were performed.

On December 22, 1997, the MINISTERE DE L'ENVIRONNEMENT ET DE LA FAUNE DU QUEBEC ("MEF") sent a letter to Perkins requiring the finalization of the cleanup of the Lachute soil contaminated by hydrocarbon, following the results of sampling conducted in the fall of 1997. Under the purchase agreement of February 17, 1994 pursuant to which Perkins acquired the contaminated property from Abitibi Price Inc. (now Abitibi-Consolidated Inc.), the latter has full responsibility for the cleanup of the Lachute property and has agreed to indemnify Perkins in this respect, including all costs and liability for this supplemental cleanup required by the MEF pursuant to its certificate of approval of October 28, 1994.

SCHEDULE "I" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent


                         COMPETITION AND ANTI-TRUST LAWS
                               CERTAIN PROCEEDINGS
                                (Section 2.1.23)

Cascades Industries, Inc. which operates in the United States of America, is a defendant with numerous other manufacturers of tissue paper in a number of American anti-trust civil actions in different States. The prosecutors argue that the price of the tissue paper should have decreased during the period 1993 to 1995 due to a decline in the price of pulp. Because the prices of tissue paper have increased during such period, the prosecutors have come to the conclusion that there must have been some collusion amongst the manufacturers. Cascades Industries, Inc. does not use pulp in the manufacturing of its tissue paper; rather, it recycles used paper, and during that period, the price of the used paper has increased. Furthermore, its production of tissue represents not more than 0.25% of the total production of the industry.

Consequently, the management of Cascade Industries, Inc. believes that these claims are groundless and that they will not have a Material Adverse Effect.

SCHEDULE "J" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent


                   FORM OF DESIGNATION OF ADDITIONAL BORROWER
                                 (Section 3.2.1)

                                                       Date:____________________


ROYAL BANK OF CANADA (as Agent)
200 Bay Street, South Tower
Royal Bank Plaza
Toronto, Ontario
M5J 2J5

Attention:  Senior Manager, Global Syndications, Canada

Fax:  (416) 974-2407

Dear Sirs:

                               PERKINS PAPERS LTD.
                       DESIGNATION OF ADDITIONAL BORROWER

         We refer to the credit agreement dated as of July 23, 1998, among Perkins Papers Ltd., Industries Cascades Inc., Cascades Industries, Inc. and other Restricted Subsidiaries parties thereto from time to time, as Borrowers, Royal Bank of Canada, as Agent, and the Lenders referred to therein (the "CREDIT AGREEMENT"). The words and expressions defined in the Credit Agreement have the same respective meanings when used herein.

         We hereby irrevocably notify you, in accordance with Section 3.2.1 of the Credit Agreement, that we hereby designate the following Additional Borrower, the particulars of which are as follows:

     - name of Additional Borrower:
                                   ---------------------------------------------

     - jurisdiction of incorporation:
                                     -------------------------------------------

     - head/registered office:
                              --------------------------------------------------

     - principal place of business and operations:
                                                  ------------------------------

     - the said Additional Borrower will be a
                                              ----------------------------------
                                                    (Canadian Lender/US Lender)

     - proposed effective date of designation of the Additional Borrower:
                                                                         -------

       -------------------------------------------------------------------------

         We are also delivering to you herewith the Adopting Instrument of such new Additional Borrower, together with the other documents required by Section
3.2.1 of the Credit Agreement.

         We confirm that both before and after the designation of such Additional Borrower, no Default or Event of Default has occurred and is continuing under the Credit Agreement and all representations and warranties made by us in the Credit Agreement are true and correct in all respects.

         The undersigned also confirms that the guarantee of the undersigned set forth in Section 9.1 of the Credit Agreement unconditionally applies to all Borrowings and liabilities of the aforesaid Additional Borrower under the Credit Agreement.

                                              PERKINS PAPERS LTD.

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

SCHEDULE "K" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent

                            CONFIRMATION OF BORROWING

                      (ADVANCE, CONVERSION OR CONTINUATION)

                       (Section 3.7, 3.11, 5.1.2 or 7.2.5)

                                                   Date: _______________________

ROYAL BANK OF CANADA (as Agent)
[ADDRESS] 200 Bay Street, South Tower
Royal Bank Plaza
Toronto, Ontario
M5J 2J5

Attention:  Senior Manager, Global Syndications, Canada

Fax:  (416) 974-2407

Dear Sirs:

                               PERKINS PAPERS LTD.
                            CONFIRMATION OF BORROWING

         We refer to the credit agreement dated as of July 23, 1998, among Perkins Papers Ltd., Industries Cascades Inc., Cascades Industries, Inc. and other Restricted Subsidiaries parties thereto from time to time, as Borrowers, Royal Bank of Canada, as Agent, and the Lenders referred to therein (the "CREDIT AGREEMENT"). The words and expressions defined in the Credit Agreement have the same respective meaning when used herein.

         We hereby irrevocably confirm our telephone notice, in accordance with Section [3.7/3.11/5.1.2/7.2.5] of the Credit Agreement, of the following
Borrowing:

     1.       THE MATURING BORROWING (IF APPLICABLE):

              Form _____________________________________________________________
                   (Prime Rate Loan, US Base Rate Loan, Base Rate Loan,
                    Libor Loan, Borrowing by way of Bankers' Acceptances)

              Currency/Amount ______________________________

              Revolving Facility /Term Facility

              ------------------------

              Libor Interest Period/Term of Bankers' Acceptances:1

              ------------------------

     2.       THE BUSINESS DAY OF THE PROPOSED BORROWING IS:  ___/_____/____
                                                              Day/Month/Year

     3.       PROPOSED BORROWING(S):

                  Advance             Conversion                Continuation
                    |_|                  |_|                        |_|

              Form _______________________________________________________
                      (Prime Rate Loan, US Base Rate Loan, Base Rate Loan, Libor Loan, Borrowing by way of Bankers' Acceptances)

              Currency/Amount _____________________________

              Revolving Facility/Term Facility
                                               ---------------------------------

              Libor Interest Period/Term of Bankers' Acceptances:2 _____________

     4.       REMIT FUNDS TO: __________________________________________________

              ------------------------------------------------------------------

         We hereby confirm that: (A) the Borrowing requested hereby complies with the requirements of Section 3.7, 3.11, 5.1.2 or 7.2.5 of the Credit Agreement, as the case may be, (B) no Default or Event of Default has occurred and is continuing under the Credit Agreement or would result from the making of the Borrowing contemplated hereby and (C) all representations and warranties made by us in the Credit Agreement are true and correct in all respects.

                                  [NAME OF BORROWER]

                                  By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                  By:
                                       -----------------------------------------
                                       Name:
                                       Title:


1 In the case of conversion or continuation of Libor Loans or Borrowings by way of Bankers' Acceptances, include the duration of and last day of the applicable Libor Interest Period or term of such Bankers' Acceptances to be converted or continued.

2 In the case of Libor Loans or Borrowings by way of Bankers' Acceptances, include the duration of and last day of the applicab le Libor Interest Period or term of such Bankers' Acceptances.

SCHEDULE "L" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent


                              NOTICE OF BORROWING
                           BY WAY OF LETTER OF CREDIT
                             (Sections 3.7 and 6.2)


                                                   Date: _______________________


[NAME AND ADDRESS OF OVERDRAFT AND L/C LENDER]


Dear Sirs:


                               [NAME OF BORROWER]
                              NOTICE OF BORROWING
                           BY WAY OF LETTER OF CREDIT

         We refer to the Credit Agreement dated as of 23, 1998 among Perkins Papers Ltd., Industries Cascades Inc., Cascades Industries, Inc. and other Restricted Subsidiaries parties thereto from time to time, as Borrowers, Royal Bank of Canada, as Agent and the Lenders referred to therein (the "CREDIT AGREEMENT"). The words and expressions defined in the Credit Agreement shall have the same meaning when used herein as that assigned thereto in the Credit Agreement.

         We hereby confirm our arrangements for the issuance of a Letter of Credit under the Credit Agreement and, pursuant to Section 3.7 of the Credit Agreement, we hereby irrevocably notify you of the proposed issuance of the following instrument under the Overdraft and L/C Facility:

       1.       Name of issuing Lender:
                                       -----------------------------------------
                                                (Royal/Comerica Bank)

       2.       Anticipated date of issuance:     _____/_____/_____
                                                   Day Month Year

       3.       Type:
                     -----------------------------------------------------------
                         (letter of credit/letter of guarantee)

       4.       Amount and currency:
                                    --------------------------------------------

       5.       Expiry Date:
                            ----------------------------------------------------

       6.       Beneficiary:
                            ----------------------------------------------------

       7.       Summary of terms and conditions:
                                                --------------------------------

       8.       To be delivered as follows:
                                           -------------------------------------




         The undersigned declares that (A) no Default or Event of Default has occurred and is continuing under the Credit Agreement or would result from the making of the Borrowing contemplated hereby and (B) all representations and warranties made by us in the Credit Agreement are true and correct in all respects.

                                      [NAME OF BORROWER]

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------


                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

SCHEDULE "M" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent


                        NOTICE OF REPAYMENT OR PREPAYMENT
                                  (Section 3.9)

                                                  Date: ________________________

ROYAL BANK OF CANADA (as Agent)
[ADDRESS] 200 Bay Street, South Tower

Royal Bank Plaza
Toronto, Ontario
M5J 2J5

Attention:  Senior Manager, Global Syndications, Canada

Fax:  (416) 974-2407

Dear Sirs:

                               PERKINS PAPERS LTD.
                 NOTICE OF REPAYMENT, PREPAYMENT OR CANCELLATION

         We refer to the credit agreement dated as of July 23, 1998, among Perkins Papers Ltd., Industries Cascades Inc., Cascades Industries, Inc. and other Restricted Subsidiaries parties thereto from time to time, as Borrowers, Royal Bank of Canada, as Agent, and the Lenders referred to therein (the "CREDIT AGREEMENT"). The words and expressions defined in the Credit Agreement have the same respective meaning when used herein.

         We hereby irrevocably confirm our telephone notice that, in accordance with Section 3.9 of the Credit Agreement, we shall repay certain Borrowings or make certain cancellations as follows:

   1.   DATE OF REPAYMENT:  ___/_____/____
                            Day/Month/Year

        (date must coincide with maturity of Libor Loans or Borrowings by way of Bankers' Acceptances, to the extent applicable)

   2.   REPAYMENT OR CANCELLATION UNDER OPERATING/TERM FACILITY: _______________

        ________________________________________________________________________

   3.   AMOUNT OF REPAYMENT OR CANCELLATION:

        (a)      In respect of Prime Rate Loans:               CDN$_____________

        (b)      In respect of US Base Rate Loans:              US$_____________

        (c)      In respect of Base Rate Loans:                 US$_____________

        (d)      In respect of Libor Loans:                     US$_____________

        (e)      In respect of Borrowings by way of
                 Bankers' Acceptances:                         CDN$_____________

   4.   LAST DAY OF LIBOR  INTEREST  PERIOD OR TERM OF BANKERS'  ACCEPTANCES:
        (in the case of repayment of Libor Loans and Borrowings by way of Bankers' Acceptances): ____/____/____,
                                Day/Month/Year

         We hereby represent and warrant that the repayment made hereunder or the cancellation requested hereby complies with the requirements of Section 3.9 of the Credit Agreement.

                                  [NAME OF RELEVANT BORROWER]

                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                [PERKINS MUST SIGN IN ALL CASES OF CANCELLATION]



                                  PERKINS PAPERS LTD.

                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

SCHEDULE "N" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent


                            CERTIFICATE OF COMPLIANCE

                        (Sections 10.1.1.8 and 11.1.7(d))

                                                     Date:______________________

ROYAL BANK OF CANADA (as Agent)
[ADDRESS] 200 Bay Street, South Tower
Royal Bank Plaza
Toronto, Ontario
M5J 2J5

Attention:  Senior Manager, Global Syndications, Canada

Fax:  (416) 974-2407

Dear Sirs:

                            CERTIFICATE OF COMPLIANCE

         I,                                 , the undersigned, in my capacity as
           ---------------------------------

[_____________________] of [___________________], do hereby certify that:

1. This certificate is delivered pursuant to Section [10.1.1.8 OR 11.1.7(D)] of a credit agreement dated as of July 23, 1998 among Perkins Papers Ltd., Industries Cascades Inc., Cascades Industries, Inc. and other Restricted Subsidiaries parties thereto from time to time, as Borrowers, Royal Bank of Canada, as Agent, and the Lenders referred to therein (the "CREDIT AGREEMENT"). The words and expressions defined in the Credit Agreement have the same respective meaning when used herein.

2. I am familiar with and have examined the provisions of the Credit Agreement (including, without limitation, the financial covenants and ratios set forth in Section 11.1.32 of the Credit Agreement) and I have made all appropriate investigations of the records of each of the Credit Parties and have asked all questions to the other executives and officers of each of the Credit Parties as I have deemed necessary or useful to allow me to give this certificate knowledgeably.

                    [PARAGRAPHS 3, 4 AND 5 ARE TO BE INCLUDED
                         ONLY IN PERKINS' CERTIFICATE OF
                                   COMPLIANCE]

3. Based on the foregoing, I hereby certify that the financial and other information contained in the financial statements attached hereto for the [QUARTER/YEAR] ended [DATE] have been prepared in accordance with the Credit Agreement and the calculations set forth below are true and correct and have been prepared on a modified Consolidated basis (i.e. Perkins and the Restricted Subsidiaries) in accordance with the Credit Agreement.

4. The period to which the following calculations relate commenced on [DATE] and ended on [DATE] (herein called the ["QUARTER"/"YEAR"]). The only Restricted Subsidiaries during the [QUARTER/YEAR] were ICI and CII [ADD OTHER RESTRICTED SUBSIDIARIES].

         (A)      INTEREST COVERAGE RATIO

                  The provisions of Section 11.1.32 (a) require that the Interest Coverage Ratio shall not be less than 3.00 to 1.00 at the end of the [QUARTER/YEAR].

                  The Interest Coverage Ratio (being the amount in Line (ix) divided by the amount in Line (x)) for the last four quarters was to 1.00, on the basis of the following:

                  (I)    NET INCOME:                               DN$__________

                  (II)   UNUSUAL GAINS OR LOSSES:                  DN$__________

                  (III)  LINE (I) - LINE (II):                     DN$__________

                  (IV)   PROVISION FOR INCOME TAXES:               DN$__________

                  (V)    INTEREST EXPENSE:                         DN$__________

                  (VI)   DEPRECIATION AND AMORTIZATION:            DN$__________

                  (VII)  LINE (III) + LINE (IV) + LINE (V)

                         + LINE (VI) = EBITDA:                      CDN$________

                  (VIII) CAPEX (MAINTENANCE):                       CDN$________

                  (IX)   LINE (VII) - LINE (VIII):                  CDN$________

                  (X)    INTEREST EXPENSE IN ACCORDANCE WITH GAAP:  CDN$________

                  (XI)   CAPITALIZED INTEREST                       CDN$________

                  (XII)  AMORTIZATION OF DEFERRED FINANCING COSTS   CDN$________

                  (XIII) INTEREST INCOME                            CDN$________

                  (XIV)  LINE (X) + LINE (XI) - LINE (XII) - LINE (XIII)
                         = INTEREST EXPENSE                         CDN$________

                  (XV)   LINE (IX) / LINE (XIV)
                         = INTEREST COVERAGE RATIO:              _______ TO 1.00

         (B)      RATIO OF NET FUNDED DEBT TO TOTAL CAPITALIZATION

                  The provisions of Section 11.1.32(b) require that the ratio of Net Funded Debt to Total Capitalization shall not be more than
                  0.50 to 1.00.

                  The ratio of Net Funded Debt to Total Capitalization at the end of the [QUARTER/YEAR] was _____ to 1.00, on the basis of the following:

                  (I)    SHORT TERM BORROWINGS:                       CDN$______

                  (II)   CURRENT PORTION OF LONG-TERM DEBT:           CDN$______

                  (III)  LONG-TERM DEBT:                              CDN$______

                  (IV)   CAPITAL LEASES:                              CDN$______

                  (V)    GUARANTEES:                                  CDN$______

                  (VI)   OTHER CONTINGENT LIABILITIES:                CDN$______

                  (VII)  DEFERRED PURCHASE PRICE OF PROPERTY:         CDN$______

                  (VIII) TOTAL OF LINES (I) TO (VII):                 CDN$______

                  (IX)   CASH                                         CDN$______

                  (X)    LINE (VIII) - LINE (IX) = NET FUNDED DEBT:   CDN$______

                  (XI)   CAPITAL STOCK:                               CDN$______

                  (XII)  CAPITAL SURPLUS OR RETAINED EARNINGS (OR

                         MINUS DEFICIT):                              CDN$______

                  (XIII) CUMULATIVE TRANSLATION ADJUSTMENTS:          CDN$______

                  (XIV)  TOTAL OF LINES (XI) TO (XIII):               CDN$______

                  (XV)   INTANGIBLE ASSETS:                           CDN$______

                  (XVI)  INVESTMENTS IN UNRESTRICTED SUBSIDIARIES:    CDN$______

                  (XVII) LINES (XV) + LINE (XVI):                     CDN$______

                  (XVIII)LINE (XIV) - LINE (XVII)
                         = TANGIBLE NET WORTH:                        CDN$______

                  (XIX)  LINE (X) + LINE (XVIII)
                         = TOTAL CAPITALIZATION:                      CDN$______

                  (XX)   LINE (X) / LINE (XIX) = NET FUNDED DEBT
                         TO TOTAL CAPITALIZATION:                  _____ TO 1.00

5. I certify that the actual amount of Capex of Cdn$__________ incurred during the Year is no less than the amount required to be spent to maintain the assets of Perkins and the Restricted Subsidiaries at the existing level of operational efficiency, [TO BE INSERTED ONLY ANNUALLY AT THE END OF THE YEAR].

[3./5./6.] I certify that each Credit Party is actively keeping under review its Computer Systems and taking all necessary measures to ensure that all such Computer Systems will be Millennium Compliant before September 30, 1999; [THIS PARAGRAPH WILL NOT BE REQUIRED TO BE INCLUDED AFTER THE FIRST FISCAL QUARTER OF 2000].

[4./6./7.] I certify that I have no knowledge of any Material Adverse Change which has not been cured or waived in writing by or on behalf of the Lenders [EXCEPT...].

[5./7./8.] I certify that I have no knowledge of any Default or Event of Default under the Credit Agreement [EXCEPT FOR THOSE SET FORTH IN THE SCHEDULE HERETO, IN WHICH CASE SUCH SCHEDULE ALSO SETS FORTH THE DATE OF COMMENCEMENT THEREOF AND THE MEASURES BEING TAKEN IN RESPECT THEREOF].

[6./8./9.] I certify, for the purposes of the Subsidiary Guarantee of ICI, that, in accordance with Section 123.66 of the COMPANIES ACT (Quebec), as at _____, 19__(when expressed is US Dollars);

         (a)  the book value of the assets of ICI is:             US$
                                                                     -----------

         (b)  the realization value of the assets of ICI is:      US$
                                                                     -----------

         (c)  the liabilities of ICI is:                          US$
                                                                     -----------

         (d)  the paid-up share capital account of ICI is:        US$
                                                                     -----------

         (e)  the greater of line (a) and line (b) LESS the
              sum of line (c) and line (d) is:
                                                                  US$
                                                                     -----------

and that ICI is able to discharge its liabilities when due.

[THIS PARAGRAPH IS ONLY REQUIRED TO BE INCLUDED IN THE ANNUAL CERTIFICATE
OF ICI]

Signed at                 , this          day of                       19     .
          ----------------       --------        ---------------------   -----

                                    [NAME OF BORROWER]

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

SCHEDULE "O" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent


                        CERTAIN PERMITTED SALES OF ASSETS

                               (Section 11.2.2(c))

- Sale to Cascades Energie inc. or any of its Affiliates for the price of Cdn$5.00 per square meter, up to an amount not expected to exceed Cdn$10,000, of vacant parcels of land located at Kingsey Falls, Province of Quebec.

SCHEDULE "P" to the Credit Agreement dated as of July 23, 1998 among Perkins Papers Ltd. and Industries Cascades Inc. and Cascades Industries, Inc. and the other Restricted Subsidiaries parties thereto from time to time, as Borrowers, and the financial institutions named on the signature pages thereof, as Lenders, with Royal Bank of Canada, as Arranger and as Agent


                              TRANSFER UNDERTAKING
                                 (Section 18.3)

To:      ROYAL BANK OF CANADA
         (the " AGENT")

         [LENDER]

         [LENDER]

         [LENDER]

         (the "LENDERS")

         - and -

         PERKINS PAPERS LTD.

         INDUSTRIES CASCADES INC.

         CASCADES INDUSTRIES, INC.

         [OTHER BORROWERS]

         (the "BORROWERS")

                  WHEREAS the Borrowers did enter into a Credit Agreement dated as of July 23, 1998 (the "CREDIT AGREEMENT"), with the Agent and the Lenders, pursuant to which the Lenders, as defined in the Credit Agreement, subject to the terms and conditions of the Credit Agreement, have agreed to make certain credit facilities available to the Borrowers for an aggregate amount of up to US$145,000,000 or the Equivalent Amount in Canadian Dollars or any combination thereof;

                  WHEREAS pursuant to and in accordance with Section 18.3 of the Credit Agreement, a Lender may assign or transfer all or any of its rights, benefits and obligations under the Credit Agreement by notifying the Agent, the Borrowers and the other Credit Parties and by causing the assignee or transferee to complete, execute and deliver this Transfer Undertaking;

                  WHEREAS, ________________________________________ (the
"TRANSFEROR") wishes to assign and transfer to ___________________________________ (the "PURCHASER") the rights, benefits and obligations of the Transferor under the Credit Agreement specified herein;

                  WHEREAS the Transferor has notified the Agent, the Borrowers and the other Credit Parties of the assignment and transfer contemplated herein;

                  [AND WHEREAS THE RELATED US LENDER/RELATED CANADIAN LENDER OF THE TRANSFEROR IS ALSO CONCURRENTLY ASSIGNING AND TRANSFERRING ITS OWN RIGHTS, BENEFITS AND OBLIGATIONS UNDER THE CREDIT AGREEMENT.]

                  NOTE: THIS FORM OF TRANSFER UNDERTAKING MAY REQUIRE TO BE ADJUSTED IF PAIRED LENDERS DEEM IT APPROPRIATE TO JOINTLY ASSIGN THEIR SHARED COMMITMENT USING A SINGLE FORM OF TRANSFER UNDERTAKING.

                  NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the signatories hereto agree as follows:

1. In this Agreement, and the introductory paragraphs, words and expressions defined in the Credit Agreement have the same respective meaning when used herein.

2. The Transferor assigns and transfers (the "TRANSFER") to the Purchaser, and the Purchaser irrevocably purchases, takes and assumes from the Transferor, and without recourse to the Transferor, effective on _______________ (the "TRANSFER EFFECTIVE DATE") [THE ENTIRE/A PORTION OF THE] Commitment of the Transferor in respect of the Credit Agreement consisting of [A REVOLVING COMMITMENT OF US$____________, A TERM COMMITMENT OF US$____________/AN OVERDRAFT AND L/C COMMITMENT OF US$____________], including, without limitation, all of the related rights, benefits and obligations under the Credit Agreement and all instruments, documents and collateral security, if any, pertaining thereto (the "TRANSFERRED RIGHTS", the "TRANSFERRED BENEFITS", the "TRANSFERRED OBLIGATIONS", as applicable, and collectively, the "TRANSFERRED RIGHTS, BENEFITS AND OBLIGATIONS").

3. The Purchaser and the Transferor acknowledge that arrangements have been made between them as to the portion, if any, of fees received or to be received by the Transferor pursuant to the Credit Agreement and to be paid by the Transferor to the Purchaser.

4. The Purchaser accepts the Transfer, assumes the Transferred Obligations (the "ASSUMPTION") and agrees that it will be bound by the Credit Agreement with respect to the Transferred Rights, Benefits and Obligations as fully as if it had been an original signatory to the Credit Agreement with respect thereto, to the extent that such Transferred Rights, Benefits and Obligations arise or accrue on or after the Transfer Effective Date.

                  NOTE: SECTION 5 TO BE USED ONLY IF LIBOR LOANS, L/C'S OR BANKERS' ACCEPTANCES OF THE TRANSFEROR ARE TO REMAIN OUTSTANDING, SUBJECT TO APPROPRIATE ADJUSTMENTS IF NEEDED TO REFLECT THE ACTUAL AGREEMENT BETWEEN TRANSFEROR AND PURCHASER

[5.      (a)      Included in the Transferred Rights, Benefits and Obligations
                  is the Purchaser's assumed portion of certain Libor Loans, Letters of Credit previously issued by the Transferor and which have not been fully drawn as at the Transfer Effective
                  Date and Bankers' Acceptances previously accepted by the Transferor which mature after the Transfer Effective Date. The
                  Purchaser's assumed portion of such outstanding Libor Loans, Letters of Credit and Bankers' Acceptances is identified on ANNEX A hereto, and is referred to herein as the "PURCHASED
                  LIBOR LOANS, L/C'S AND BANKERS' ACCEPTANCES". The Purchaser hereby requests that the Transferor maintain, and the Transferor hereby agrees to maintain, its existing funding or other arrangements in respect of such Purchased Libor Loans, L/C's and Bankers' Acceptances on behalf of, and for the account of, the Purchaser.

         (b) In consideration for the Transferor's agreement to maintain its existing funding or other arrangements in respect of the Purchased Libor Loans, L/C's and Bankers' Acceptances on behalf of the Purchaser, the Purchaser hereby agrees to pay to the Transferor the principal amount of, and interest on (including, without limitation, the Applicable Margin and any default interest which may be payable thereon pursuant to
                  Section 4.7 of the Credit Agreement), the Purchased Libor Loans, L/C's and Bankers' Acceptances as and when such amounts are or become due and payable (as the result of scheduled payment, voluntary or mandatory prepayment, acceleration or otherwise) from the Borrowers under the terms of the Credit Agreement (each such payment of principal and interest on the Purchased Libor Loans, L/C's and Bankers' Acceptances being referred to herein as a "PURCHASED PAYMENT").

         (c) The Purchaser hereby directs the Borrowers to make each Purchased Payment otherwise due to the Purchaser to the Agent for the account of the Transferor at the time, in the manner and at the Transferor's Branch of Account provided in the Credit Agreement. Notwithstanding anything contained herein to the contrary, neither the failure of a Borrower to make any principal, interest, L/C Fee or Acceptance Fee payment required under the Credit Agreement nor the failure of a Borrower to forward any Purchased Payment to the Transferor shall affect the obligation of the Purchaser to pay the amount of each Purchased Payment to the Agent for the account of the Transferor as and when due, which obligation shall be and remain absolute and unconditional.

         (d) Each Borrower hereby agrees to indemnify the Transferor for any and all amounts to which the Transferor would be entitled under the Credit Agreement with respect to the Purchased Libor Loans, L/C's and Bankers' Acceptances as if the Purchased Libor Loans, L/C's and Bankers' Acceptances remained Libor Loans, L/C's and Bankers' Acceptances of the Transferor thereunder (including, without limitation, amounts payable by the Borrower under Articles VIII, XII and XIII of the Credit Agreement). Nothing contained herein shall limit or modify all obligations of the Borrowers to the Agent, the Purchaser and to all other Lenders in accordance with the terms of the Credit Agreement including, without limitation, all obligations of the Borrowers under Articles VIII, XII and XIII of the Credit Agreement for the benefit of the Purchaser. Nothing herein contained shall be construed or interpreted as requiring a Borrower, once it has paid (I) to the Agent for the account of the Transferor any amount referred to above to pay the same amount to the Purchaser and/or (II) either to the Agent for the account of the Transferor or the Purchaser the face amount of any Purchased Libor Loans, L/C's and Bankers' Acceptances, to pay the same amount to the other.

         (e) Notwithstanding anything contained herein to the contrary, upon the termination of the term of the Purchased Libor Loans and Bankers' Acceptances (whether at their stated maturity or otherwise), and the full drawing of the outstanding amount under all Purchased L/C's, the Transferor shall have no obligation to the Borrower or to the Purchaser to accept, make, fund or maintain any Libor Loans, L/C's or Bankers' Acceptances with respect to the Transferred Obligations. In the event that a Borrower fails to indemnify the Transferor pursuant to subparagraph 5(d) above, the Purchaser agrees to pay to the Transferor, in immediately available funds, an amount equal to the amount the said Borrower is so obligated to pay. No such payment of any such amounts by the Purchaser shall relieve a Borrower from its obligations hereunder and under the Credit Agreement with respect to such Purchased Libor Loans, L/C's and Bankers' Acceptances.]

[5/6].            The Transfer and the Assumption are governed by and subject to
Section 18.3 of the Credit Agreement and is made without novation.

[6/7].            The Purchaser acknowledges and confirms that it is satisfied with the form and substance of the Credit Agreement and that it has not relied upon and that the Transferor and/or the Agent has/have not made any representation or warranty whatsoever as to the due execution, legality, effectiveness, validity or enforceability of the Credit Agreement or any other documentation or information delivered by the Transferor and/or the Agent to the Purchaser in connection therewith or for the performance thereof by any party thereto or for the financial condition of any Borrower. All representations, warranties and conditions expressed or implied by law or otherwise are hereby excluded.

[7/8].            The Purchaser represents and warrants [THAT IT IS NOT A
NON-RESIDENT WITHIN THE MEANING OF THE INCOME TAX ACT (CANADA), THAT ITS RELATED US LENDER/RELATED CANADIAN LENDER IS _______________ AND] that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrowers and has not relied and will not hereafter rely on the Transferor and/or any of the Agents to appraise or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of the Borrowers.

[8/9].            Each of the Transferor and the Purchaser represents and
warrants to the other, and to each of the Agents, the Lenders and the Borrowers that it has the capacity and power to enter into the Transfer and the Assumption in accordance with the terms hereof and to perform its obligations arising therefrom, and all action required to authorize the execution and delivery hereof and the performance of such obligations has been duly taken.

[9/10].           As a condition precedent to the effectiveness of the Transfer and Assumption contemplated hereby, a processing and recordation fee in the amount of US$3,500 shall be paid by the [TRANSFEROR/PURCHASER] to the Agent.

[10/11].          This Transfer Undertaking may be executed in two or more
counterparts, each of which may be communicated by telecopier or otherwise and shall be considered an original and all of which together shall constitute one and the same instrument.

[11/12].          This Transfer  Undertaking  shall be governed by and construed in accordance with the laws of the Province of Quebec, Canada.

                  The parties confirm having requested that this Transfer Undertaking and all related documents be drawn up in the English language./LES PARTIES CONFIRMENT AVOIR REQUIS QUE CET ENGAGEMENT DE TRANSFERT ET TOUS LES DOCUMENTS S'Y RAPPORTANT SOIENT REDIGES EN LANGUE ANGLAISE.

    DATED as of the                       day of                      19     .
                     ---------------------        --------------------   -----

                                          [  TRANSFEROR  ]


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                          [  PURCHASING INSTITUTION  ]


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

[SIGNATURES OF BORROWERS ARE ONLY NEEDED PRIOR TO AN EVENT OF DEFAULT]

                                      CONSENTED TO AND ACKNOWLEDGED:

                                      PERKINS PAPERS LTD.

                                By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                      INDUSTRIES CASCADES INC.

                                By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                      CASCADES INDUSTRIES, INC.

                                By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                      [OTHER BORROWER]

                                By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                     ANNEX A
                             TO TRANSFER UNDERTAKING
                              PURCHASED LIBOR LOANS


                             Libor Rate
PRINCIPAL AMOUNT             (INCLUDING APPLICABLE MARGIN)      EXPIRY OF LIBOR INTEREST PERIOD
----------------             -----------------------------      -------------------------------






                          PURCHASED L/C'S


                                                                AMOUNT OUTSTANDING AS AT TRANSFER
PRINCIPAL AMOUNT              DATE OF ISSUE                     EFFECTIVE DATE
----------------              --------------                    ----------------------------------


                         PURCHASED BANKERS' ACCEPTANCES

PRINCIPAL AMOUNT              ACCEPTANCE FEE                    TERM OF BANKERS' ACCEPTANCES
----------------              --------------                    ----------------------------


                              TRANSFER UNDERTAKING
                                  (Section 3.1)


To:      ROYAL BANK OF CANADA
         (the "Agent")

         - and -

         PERKINS PAPERS LTD.

         INDUSTRIES CASCADES, INC.

         CASCADES INDUSTRIES, INC.

         (the "BORROWERS")


          WHEREAS the Borrowers did enter into a Credit Agreement dated as of July 23, 1998 (the "Credit Agreement"), with the Agent and the Lenders, pursuant to which the Lenders, as defined in the Credit Agreement, subject to the terms and conditions of the Credit Agreement, have agreed to make certain credit facilities available to the Borrowers for an aggregate amount of up to US$145,000,000 or the Equivalent Amount in Canadian Dollars or any combination thereof;

          WHEREAS Comerica Bank-Canada has been duly incorporated by Letter Patent under The Bank Act (Canada) and is now eligible as a Related Canadian Lender under the Credit Agreement;

          WHEREAS pursuant to and in accordance with Section 3.1 of the Credit Agreement, Comerica Bank as a Lender may transfer certain of its rights, benefits and obligations under the Credit Agreement to Comerica Bank-Canada so that both shall become Paired Lenders for the purposes of the Credit Agreement having shared Commitments in respect of the Revolving Facility and the Term Facility;

          WHEREAS by copy hereof Comerica Bank will notify the Agent and the Borrowers of the transfer contemplated herein;

          NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the signatories hereto agree as follows:

1. In this Agreement, and the introductory paragraphs, words and expressions defined in the Credit Agreement have the same respective meaning when used herein.

2. Comerica Bank (the "Transferor") assigns and transfers (the "Transfer") to Comerica Bank-Canada (the "Purchaser"), and the Purchaser irrevocably purchases, takes and assumes from the Transferor, and without recourse to the Transferor, effective on November 23, 1998 (the "Transfer Effective Date") a portion of the Commitment of the Transferor in respect of the Credit Agreement consisting of Borrowings by the Canadian Borrowers under a Revolving Commitment of US$600,000.00 and a Term Commitment of US$12,400,000.00; including, without limitation, all of the related rights, benefits and obligations under the Credit Agreement and all instruments, documents and collateral security, if any, pertaining thereto (the "Transferred Rights", the "Transferred Benefits", the "Transferred Obligations", as applicable, and collectively, the "Transferred Rights, Benefits and Obligations"), but specifically excluding the US$5,000,000.00 US Overdraft Facility.

3. Transferor and Purchaser agree that they will be Paired Lenders for the purposes of the Credit Agreement having shared Commitments in respect of the Revolving Facility and the Term Facility. The Purchaser and the Transferor acknowledge that arrangements have been made between them as to the portion, if any, of fees received or to be received by the Transferor pursuant to the Credit Agreement and to be paid by the Transferor to the Purchaser.

4. The Purchaser accepts the Transfer, assumes the Transferred Obligations (the "Assumption") and agrees that it will be bound by the Credit Agreement with respect to the Transferred Rights, Benefits and Obligations as fully as if it had been an original signatory to the Credit Agreement with respect thereto, to the extent that such Transferred Rights, Benefits and Obligations arise or accrue on or after the Transfer Effective Date.

5. The Purchaser acknowledges and confirms that it is satisfied with the form and substance of the Credit Agreement and that it has not relied upon and that the Transferor and/or the Agent has/have not made any representation or warranty whatsoever as to the due execution, legality, effectiveness, validity or enforceability of the Credit Agreement or any other documentation or information delivered by the Transferor and/or the Agent to the Purchaser in connection therewith or for the performance thereof by any party thereto or for the financial condition of any Borrower. All representations, warranties and conditions expressed or implied by law or otherwise are hereby excluded.

6. The Purchaser represents and warrants that it is not a non-resident within the meaning of the Income Tax Act (Canada), that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrowers and has not relied and will not hereafter rely on the Transferor and/or any of the Agents to appraise or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of the Borrowers.

7. Each of the Transferor and the Purchaser represents and warrants to the other, and to each of the Agents and the Borrowers that it has the capacity and power to enter into the Transfer in accordance with the terms hereof and to perform its obligations arising therefrom, and all action required to authorize the execution and delivery hereof and the performance of such obligations has been duly taken.

8. This Transfer Undertaking may be executed in two or more counterparts, each of which may be communicated by telecopier or otherwise and shall be considered an original and all of which together shall constitute one and the same instrument.

9. This Transfer Undertaking shall be governed by and construed in accordance with the laws of the Province of Quebec, Canada.

          The parties confirm having requested that this Transfer Undertaking and all related documents be drawn up in the English language./Les parties confirment avoir requis que cet engagement de transfert and tous les documents s'y rapportant soient rediges en langue anglaise.

          DATED as of the 23rd day of November, 1998.

                                            COMERICA BANK

                                  By:        /s/ DARLENE PERSONS
                                            ------------------------------------
                                            Name:     Darlene Persons
                                            Title:    Vice President

                                            COMERICA BANK-CANADA

                                  By:        /s/ PHILIP H. BUXTON
                                            ------------------------------------
                                            Name:     Philip H. Buxton
                                            Title:    Managing Director and CEO

                                            ACKNOWLEDGED:

                                            ROYAL BANK OF CANADA ("Agent")

                                  By:        /s/ M. E. GAMES
                                            -----------------------------------
                                            Name:     M. E. Games
                                            Title:    Manager Agency



                                            PERKINS PAPERS LTD.

                                  By:        /s/ SUZANNE BLANCHERT
                                            ------------------------------------
                                            Name:     Suzanne Blanchert
                                            Title:    President & CEO

                                            INDUSTRIES CASCADE INC.

                                  By:        /s/ RICHARD BOIVIN
                                            ------------------------------------
                                            Name:     Richard Boivin
                                            Title:    Tresorier

                                            CASCADES INDUSTRIES, INC.

                                  By:        /s/ RICHARD BOIVIN
                                            ------------------------------------
                                            Name:     Richard Boivin
                                            Title:    Tresorier